Exhibit 4.1

AMENDMENT AND RESTATEMENT AGREEMENT dated as of May 11, 2017, among L BRANDS, INC. (formerly LIMITED BRANDS, INC.), a Delaware corporation (the “Company”), the BORROWING SUBSIDIARIES party hereto, the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., (a) in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”) under the Amended and Restated Five-Year Revolving Credit Agreement dated as of July 18, 2014, as amended by Amendment No. 1 thereto dated as of April 21, 2015 (the “Existing Revolving Credit Agreement”), among the Company, the lenders party thereto, and the Administrative Agent and (b) as Collateral Agent under the Loan Documents (in such capacity, the “Collateral Agent”).

WHEREAS the Company has requested, and the undersigned Lenders have agreed, upon the terms and subject to the conditions set forth herein, that the Existing Revolving Credit Agreement be amended and restated as provided herein.

NOW, THEREFORE, the Company, the undersigned Lenders, the Administrative Agent and the Collateral Agent hereby agree as follows:

SECTION 1. Defined Terms. (a) Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Restated Revolving Credit Agreement referred to below.

(b) As used in this Agreement, the following terms have the meanings specified below:

“Existing” when used in reference to any defined term for a Person or thing, refers to such Person or thing under the Existing Revolving Credit Agreement (e.g., “Existing” Lender refers to a Lender under, and as defined in, the Existing Revolving Credit Agreement).

“New Lender” means (a) any financial institution that is not an Existing Lender but that is to become a Lender on the Restatement Effective Date with the consent of each of the Company, the Administrative Agent and the Issuing Banks or (b) any Existing Lender whose Commitment on the Restatement Effective Date is to exceed its Existing Commitment with the consent of such Existing Lender, the Company and the Administrative Agent.

“Restatement Effective Date” means the date that the conditions set forth or referred to in Section 6 hereof shall be satisfied or waived.

“Restatement Lenders” has the meaning set forth in Section 4(a) hereof.

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SECTION 2. Restatement Effective Date. The transactions provided for in Sections 3 and 4 hereof shall be consummated at a closing to be held (i) at the offices of Cravath, Swaine & Moore LLP or (ii) via telephone conference, as the Company and the Administrative Agent may agree.

SECTION 3. Amendment and Restatement of the Existing Revolving Credit Agreement; Loans and Letters of Credit.

(a) Effective on the Restatement Effective Date, the Existing Revolving Credit Agreement is hereby amended and restated to read in its entirety as set forth in Exhibit A hereto (the “Restated Revolving Credit Agreement”). From and after the effectiveness of such amendment and restatement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used in the Restated Revolving Credit Agreement, shall, unless the context otherwise requires, refer to such Restated Revolving Credit Agreement.

(b) Subject to Section 4 below, all Existing Letters of Credit outstanding under the Existing Revolving Credit Agreement on the Restatement Effective Date shall continue to be outstanding and in effect under the Restated Revolving Credit Agreement and, on and after the Restatement Effective Date, the terms of the Restated Revolving Credit Agreement will govern the rights and obligations of the Company, the Borrowing Subsidiaries, the Revolving Lenders, the Issuing Banks, the Collateral Agent and the Administrative Agent with respect thereto.

(c) Subject to Section 4 below, effective on the Restatement Effective Date, each Restatement Lender shall be a party to the Restated Revolving Credit Agreement, together with the Company, the Borrowing Subsidiaries, the Administrative Agent, the Collateral Agent and the Issuing Banks, and the Restated Revolving Credit Agreement shall govern the rights and obligations of the parties thereto with respect to the Commitments and the Revolving Credit Exposure; provided that the foregoing shall not be construed to discharge or release the Company from any obligations owed to any Existing Lender or Issuing Bank under the Existing Revolving Credit Agreement, which shall remain owing under the Restated Revolving Credit Agreement.

(d) Effective on the Restatement Effective Date, (a) L (Overseas) Holdings LP, an Alberta limited partnership (“LOHLP”), (b) Bath & Body Works (Canada) Corp., a Nova Scotia company (“BBWC”), (c) Victoria’s Secret UK Limited, a company organized under the laws of England and Wales (“VSUK”), (d) Mast Industries (Far East) Limited, a Hong Kong corporation (“MFE”) and (e) LB Full Assortment HK Limited, a Hong Kong corporation (“LBFA”), shall constitute “Borrowing Subsidiaries” under the Restated Revolving Credit Agreement.

(e) From and after the Restatement Effective Date, all references in the Restated Revolving Credit Agreement to “the date hereof”, “the date of this Agreement” or other words or phrases of similar import shall refer to the date of this Agreement.

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SECTION 4. Commitments and Revolving Credit Exposure; Certain Commitment Terminations and Reductions; Etc. (a) Effective upon the Restatement Effective Date (i) each Existing Lender and New Lender that, on or prior to 12 p.m. (New York City time) on May 11, 2017 (subject to extension by the Administrative Agent and the Company, the “Cutoff Time”), has executed and delivered to the Administrative Agent (or its counsel) a counterpart of this Agreement (or evidence thereof as contemplated by Section 6(a) below) (each such Existing Lender or New Lender, a “Restatement Lender”) shall be a Lender under the Restated Revolving Credit Agreement, and, in the case of each such Existing Lender, its Existing Commitment shall be a Commitment thereunder, in each case of the Class or Classes set forth in Schedule 2.01 of the Restated Revolving Credit Agreement, (ii) each New Lender shall be a Lender thereunder with a Commitment not exceeding the amount specified in its commitment advice to the Administrative Agent, in each case of the Class or Classes set forth in Schedule 2.01 of the Restated Revolving Credit Agreement, (iii) each Existing Lender that, on or prior to the Cutoff Time, has not executed and delivered to the Administrative Agent (or its counsel) a counterpart of this Agreement (or evidence thereof as contemplated by Section 6(a) below) shall cease to be a party to the Restated Revolving Credit Agreement, and its Existing Commitment, and its participation or obligation to acquire participations in Letters of Credit, shall terminate and (iv) each Multicurrency Tranche Revolving Lender shall have a participation or obligation to acquire a participation in each Letter of Credit equal to its Applicable Percentage in respect of the Multicurrency Tranche Revolving Commitments thereof.

(b) Immediately after giving effect to the amendment and restatement of the Existing Revolving Credit Agreement on the Restatement Effective Date, if the aggregate amount of Commitments exceeds $1,000,000,000, then the Commitments shall be reduced by the amount of such excess. Any such reduction shall be allocated pro rata among the Lenders except as otherwise determined by the Administrative Agent based on indications from Lenders that do not wish to have their Commitments reduced and to give effect to any New Lenders.

(c) The Administrative Agent is hereby authorized to prepare Schedule 2.01 to the Restated Revolving Credit Agreement, reflecting the Commitments as of the Restatement Effective Date after giving effect to any termination of Existing Commitments and any allocation of Commitments between US Dollar Tranche Revolving Commitments and the Multicurrency Tranche Revolving Commitments pursuant to paragraph (a) above and any reduction of Commitments pursuant to paragraph (b) above. Promptly after the Restatement Effective Date, the Administrative Agent shall make available to the Company and the Lenders copies of Schedule 2.01 thereto so prepared by it, and the amounts reflected therein shall be conclusive absent demonstrable error.

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SECTION 5. Representations and Warranties. The Company represents and warrants that:

(a) As of the Restatement Effective Date, the representations and warranties set forth in the Restated Revolving Credit Agreement and the Collateral Agreement are true and correct with the same effect as if made on the Restatement Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties are true and correct as of such earlier date).

(b) As of the Restatement Effective Date, no Default under the Restated Revolving Credit Agreement has occurred and is continuing.

SECTION 6. Conditions. The consummation of the transactions set forth in Sections 3 and 4 of this Agreement shall be subject to the satisfaction (or waiver by the Administrative Agent and the Restatement Lenders) of the following conditions precedent:

(a) The Administrative Agent (or its counsel) shall have received from each of the Borrowers and the Restatement Lenders (which Restatement Lenders shall include Existing Lenders that constitute Existing Required Lenders) either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received a written opinion dated the Restatement Effective Date of (i) Davis Polk & Wardwell LLP, New York counsel for the Borrowers, substantially in the form of Exhibit B, (ii) Osler, Hoskin & Harcourt LLP, Alberta and Ontario counsel for the Borrowers, substantially in the form of Exhibit C, (iii) Stewart McKelvey, Nova Scotia counsel for the Borrowers, substantially in the form of Exhibit D, (iv) Davis Polk & Wardwell London LLP, English counsel for the Borrowers, substantially in the form of Exhibit E, and (v) Davis Polk & Wardwell, Hong Kong counsel for the Borrowers, substantially in the form of Exhibit F, and covering such other matters relating to the Borrowers and this Agreement as the Administrative Agent shall reasonably request. The Borrowers hereby request such counsel to deliver such opinion.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrowers, the authorization by the Borrowers of the transactions contemplated hereby and any other legal matters relating to the Borrowers or the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

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(d) The Administrative Agent shall have received a certificate, dated the Restatement Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming the representations and warranties set forth in paragraphs (a) and (b) of Section 5 of this Agreement.

(e) The Administrative Agent shall have received (i) all fees and other amounts due and payable on or prior to the Restatement Effective Date, including, to the extent invoiced at least one Business Day prior to the Restatement Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers under any Loan Document, (ii) all accrued and unpaid interest, commitment fees and participation fees under the Existing Revolving Credit Agreement and (iii) the prepayments, if any, required to be made pursuant to Section 7 hereof.

(f) The Administrative Agent shall have received all documentation and other information reasonably requested by it to satisfy the requirements of bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

(g) After giving effect to the transactions contemplated hereby, the total Commitments shall not be less than $1,000,000,000; provided that the condition set forth in this paragraph may be waived by the Company.

The Administrative Agent shall notify the Company and the Lenders of the Restatement Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the consummation of the transactions set forth in Sections 3 and 4 of this Agreement shall not become effective unless each of the foregoing conditions is satisfied (or waived by the Restatement Lenders) at or prior to 6:00 p.m., New York City time, on May 11, 2017 (and, in the event such conditions are not so satisfied or waived, this Agreement shall terminate at such time and, for the avoidance of doubt, the Existing Revolving Credit Agreement shall remain in full force and effect).

SECTION 7. Prepayments. If, after giving effect to the transactions contemplated hereby on the Restatement Effective Date, there are any Existing Loans outstanding, then the Company shall, on the Restatement Effective Date, prepay all such Existing Loans (it being understood that such prepayment may be financed by a simultaneous borrowing of Revolving Loans in accordance with the Restated Revolving Credit Agreement). The undersigned Lenders hereby waive any requirement of prior notice of any such prepayment.

SECTION 8. Fees. The Company agrees to pay to the Administrative Agent, for the account of each Restatement Lender, a fee in an amount previously agreed. Such fee shall be due and payable on the Restatement Effective Date.

SECTION 9. Expenses. The Company agrees to reimburse each of the Administrative Agent and the Collateral Agent for the out-of-pocket expenses incurred by it in connection with the transactions contemplated hereby, including the reasonable

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fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent and the Collateral Agent.

SECTION 10. Reaffirmation. Each of the Borrowers and the Subsidiary Loan Parties (collectively, the Borrowers and such Subsidiary Loan Parties, the “Reaffirming Loan Parties”) hereby acknowledges that it expects to receive substantial direct and indirect benefits as a result of this Agreement and the transactions contemplated hereby. Each Reaffirming Loan Party hereby further (a) confirms its guarantees, pledges and grants of security interests, as applicable, under each of the Loan Documents to which it is party and (b) agrees that, notwithstanding the effectiveness of this Agreement and the transactions contemplated hereby, such guarantees, pledges and grants of security interests shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties.

SECTION 11. Counterparts; Amendments. This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrowers, the Administrative Agent, the Collateral Agent and the Restatement Lenders. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 12. Notices. All notices hereunder shall be given in accordance with the provisions of Section 8.01 of the Restated Revolving Credit Agreement.

SECTION 13. Applicable Law; Waiver of Jury Trial. (A) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(B) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 8.10 OF THE RESTATED REVOLVING CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN.

SECTION 14. Headings. The Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

L BRANDS, INC.

by

/s/ Timothy J. Faber
Name:	Timothy J. Faber
Title:	Senior Vice President and Treasurer

L (OVERSEAS) HOLDINGS LP

by

/s/ Timothy J. Faber
Name:	Timothy J. Faber
Title:	Senior Vice President, Overseas Holdings, Inc., as General Partner; and Senior Vice President, L Brands (Overseas) Inc., as General Partner

BATH & BODY WORKS (CANADA) CORP.

by

/s/ Timothy J. Faber
Name:	Timothy J. Faber
Title:	Senior Vice President and Treasurer

VICTORIA’S SECRET UK LIMITED

by

/s/ Timothy J. Faber
Name:	Timothy J. Faber
Title:	Director

[Signature Page to Amendment and Restatement Agreement]

MAST INDUSTRIES (far EAST) LIMITED

by

/s/ Timothy J. Faber
Name:	Timothy J. Faber
Title:	Director

LB FULL ASSORTMENT HK LIMITED

by

/s/ Timothy J. Faber
Name:	Timothy J. Faber
Title:	Director

Bath & Body Works Brand Management, Inc.

by

/s/ Timothy J. Faber
Name:	Timothy J. Faber
Title:	Senior Vice President and Treasurer

Bath & Body Works Direct, Inc.

by

/s/ Timothy J. Faber
Name:	Timothy J. Faber
Title:	Senior Vice President and Treasurer

[Signature Page to Amendment and Restatement Agreement]

Bath & Body Works, LLC

by

/s/ Timothy J. Faber
Name:	Timothy J. Faber
Title:	Senior Vice President and Treasurer

beautyAvenues, LLC

by

/s/ Timothy J. Faber
Name:	Timothy J. Faber
Title:	Senior Vice President and Treasurer

Intimate Brands Holding, LLC

by

/s/ Timothy J. Faber
Name:	Timothy J. Faber
Title:	Senior Vice President and Treasurer

Intimate Brands, Inc.

by

/s/ Timothy J. Faber
Name:	Timothy J. Faber
Title:	Senior Vice President and Treasurer

L Brands Direct Fulfillment, Inc.

by

/s/ Timothy J. Faber
Name:	Timothy J. Faber
Title:	Senior Vice President and Treasurer

[Signature Page to Amendment and Restatement Agreement]

L Brands Service Company, LLC

by

/s/ Timothy J. Faber
Name:	Timothy J. Faber
Title:	Senior Vice President and Treasurer

L Brands Store Design & Construction, Inc.

by

/s/ Timothy J. Faber
Name:	Timothy J. Faber
Title:	Senior Vice President and Treasurer

La Senza, Inc.

by

/s/ Timothy J. Faber
Name:	Timothy J. Faber
Title:	Senior Vice President and Treasurer

Mast Industries, Inc.

by

/s/ Timothy J. Faber
Name:	Timothy J. Faber
Title:	Senior Vice President and Treasurer

Victoria’s Secret Direct Brand Management, LLC

by

/s/ Timothy J. Faber
Name:	Timothy J. Faber
Title:	Senior Vice President and Treasurer

[Signature Page to Amendment and Restatement Agreement]

Victoria’s Secret Stores Brand Management, Inc.

by

/s/ Timothy J. Faber
Name:	Timothy J. Faber
Title:	Senior Vice President and Treasurer

Victoria’s Secret Stores, LLC

by

/s/ Timothy J. Faber
Name:	Timothy J. Faber
Title:	Senior Vice President and Treasurer

[Signature Page to Amendment and Restatement Agreement]

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent and Collateral Agent,

by

/s/ Tony Yung
Name:	Tony Yung
Title:	Executive Director

[Signature Page to Amendment and Restatement Agreement]

LENDERS UNDER THE CREDIT AGREEMENT

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT DATED AS OF MAY 11, 2017, RELATING TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT REFERRED TO THEREIN AMONG L BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

Bank of America, N.A.

By:	/s/ Carlos Medina
	Name:	Carlos Medina
	Title:	Director

[Signature Page to Amendment and Restatement Agreement]

LENDERS UNDER THE CREDIT AGREEMENT

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT DATED AS OF MAY 11, 2017, RELATING TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT REFERRED TO THEREIN AMONG L BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

CITIBANK, N.A.

By:	/s/ Michael Vondriska
	Name:	Michael Vondriska
	Title:	Vice President

[Signature Page to Amendment and Restatement Agreement]

LENDERS UNDER THE CREDIT AGREEMENT

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT DATED AS OF MAY 11, 2017, RELATING TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT REFERRED TO THEREIN AMONG L BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

HSBC Bank USA, N.A.

By:	/s/ Nicholas Lotz
	Name:	Nicholas Lotz
	Title:	Director

[Signature Page to Amendment and Restatement Agreement]

LENDERS UNDER THE CREDIT AGREEMENT

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT DATED AS OF MAY 11, 2017, RELATING TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT REFERRED TO THEREIN AMONG L BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

Wells Fargo Bank, N.A.

By:	/s/ Irena Stavreska
	Name:	Irena Stavreska
	Title:	Director

[Signature Page to Amendment and Restatement Agreement]

LENDERS UNDER THE CREDIT AGREEMENT

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT DATED AS OF MAY 11, 2017, RELATING TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT REFERRED TO THEREIN AMONG L BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

Barclays Bank PLC

By:	/s/ Regina Tarone
	Name:	Regina Tarone
	Title:	Managing Director

[Signature Page to Amendment and Restatement Agreement]

LENDERS UNDER THE CREDIT AGREEMENT

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT DATED AS OF MAY 11, 2017, RELATING TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT REFERRED TO THEREIN AMONG L BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

Industrial & Commercial Bank of China Ltd., New York Branch

By:	/s/ Pinyen Shih
	Name:	Pinyen Shih
	Title:	Executive Director

By:	/s/ Xiaoyu Yang
	Name:	Xiaoyu Yang
	Title:	Vice President

[Signature Page to Amendment and Restatement Agreement]

LENDERS UNDER THE CREDIT AGREEMENT

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT DATED AS OF MAY 11, 2017, RELATING TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT REFERRED TO THEREIN AMONG L BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

KeyBank National Association

By:	/s/ Marianne T. Meil
	Name:	Marianne T. Meil
	Title:	Senior Vice President

[Signature Page to Amendment and Restatement Agreement]

LENDERS UNDER THE CREDIT AGREEMENT

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT DATED AS OF MAY 11, 2017, RELATING TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT REFERRED TO THEREIN AMONG L BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

MIZUHO BANK, LTD.

By:	/s/ Tracy Rahn
	Name:	Tracy Rahn
	Title:	Authorized Signatory

[Signature Page to Amendment and Restatement Agreement]

LENDERS UNDER THE CREDIT AGREEMENT

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT DATED AS OF MAY 11, 2017, RELATING TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT REFERRED TO THEREIN AMONG L BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Conan Schleicher
	Name:	Conan Schleicher
	Title:	Senior Vice President

[Signature Page to Amendment and Restatement Agreement]

LENDERS UNDER THE CREDIT AGREEMENT

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT DATED AS OF MAY 11, 2017, RELATING TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT REFERRED TO THEREIN AMONG L BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

PNC Bank, National Association

By:	/s/ Douglas H. Klamfoth
	Name:	Douglas H. Klamfoth
	Title:	Senior Vice President

[Signature Page to Amendment and Restatement Agreement]

LENDERS UNDER THE CREDIT AGREEMENT

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT DATED AS OF MAY 11, 2017, RELATING TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT REFERRED TO THEREIN AMONG L BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

SANTANDER BANK, N.A.

By:	/s/ Andres Barbosa
	Name:	Andres Barbosa
	Title:	Executive Director

[Signature Page to Amendment and Restatement Agreement]

LENDERS UNDER THE CREDIT AGREEMENT

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT DATED AS OF MAY 11, 2017, RELATING TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT REFERRED TO THEREIN AMONG L BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

Standard Chartered Bank

By:	/s/ Daniel Mattern
	Name:	Daniel Mattern
	Title:	Associate Director Standard Chartered Bank

[Signature Page to Amendment and Restatement Agreement]

LENDERS UNDER THE CREDIT AGREEMENT

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT DATED AS OF MAY 11, 2017, RELATING TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT REFERRED TO THEREIN AMONG L BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

THE BANK OF NOVA SCOTIA

By:	/s/ Sangeeta Shah
	Name:	Sangeeta Shah
	Title:	Director

[Signature Page to Amendment and Restatement Agreement]

LENDERS UNDER THE CREDIT AGREEMENT

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT DATED AS OF MAY 11, 2017, RELATING TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT REFERRED TO THEREIN AMONG L BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

THE HUNTINGTON National Bank

By:	/s/ Dan Swanson
	Name:	Dan Swanson
	Title:	Assistant Vice President

[Signature Page to Amendment and Restatement Agreement]

LENDERS UNDER THE CREDIT AGREEMENT

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT DATED AS OF MAY 11, 2017, RELATING TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT REFERRED TO THEREIN AMONG L BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

TD Bank, N.A.

By:	/s/ Craig Welch
	Name:	Craig Welch
	Title:	Senior Vice President

[Signature Page to Amendment and Restatement Agreement]

EXHIBITS

Exhibits

Exhibit A	Amended and Restated Five-Year Revolving Credit Agreement

Exhibit B	Form of Opinion of Davis Polk & Wardwell LLP, New York counsel for the Borrowers

Exhibit C	Form of Opinion of Osler, Hoskin & Harcourt LLP, Alberta and Ontario counsel for the Borrowers

Exhibit D	Form of Opinion of Stewart McKelvey, Nova Scotia counsel for the Borrowers

Exhibit E	Form of Opinion of Davis Polk & Wardwell London LLP, English counsel for the Borrowers

Exhibit F	Form of Opinion of Davis Polk & Wardwell, Hong Kong counsel for the Borrowers

Exhibit A

AMENDED AND RESTATED

FIVE-YEAR REVOLVING CREDIT AGREEMENT

dated as of

May 11, 2017

Amending and Restating the

Five-Year Revolving Credit Agreement

dated as of July 18, 2014,

among

L BRANDS, INC. (formerly Limited Brands, Inc.),

The Borrowing Subsidiaries Party Hereto,

The Lenders Party Hereto

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and Collateral Agent

______________________________________________

JPMORGAN CHASE BANK, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, CITIGROUP GLOBAL MARKETS INC.,
HSBC SECURITIES (USA) INC. and WELLS FARGO SECURITIES, LLC

as Joint Lead Arrangers and Joint Bookrunners

and

BANK OF AMERICA, N.A.,

CitiBANK, N.A., HSBC BANK USA, N.A. and WELLS FARGO BANK, N.A.

as Co-Syndication Agents

and

BARCLAYS BANK PLC, INDUSTRIAL & COMMERCIAL BANK OF CHINA LTD., NEW YORK BRANCH, KEYBANK NATIONAL ASSOCIATION, MIZUHO BANK, LTD. and U.S. BANK NATIONAL ASSOCIATION
as Co-Documentation Agents

TABLE OF CONTENTS

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Schedule 2.01 – Commitments

Schedule 3.05 – Disclosed Matters

Schedule 3.07 – Consolidated Domestic Subsidiaries

Schedule 5.08 – Existing Liens

Schedule 5.19 – Restrictive Agreements

EXHIBITS:

Exhibit A – Form of Assignment and Assumption

Exhibit B-1 – Form of Additional Borrower Agreement

Exhibit B-2 – Form of Borrowing Subsidiary Termination

Exhibit C-1 – Form of Pari Passu Intercreditor Agreement

Exhibit C-2 – Form of Junior Lien Intercreditor Agreement

AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT (the “Agreement”) dated as of May 11, 2017, among L BRANDS, INC., a Delaware corporation, the BORROWING SUBSIDIARIES party hereto, the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

Reference is made to the Amendment and Restatement Agreement (the “Restatement Agreement”) dated as of May 11, 2017, relating to the Amended and Restated Five-Year Revolving Credit Agreement dated as of July 18, 2014, as amended by Amendment No. 1 thereto dated as of April 21, 2015 (the “Existing Credit Agreement”), among L Brands, Inc. (formerly Limited Brands, Inc.), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Pursuant to the Restatement Agreement, the Existing Credit Agreement is being amended and restated in the form hereof.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, is bearing interest at a rate determined by reference to the Alternate Base Rate.

“Additional Borrower Agreement” has the meaning set forth in Section 2.20.

“Additional Borrowers” means, at any time, with respect to the Commitments, Loans and Letters of Credit of any Class, each of the wholly-owned Subsidiaries of the Company that has been designated as an Additional Borrower in respect of such Class pursuant to Section 2.20, an Incremental Facility Agreement or a Local Facility Amendment.

“Additional Currency Agreement” has the meaning set forth in Section 2.20.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Percentage; provided that, notwithstanding the foregoing, the Adjusted LIBO Rate shall at no time be less than 0%.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder, and its Affiliates in such capacity.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means the Administrative Agent and the Collateral Agent.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% per annum and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in dollars with a maturity of one month plus 1% per annum; provided, that for purposes of this definition, Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate on such day for deposits in dollars with a maturity of one month (or, if the LIBO Screen Rate is not available for such one month maturity, the Interpolated Rate) at approximately 11:00 a.m., London time. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. Notwithstanding the foregoing, the Alternate Base Rate shall at no time be less than 0% per annum.

“Amendment No. 1” means Amendment No. 1 to the Credit Agreement, dated as of April 21, 2015, among the Company, the Borrowing Subsidiaries party thereto, the Lenders party thereto and the Administrative Agent.

“Anti-Corruption Laws” means FCPA, the U.K. Bribery Act 2010 and all other laws, rules and regulations of any jurisdiction concerning or relating to bribery, corruption or money laundering, in each case to the extent applicable to the Company and its Subsidiaries.

“Applicable Creditor” has the meaning set forth in Section 8.18(b).

“Applicable Percentage” means, with respect to any US Dollar Tranche Revolving Lender, Multicurrency Tranche Revolving Lender or any Lender of any other Class, the percentage of the total US Dollar Tranche Revolving Commitments, Multicurrency Tranche Revolving Commitments or Commitments of any other Class, as applicable, represented by such Lender’s US Dollar Tranche Revolving Commitment, Multicurrency Tranche Revolving Commitment or Commitment of any other Class. If the US Dollar Tranche Revolving Commitments, Multicurrency Tranche Revolving Commitments or Commitments of any other Class have terminated or expired, the Applicable Percentages shall be determined based upon the US Dollar Tranche Revolving Commitments, Multicurrency Tranche Revolving Commitments or Commitments of any other Class most recently in effect, giving effect to any assignments.

“Applicable Rate” means, for any day, with respect to any Eurodollar, CDOR Rate or HIBO Rate Revolving Loan, ABR or Canadian Prime Rate Loan or with respect to the participation fees payable hereunder in respect of Letters of Credit and commitment fees payable hereunder in respect of the Commitments, as the case may be, the applicable rate per annum set forth below under the caption “Eurodollar (LIBO Rate) / CDOR Rate / HIBO Rate Spread”, “ABR / Canadian Prime Rate Spread”, “LC Participation Fee Rate” or “Commitment Fee Rate”, as the case may be, based upon the Company’s Credit Ratings applicable on such date:

Credit Rating (Moody’s/S&P/Fitch):	Eurodollar (LIBO Rate) / CDOR Rate / HIBO Rate Spread	ABR / Canadian Prime Rate Spread	Commitment Fee Rate	LC Participation Fee Rate
Category 1 ≥ Baa2/BBB/BBB	1.00%	0.00%	0.15%	1.00%
Category 2 Baa3/BBB-/BBB-	1.25%	0.25%	0.20%	1.25%
Category 3 Ba1/BB+/BB+	1.50%	0.50%	0.25%	1.50%
Category 4 Ba2/BB/BB or lower	1.75%	0.75%	0.30%	1.75%

For purposes of the foregoing, (a) if any of S&P, Moody’s or Fitch shall not have in effect a Credit Rating for the Company (other than by reason of the circumstances referred to in the last sentence of this definition) the Applicable Rate shall be determined on the basis of the rating agency or agencies that do then have a Credit Rating for the Company in effect, (b) if each of S&P, Moody’s and Fitch has in effect a Credit Rating for the Company and such Credit Ratings shall fall within different Categories then the Applicable Rate shall be based on the Category in which two of such ratings shall fall or, if there shall be no such Category, on the Category in which the second highest of the ratings shall fall, (c) if only two of S&P, Moody’s and Fitch has in effect a Credit Rating for the Company and such Credit Ratings shall fall within different Categories then the Applicable Rate shall be based on the Category that is immediately above that which includes the lower of the two Credit Ratings, (d) if none of S&P, Moody’s or Fitch has in effect a Credit Rating for the Company (other than by reason of the circumstances referred to in the last sentence of this definition) then the Company shall be deemed to be rated in Category 4, (e) the Company shall be deemed to be rated in Category 4 at any time that an Event of Default has occurred and is continuing and (f) if the Credit Ratings established or deemed to have been established by any of S&P, Moody’s and Fitch for the Company shall be changed (other than as a result of a change in the rating system of S&P, Moody’s or Fitch), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in an Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of S&P, Moody’s or Fitch shall change, or if either such rating agency shall cease to be in the business of rating obligors, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system, or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 8.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

“Availability Period” means the period from and including the Restatement Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“BBWC” means Bath & Body Works (Canada) Corp., a Nova Scotia company.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowers” means, with respect to the Commitments, Loans and Letters of Credit of any Class, (i) the Company and (ii) the Borrowing Subsidiaries in respect of such Class.

“Borrowing” means (a) Revolving Loans of the same Class, Type and currency made, converted or continued on the same date and, in the case of Eurodollar, CDOR Rate or HIBO Rate Loans, as to which a single Interest Period is in effect or (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect.

“Borrowing Request” means a request by a Borrower for a Revolving Borrowing in accordance with Section 2.03.

“Borrowing Subsidiary” means, as applicable, (a) LOHLP, (b) BBWC, (c) VSUK, (d) MFE, (e) LBFA and (f) any Additional Borrowers.

“Borrowing Subsidiary Termination” has the meaning set forth in Section 2.20.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, (a) when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in US Dollar deposits in the London interbank market, (b) when used in connection with a CDOR Rate Loan or a Canadian Prime Rate Loan, the term “Business Day” shall also exclude any day on which banks are not open for business in Toronto, (c) when used in connection with a HIBO Rate Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Hong Kong Dollar deposits in the Hong Kong interbank market and (d) when used in connection with a Loan in any other Permitted Foreign Currency, the term “Business Day” shall also exclude any day on which banks are not open for general business in the principal financial center of the country of that currency.

“Canadian Dollars” or “CAD” means the lawful money of Canada.

“Canadian Loan Party” means any Loan Party organized under the laws of Canada or any province or territory thereof.

“Canadian Prime Rate” means, for the relevant interest period, the rate of interest per annum (rounded upwards, if necessary, to the next 1/100 of 1%) determined by the Administrative Agent to be the greater of (a) the rate of interest per annum most recently announced or established by the Administrative Agent as its reference rate in effect on such day for determining interest rates for Canadian Dollar denominated commercial loans in Canada and commonly known as “prime rate” (or its equivalent or analogous such rate) and (b) the sum of (i) the CDOR Rate applicable for an Interest Period of one month plus (ii) one percent (1.0%).

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“CDOR Rate” means, for the relevant Interest Period, on the day that is two Business Days prior to the commencement of such Interest Period, the annual rate of interest determined with reference to the arithmetic average of the discount rate quotations of all institutions listed in respect of the relevant Interest Period for Canadian Dollar-denominated bankers’ acceptances displayed and identified as such on the CDOR Rate page of the Reuters screen (or on any successor or substitute page on such screen or service that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion; in each case, the “CDO Screen Rate”), at or about approximately 10:00 a.m., Toronto time, on such day and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Administrative Agent after 10:00 a.m. Toronto time to reflect any error in the posted rate of interest or in the posted average annual rate of interest); provided that if such rates are not available for such Interest Period, the applicable Interpolated Rate as of such time on such day; or if such day is not a Business Day, then as so determined on the immediately preceding Business Day.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than the Permitted Holders of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated.

“Change in Law” means (a) the adoption of any law, rule or regulation after (i) with respect to any Revolving Loan or the Commitments, the date of this Agreement or (ii) with respect to any Competitive Loan, the date of the related Competitive Bid, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after (i) with respect to any Revolving Loan or the Commitments, the date of this Agreement or (ii) with respect to any Competitive Loan, the date of the related Competitive Bid, or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after (i) with respect to any Revolving Loan or the Commitments, the date of this Agreement or (ii) with respect to any Competitive Loan, the date of the related Competitive Bid; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are US Dollar Tranche Revolving Loans, Multicurrency Tranche Revolving Loans, Incremental Revolving Loans of any tranche, Local Facility Loans of any tranche or Competitive Loans, (b) any Commitment, refers to whether such Commitment is a US Dollar Tranche Revolving Commitment, a Multicurrency Tranche Revolving Commitment, an Incremental Revolving Global Commitment of any tranche or a Local Facility Commitment of any tranche, (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class and (d) any Letter of Credit, refers to whether such Letter of Credit is issued pursuant to a Multicurrency Tranche Revolving Commitment, an Incremental Revolving Global Commitment of any tranche or a New Local Facility of any tranche.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all assets, tangible or intangible, on which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as collateral agent under the Collateral Documents.

“Collateral Agreement” means the Amended and Restated Guarantee and Collateral Agreement dated as of July 18, 2014 among the Company, the Subsidiary Loan Parties and the Collateral Agent.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Collateral Agent shall have received from the Company and each Material Subsidiary either (i) a counterpart of the Collateral Agreement duly executed and delivered on behalf of the Company or such Material Subsidiary, as applicable, or (ii) in the case of any Person that becomes a Material Subsidiary after February 19, 2009, a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Material Subsidiary;

(b) all Uniform Commercial Code financing statements required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to perfect the Liens intended to be created by the Collateral Agreement to the extent required by, and with the priority required by, the Collateral Agreement, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording; and

(c) the Company and each Material Subsidiary shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Collateral Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

“Collateral Documents” means, collectively, the Collateral Agreement and each other security agreement or other instrument or document granting a Lien upon the Collateral as security for the Obligations.

“Commitment” means a US Dollar Tranche Revolving Commitment, a Multicurrency Tranche Revolving Commitment, an Incremental Revolving Global Commitment of any tranche, a Local Facility Commitment of any tranche or any combination thereof, as the context requires.

“Company” means L Brands, Inc., a Delaware corporation.

“Competitive Bid” means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.

“Competitive Bid Rate” means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

“Competitive Bid Request” means a request by a Borrower for Competitive Bids in accordance with Section 2.04.

“Competitive Loan” means a Loan made pursuant to Section 2.04.

“Consolidated Debt” means, at any date of determination, the total Indebtedness of the Company and the Consolidated Subsidiaries at such date (excluding, whether or not any ETC Entity is a Consolidated Subsidiary, any Non-Recourse ETC Debt) determined on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period (adjusted (i) to exclude any non-cash items deducted or included in determining Consolidated Net Income for such period attributable to Accounting Standards Codification Topic 815, Derivatives and Hedging, Accounting Standards Codification Topic 350, Intangibles–Goodwill and Other, or stock options and other equity-linked compensation to officers, directors and employees, and (ii) to deduct cash payments made during such period in respect of Hedging Agreements (or other items subject to FAS 133 – Accounting for Derivative Instruments and Hedging Activities) to the extent not otherwise deducted in determining Consolidated Net Income for such period) plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period and (iv) any extraordinary or nonrecurring charges for such period, and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, any extraordinary or nonrecurring gains for such period, all determined on a consolidated basis in accordance with GAAP; provided that regardless of whether any ETC Entity is a Consolidated Subsidiary, the results of any ETC Entity shall be included in Consolidated EBITDA to the extent (and only to the extent) actually distributed (directly or indirectly) by such ETC Entity to the Company or another Consolidated Subsidiary that is not an ETC Entity; provided further, that if on or prior to the applicable date of determination of Consolidated EBITDA, an acquisition or disposition outside of the ordinary course of business has occurred that has the effect of increasing or decreasing Consolidated EBITDA then (without duplication of any other adjustment made in determining Consolidated EBITDA for such period) Consolidated EBITDA shall be determined on a pro forma basis to give effect to such acquisition or disposition as if such acquisition or disposition had occurred immediately prior to the commencement of the period for which Consolidated EBITDA is to be determined.

“Consolidated EBITDAR” means, for any period, Consolidated EBITDA for such period plus, without duplication and to the extent deducted in the determination of such Consolidated EBITDA, consolidated fixed minimum store rental expense for such period, all determined on a consolidated basis in accordance with GAAP; provided that, if on or prior to the applicable date of determination of Consolidated EBITDAR, an acquisition or disposition outside of the ordinary course of business has occurred that has the effect of increasing or decreasing Consolidated EBITDAR, then (without duplication of adjustments made in determining Consolidated EBITDA for such period) Consolidated EBITDAR shall be determined on a pro forma basis to give effect to such acquisition or disposition as if such acquisition or disposition had occurred immediately prior to the commencement of the period for which Consolidated EBITDAR is to be determined.

“Consolidated Fixed Charges” means, for any period, the sum of (a) consolidated interest expense, both expensed and capitalized (including the interest component in respect of Capital Lease Obligations but excluding any interest expense in respect of Indebtedness of any ETC Entity, except to the extent actually paid by the Company or a Consolidated Subsidiary other than, if it is a Consolidated Subsidiary, any ETC Entity), of the Company and the Consolidated Subsidiaries for such period, plus (b) consolidated fixed minimum store rental expense of the Company and the Consolidated Subsidiaries for such period, all determined on a consolidated basis in accordance with GAAP; provided that, if on or prior to the applicable date of determination of Consolidated Fixed Charges, an acquisition or disposition outside of the ordinary course of business has occurred that has the effect of increasing or decreasing Consolidated Fixed Charges, then Consolidated Fixed Charges shall be determined on a pro forma basis to give effect to such acquisition or disposition as if such acquisition or disposition had occurred immediately prior to the commencement of the period for which Consolidated Fixed Charges is to be determined.

“Consolidated Net Income” means, for any period, the net income or loss of the Company and the Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Consolidated Subsidiary” means any Subsidiary (other than an Unrestricted Subsidiary), the accounts of which are, or are required to be, consolidated with those of the Company in the Company’s periodic reports filed under the Securities Exchange Act of 1934.

“Consolidated Total Assets” means, as of any date, the aggregate assets of the Company and the Subsidiaries as of the end of the most recently completed quarter for which financial statements are available, determined on a consolidated basis in accordance with GAAP.

“Control” means, with respect to a specified Person, the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Controlling” and “Controlled” have correlative meanings.

“Credit Rating” means (a) in the case of S&P, the “Issuer Credit Rating” assigned by S&P to the Company and, in the case of Moody’s, the “Corporate Family Rating” assigned by Moody’s to the Company, and (b) for purposes of determining the Applicable Rate, in the case of Fitch, the “Issuer Default Rating” assigned by Fitch to the Company.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit within three Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satisfied, (b) notified the Company, the Administrative Agent, any Issuing Bank or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) failed, within five Business Days after written request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt by the Administrative Agent of such confirmation), (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good-faith dispute, (e) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has consented to, approved of or acquiesced in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has consented to, approved of or acquiesced in any such proceeding or appointment or (f) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action; provided that (i) if a Lender would be a “Defaulting Lender” solely by reason of events relating to a parent company of such Lender or solely because a Governmental Authority has been appointed as receiver, conservator, trustee or custodian for such Lender, in each case as described in clause (e) above, the Administrative Agent may, in its discretion, determine that such Lender is not a “Defaulting Lender” if and for so long as the Administrative Agent is satisfied that such Lender will continue to perform its funding obligations hereunder, (ii) the Administrative Agent may, by notice to the Company and the Lenders, declare that a Defaulting Lender is no longer a “Defaulting Lender” if the Administrative Agent determines, in its discretion, that the circumstances that resulted in such Lender becoming a “Defaulting Lender” no longer apply and (iii) a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.05.

“Disqualified Equity Interest” means, any Equity Interest in the Company that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a) matures or is mandatorily redeemable (other than solely for Equity Interests in the Company that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise, prior to the Specified Date;

(b) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Equity Interests (other than solely for Equity Interests in the Borrower that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), prior to the Specified Date; or

(c) is redeemable (other than solely for Equity Interests in the Borrower that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by the Borrower or any of its Affiliates, in whole or in part, at the option of the holder thereof, prior to the Specified Date; provided that this clause (c) shall not apply to any requirement of mandatory redemption or repurchase that is contingent upon an asset disposition or the incurrence of Indebtedness if such mandatory redemption or repurchase can be avoided through repayment or prepayment of Loans or through investments by the Company or the Consolidated Subsidiaries in assets to be used in their businesses.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America, any State thereof or the District of Columbia.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, a natural person, the Company, any Subsidiary or other Affiliate of the Company or its Subsidiaries; provided that an Eligible Assignee shall not include a Defaulting Lender.

“Environmental Laws” means all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued,

promulgated or entered into by any Governmental Authority, relating to the environment, preservation or reclamation of natural resources or the management, release or threatened release of any Hazardous Material.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Consolidated Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ETC Entity” means (i) any Person (including Easton Town Center, LLC, Easton Gateway, LLC and MORSO Holding Co.) engaged primarily in the ownership, management, leasing, development or operation of real property located in or around the Columbus, Ohio Easton Shopping Center and (ii) any Person substantially all of the assets of which consist of equity interests in or debt of any Person described in clause (i).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, is bearing interest at a rate determined by reference to a LIBO Rate.

“Euros” or “€” means the lawful single currency of the Participating Member States.

“Event of Default” has the meaning set forth in Section 6.01.

“Exchange Rate” means on any day, for purposes of determining the US Dollar Equivalent of any other currency, the rate at which such other currency may be exchanged into US Dollars at the time of determination on such day as set forth on the Reuters WRLD Page for such currency. In the event that such rate does not appear on any Reuters WRLD Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company or, in the absence of such an agreement, such Exchange Rate shall instead be the Spot Rate.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) income, franchise or similar Taxes imposed on (or measured by) such Recipient’s net income by the United States of America, (b) income, franchise or similar Taxes imposed by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or which are imposed by reason of any present or former connection between such Lender and the jurisdiction imposing such Taxes, other than solely as a result of this Agreement or any Loan or transaction contemplated hereby, (c) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (a) or (b) above, (d) in the case of a Lender (other than an assignee pursuant to a request by the Company under Section 2.18(b)), any U.S. federal withholding Tax and any deduction or withholding for or on account of United Kingdom Tax (a “UK Withholding”) (excluding a UK Withholding in respect of a payment under the Loan Documents for which relief is available under an applicable double taxation treaty and which becomes payable or is imposed before the completion of all procedural formalities required to avoid that UK Withholding pursuant to such double taxation treaty, provided that the relevant Recipient has complied with 2.16(f) and (i), as applicable) that (i) is in effect and would apply to amounts payable to or for the account of such Lender under applicable law at the time such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, under applicable law at the time of designation of a new lending office (or assignment), to receive additional amounts from the Company with respect to any such withholding Tax pursuant to Section 2.16(a), or (ii) is attributable to such Lender’s failure to comply with Section 2.16(f) or Section 2.16(i), (e) any U.S. federal Taxes imposed under FATCA, and (f) any Canadian withholding tax that is imposed as a result of a Recipient not dealing at arm’s length (within the meaning of the ITA) with the payer at the time of such payment.

“Existing Credit Agreement” has the meaning set forth in the introductory statement of this Agreement.

“Exiting Lender” has the meaning set forth in Section 8.17.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with); any current or future regulations or official interpretations thereof; any intergovernmental agreements entered into thereunder and any law, regulation or official guidance adopted pursuant to any such intergovernmental agreements; and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FCPA” means the United States Foreign Corrupt Practices Act of 1977.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

“Fiscal Year” means the fiscal year of the Company, which shall commence on the Sunday following the Saturday on or nearest (whether following or preceding) January 31 of one calendar year and end on the Saturday on or nearest (whether following or preceding) January 31 of the following calendar year.

“Fitch” means Fitch, Inc.

“Fixed Rate” means, with respect to any Competitive Loan (other than a Eurodollar, CDOR Rate or HIBO Rate Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

“Fixed Rate Loan” means a Competitive Loan bearing interest at a Fixed Rate.

“Foreign Borrower” means each of LOHLP, BBWC, VSUK, MFE, LBFA and any Additional Borrower that is a Foreign Subsidiary.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term “Guarantee”

shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes in each case which are regulated pursuant to any Environmental Law.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“HIBO Rate” means for the relevant Interest Period, the Hong Kong interbank offered rate as administered by the Hong Kong Treasury Markets Association (or any other Person that takes over the administration of such rate for Hong Kong Dollars) for a period equal in length to such Interest Period as displayed on page HIBOR of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “HIBO Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the HIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if the HIBO Screen Rate shall not be available at such time for such Interest Period with respect to the applicable currency then the HIBO Rate shall be the Interpolated Rate; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. To the extent that a comparable or successor rate or service is chosen by the Administrative Agent in connection with any rate set forth in this definition, such comparable or successor rate or service shall be applied or chosen in a manner consistent with market practice.

“Hong Kong Dollars” or “HKD” means the lawful money of Hong Kong.

“Immaterial Subsidiaries” means, at any time, Consolidated Subsidiaries that (a) are Domestic Subsidiaries and (b) at such time, in the aggregate for all such Subsidiaries, (i) directly own less than 10% of the amount of Qualifying U.S. Assets owned directly by all Consolidated Subsidiaries that are Domestic Subsidiaries and (ii) directly own accounts receivable and inventory representing less than 5% of the book value of the accounts receivable and inventory directly owned by all Consolidated Subsidiaries that are Domestic Subsidiaries.

“Incremental Facility Agreement” means an Incremental Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Company, the Administrative Agent and one or more Incremental Lenders, establishing Incremental Revolving Global Commitments of any tranche and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.08.

“Incremental Lender” means a Lender with an Incremental Revolving Global Commitment.

“Incremental Revolving Global Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Agreement and Section 2.08, to make Incremental Revolving Loans of any tranche, and, if provided in such Incremental Facility Agreement, to acquire participations in Letters of Credit of such tranche, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure under such Incremental Facility Agreement.

“Incremental Revolving Loan” means a Loan made pursuant to a tranche of Incremental Revolving Global Commitments.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person in respect of the deferred purchase price of property (other than inventory) or services (excluding accruals and trade accounts payable arising in the ordinary course of business), (d) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (e) all Guarantees by such Person of Indebtedness of others, (f) all Capital Lease Obligations of such Person and (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Intercreditor Agreement” means an intercreditor agreement among the Loan Parties, the Collateral Agent and the trustee, agent or other representative for holders of any Indebtedness secured by second-priority Liens contemplated by clause (g) of Section 5.08, which intercreditor agreement shall be consistent with the then existing market practice and reasonably acceptable to the Required Secured Parties (it being understood that (i) any such intercreditor agreement shall be considered approved by a Lender if made available to such Lender by the Administrative Agent (through Intralinks or similar facility) and such Lender is informed that such intercreditor agreement shall be considered approved by it if there is no objection within three Business Days, and no such objection is made and (ii) such intercreditor agreement shall be deemed accepted if approved or deemed approved by the Required Secured Parties).

“Interest Election Request” means a request by a Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan or Canadian Prime Rate Loan, the last day of each March, June, September and December, (b) with respect to any Eurodollar, CDOR Rate or HIBO Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar, CDOR Rate or HIBO Rate Borrowing with an Interest Period of more than three-months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three-months’ duration after the first day of such Interest Period and (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90-days’ duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90-days’ duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing.

“Interest Period” means (a) with respect to any Eurodollar, CDOR Rate or HIBO Rate Borrowing, the period commencing on the date of such Borrowing and ending on (i) with respect to any Eurodollar Borrowing, the date that is one week thereafter or (ii) the numerically corresponding day in the calendar month that is one, two, three or six months thereafter or, if available from all participating Lenders, 12 months thereafter, in each case as the applicable Borrower may elect and (b) with respect to any Fixed Rate Borrowing, the period (which shall not be less than seven days or more than 180 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing with an Interest Period of an integral number of months only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a Eurodollar, CDOR Rate or HIBO Rate Borrowing with an Interest Period of an integral number of months that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) any Interest Period that would otherwise end after the Maturity Date will end on the Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, (A) with respect to any Eurodollar Loan for any Interest Period, a rate per annum (rounded upward to the next 1/100th of 1%) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between (a) the applicable LIBO Screen Rate for the longest period (for which such LIBO Screen Rate is available) that is shorter than the Interest Period for such Eurodollar Loan and (b) the applicable LIBO Screen Rate for the shortest period (for which such LIBO Screen Rate is available) that is longer than the Interest Period for such Eurodollar Loan, in each case at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, (B) with respect to any CDOR Rate Loan for any Interest Period, a rate per annum (rounded upward to the next 1/100th of 1%) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between (a) the applicable CDO Screen Rate for the longest period (for which such CDO Screen Rate is available) that is shorter than the Interest Period for such CDOR Rate Loan and (b) the applicable CDO Screen Rate for the shortest period (for which such CDO Screen Rate is available) that is longer than the Interest Period for such CDOR Rate Loan, in each case at or about approximately 10:00 a.m., Toronto time, on the applicable date of determination two Business Days prior to the commencement of such Interest Period and (C) with respect to any HIBO Rate Loan for any Interest Period, a rate per annum (rounded upward to the next 1/100th of 1%) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between (a) the applicable HIBO Screen Rate for the longest period (for which such HIBO Screen Rate is available) that is shorter than the Interest Period for such HIBO Rate Loan and (b) the applicable HIBO Screen Rate for the shortest period (for which such HIBO Screen Rate is available) that is longer than the Interest Period for such HIBO Rate Loan, in each case at or about approximately 11:00 a.m., London time, on the applicable date of determination two Business Days prior to the commencement of such Interest Period.

“Investment” has the meaning set forth in Section 5.17.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” means, as applicable, (a) with respect to Letters of Credit to be participated in under the Multicurrency Tranche Revolving Commitments (i) JPMorgan Chase Bank, N.A., in its capacity as an issuer of Letters of Credit hereunder, (ii) Citibank, N.A., in its capacity as an issuer of Letters of Credit hereunder, (iii) Bank of America, N.A., in its capacity as an issuer of Letters of Credit (denominated in US Dollars only) hereunder, (iv) Wells Fargo Bank, N.A., in its capacity as an issuer of Letters of Credit hereunder, (v) HSBC Bank USA, N.A., in its capacity as an issuer of Letters of Credit hereunder, (vi) any other Multicurrency Tranche Revolving Lender or Affiliate of a Multicurrency Tranche Revolving Lender designated by the Company (with such Multicurrency Tranche Revolving Lender’s consent) as an Issuing Bank with respect to such Letters of Credit in a written notice to the Administrative Agent and (vii) their respective successors in such capacity as provided in Section 2.05(i) and (b) with respect to Letters of Credit to be participated in under the Commitments of any other Class (other than US Dollar Tranche Revolving Commitments), (i) any Lender of such Class or Affiliate of a Lender of such Class named as such in the Incremental Facility Agreement or Local Facility Amendment pursuant to which such Commitments were established, (ii) any other Lender of such Class or Affiliate of a Lender of such Class designated by the Company (with such Lender’s consent) as an Issuing Bank with respect to such Letters of Credit in a written notice to the Administrative Agent and (iii) its respective successors in such capacity as provided in Section 2.05(i) . Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by or through

Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“ITA” means the Income Tax Act (Canada).

“Judgment Currency” has the meaning set forth in Section 8.18(b) .

“LBFA” means LB Full Assortment HK Limited, a Hong Kong corporation.

“LC Commitment” means, with respect to any Issuing Bank, the maximum permitted amount of LC Exposure that may be attributable to Letters of Credit issued by such Issuing Bank. Each Issuing Bank’s LC Commitment shall be $30,000,000 or such other amount as agreed by such Issuing Bank and the Company.

“LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, with respect to any Class as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit of such Class plus the aggregate of all LC Disbursements in respect of Letters of Credit of such Class that have not yet been reimbursed by or on behalf of the applicable Borrowers at such time. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. The LC Exposure with respect to any Class of any Revolving Lender of such Class at any time shall be its Applicable Percentage in respect of such Class of the total LC Exposure in respect of such Class at such time, subject to adjustment pursuant to any LC Exposure Reallocation. An LC Exposure Reallocation permitted hereunder shall be effective upon election by the Company as provided in Section 2.19, and shall be rescinded with respect to any Lender that is a Defaulting Lender at the time it ceases to be a Defaulting Lender or at the time its applicable Commitment is assigned pursuant to Section 2.18(b) or terminated pursuant to Section 2.18(c).

“LC Exposure Reallocation” means an adjustment to the LC Exposure of each Revolving Lender of any applicable Class that is a non-Defaulting Lender, to take account of a Revolving Lender or Revolving Lenders of such Class being or becoming a Defaulting Lender, that increases the LC Exposure of each Revolving Lender of such Class that is not a Defaulting Lender to equal its Applicable Percentage in respect of such Class (determined as though the Commitment of each Revolving Lender of such Class that is a Defaulting Lender were reduced to zero) of the total LC Exposure in respect of such Class, in order to support its ratable share of the LC Exposure of such Class of the relevant Defaulting Lender or Defaulting Lenders. In the event of an LC Exposure Reallocation (a) the LC Exposure of the relevant Revolving Lender that is a Defaulting Lender shall not be decreased, but (b) the LC Exposure of each Revolving Lender of the applicable Class that is not a Defaulting Lender shall be increased as provided above, and such Lender’s increased LC Exposure of such Class shall apply for all purposes of this

Agreement, including for purposes of determining its Revolving Credit Exposure and participation fees payable with respect to its LC Exposure. Notwithstanding any other provision of this Agreement, an LC Exposure Reallocation shall not be permitted if, after giving effect thereto, the Revolving Credit Exposure of any Class of any Lender of such Class shall exceed its Commitment of such Class.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto (i) pursuant to an accession agreement as contemplated in Section 2.08(d), (ii) pursuant to an Assignment and Assumption as contemplated in Section 8.04(b), other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or (iii) pursuant to an Incremental Facility Agreement.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement and shall include, if applicable, any bankers’ acceptance resulting from any such letter of credit, so long as such banker’s acceptance matures within the period provided for in Section 2.05(c).

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any applicable currency for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for the relevant currency) for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if the LIBO Screen Rate shall not be available at such time for such Interest Period with respect to the applicable currency then the LIBO Rate shall be the Interpolated Rate; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. To the extent that a comparable or successor rate or service is chosen by the Administrative Agent in connection with any rate set forth in this definition, such comparable or successor rate or service shall be applied or chosen in a manner consistent with market practice.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset.

“Loan Documents” means this Agreement, the Collateral Documents and the Restatement Agreement.

“Loan Parties” means the Borrowers and the Subsidiary Loan Parties.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Local Facility Amendment” has the meaning set forth in Section 2.22(a) .

“Local Facility Commitment” means, with respect to any Lender, the Commitment, if any, of such Lender established pursuant to a Local Facility Amendment and Section 2.22 to make Local Facility Loans under any New Local Facility, and, if provided in such Local Facility Amendment, to acquire participations in Letters of Credit under such New Local Facility, expressed as an amount representing the maximum permitted amount of such Lender’s Revolving Exposure under such New Local Facility.

“Local Facility Loan” means a Loan made pursuant to a New Local Facility.

“LOHLP” means L (Overseas) Holdings LP, an Alberta limited partnership.

“Margin” means, with respect to any Competitive Loan bearing interest at a rate based on a LIBO Rate, CDOR Rate (in the case of Canadian Dollar denominated Competitive Loans) or HIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from a LIBO Rate, CDOR Rate (in the case of Canadian Dollar denominated Competitive Loans) or HIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

“Material Adverse Effect” means a material adverse effect on (a) the business, financial position or results of operations of the Company and the Consolidated Subsidiaries, taken as a whole, (b) the ability of any Borrower to perform any of its obligations under this Agreement or (c) the rights of or benefits available to the Lenders under this Agreement or, except during a Release Period, the Collateral Agreement.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and its Consolidated Subsidiaries in an aggregate principal amount exceeding $100,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Consolidated Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Consolidated Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Material Subsidiary” means any Consolidated Subsidiary that is a Domestic Subsidiary and is not an Immaterial Subsidiary.

“Maturity Date” means May 11, 2022.

“MFE” means Mast Industries (Far East) Limited, a Hong Kong corporation.

“Minority Interest Disposition” means a sale, transfer or other disposition by the Company or any of the Subsidiaries (including the issuer thereof) of up to 20% of the Equity Interests in any Subsidiary of the Company.

“Moody’s” means Moody’s Investors Service, Inc.

“Multicurrency Tranche LC Exposure” means, with respect to any Multicurrency Tranche Revolving Lender at any time, the LC Exposure of such Lender,

if any, at such time in respect of Letters of Credit issued under the Multicurrency Tranche Revolving Commitments.

“Multicurrency Tranche Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Multicurrency Tranche Revolving Loans and to acquire participations in Multicurrency Tranche Letters of Credit hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Multicurrency Tranche Revolving Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 8.04. The initial amount of each Lender’s Multicurrency Tranche Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Multicurrency Tranche Revolving Commitment, as applicable. The initial aggregate amount of the Multicurrency Tranche Revolving Commitments is $1,000,000,000.

“Multicurrency Tranche Revolving Exposure” means, with respect to any Lender at any time, the sum at such time, without duplication, of (a) the US Dollar Equivalents of the principal amounts of such Lender’s outstanding Multicurrency Tranche Revolving Loans and (b) the US Dollar Equivalent of the aggregate amount of such Lender’s Multicurrency Tranche LC Exposure.

“Multicurrency Tranche Revolving Lender” means a Lender with a Multicurrency Tranche Revolving Commitment or, if the Multicurrency Tranche Revolving Commitments have terminated or expired, a Lender with Multicurrency Tranche Revolving Exposure.

“Multicurrency Tranche Revolving Loan” means a Loan made pursuant to Section 2.01(a)(ii), Section 2.01(a)(iii), Section 2.01(a)(iv), Section 2.01(a)(vii), Section 2.01(a)(vii) and Section 2.01(a)(vii).

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“New Local Facility” has the meaning set forth in Section 2.22(a) .

“New Local Facility Lender” has the meaning set forth in Section 2.22(a) .

“Non-Consenting Lender” means any Lender that withholds its consent to any proposed amendment, modification or waiver that cannot become effective without the consent of such Lender under Section 8.02, and that has been consented to by the Required Lenders (or, in circumstances where Section 8.02 does not require the consent of the Required Lenders as a result of clause (ii) of the second proviso in Section 8.02(b), a majority in interest of the Lenders of the affected Class).

“Non-Recourse ETC Debt” means any Indebtedness of any ETC Entity, except to the extent such Indebtedness is Guaranteed by, or otherwise recourse to, the Company or any other Subsidiary that is not an ETC Entity.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” shall mean the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” has the meaning set forth in the Collateral Agreement.

“OFAC” means the U.S. Department of Treasury’s Office of Foreign Asset Control.

“Other Taxes” means any and all present or future recording, stamp, documentary, excise, property or similar taxes, charges or levies imposed by the United States of America or any political subdivision thereof arising from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, this Agreement.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Participant Register” has the meaning set forth in Section 8.04(c)(iii).

“Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

“Patriot Act” has the meaning set forth in Section 8.15.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes that are not yet due;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (i) of Section 6.01;

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

(g) Liens in favor of sellers of goods arising under Article 2 of the New York Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses; and

(h) Liens securing obligations in respect of trade letters of credit; provided that such Liens do not extend to any property other than the goods financed or paid for with such letters of credit, documents of title in respect thereof and proceeds thereof;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Foreign Currency” means (i) with respect to the Multicurrency Tranche Revolving Commitments, Pounds Sterling, Canadian Dollars, Hong Kong Dollars, Euros and any other foreign currency designated as such pursuant to Section 2.20(b) and (ii) with respect to the Commitments of any other Class, any foreign currency designated as such pursuant to Section 2.20(b) , an Incremental Facility Agreement or a Local Facility Amendment.

“Permitted Holders” means Leslie H. Wexner, all descendants of any of his grandparents, any spouse or former spouse of any of the foregoing, any descendant of any such spouse or former spouse, the estate of any of the foregoing, any trust for the benefit, in whole or in part, of one or more of the foregoing and any corporation, limited liability company, partnership or other entity Controlled by one or more of the foregoing.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan” as defined in Section 3(2) of the ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pounds Sterling” or “£” means the lawful money of the United Kingdom.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A., as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Qualifying U.S. Assets” means any and all assets directly owned by the Consolidated Subsidiaries that are Domestic Subsidiaries, other than (a) real property, including improvements thereto and fixtures, (b) aircraft and (c) investments in the Company or any of its Subsidiaries. The amount or value of any Qualifying U.S. Assets at any time shall be the book value thereof at such time determined in accordance with GAAP.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Register” has the meaning set forth in Section 8.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release Period” means a period (a) commencing upon the release and termination of the Guarantees of the Subsidiary Loan Parties and the security interests in the Collateral pursuant to Section 7.13(b) of the Collateral Agreement and (b) ending when the Company is required to satisfy the Collateral and Guarantee Requirement as provided in Section 5.16(b).

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided that, for purposes of declaring the Loans to be due and payable pursuant to Article VI, and for all purposes after the Loans become due and payable pursuant to Article VI or the Commitments expire or terminate, the outstanding Competitive Loans of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Required Lenders.

“Required Secured Parties” has the meaning set forth in the Collateral Agreement.

“Restatement Agreement” has the meaning set forth in the introductory statement of this Agreement.

“Restatement Effective Date” has the meaning set forth in the Restatement Agreement.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Consolidated Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Company or any Consolidated Subsidiary; provided that a dividend, distribution or payment payable solely in Equity Interests (other than Disqualified Equity Interests) in the Company or applicable Consolidated Subsidiary shall not constitute a Restricted Payment.

“Revolving Borrowing” means a US Dollar Tranche Revolving Borrowing, a Multicurrency Tranche Revolving Borrowing, a Borrowing of any other Class or any combination thereof, as the context requires.

“Revolving Commitment” means a US Dollar Tranche Revolving Commitment, a Multicurrency Tranche Revolving Commitment, a Commitment of any other Class or any combination thereof, as the context requires.

“Revolving Credit Exposure” means a US Dollar Tranche Revolving Exposure, a Multicurrency Tranche Revolving Exposure, an exposure of any other Class or any combination thereof, as the context requires.

“Revolving Lender” means a US Dollar Tranche Revolving Lender, a Multicurrency Tranche Revolving Lender, an Incremental Lender, a New Local Facility Lender or any combination thereof, as the context requires.

“Revolving Loan” means a US Dollar Tranche Revolving Loan, Multicurrency Tranche Revolving Loan, a Loan of any other Class or any combination thereof, as the context requires.

“S&P” means Standard & Poor’s Ratings Services.

“Sanctioned Country” means any country that is the subject of comprehensive territorial Sanctions (as of the date of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means at any time (a) any Person named at such time on (i) the SDN List, (ii) the Sanctioned Entities List maintained by the U.S. Department of State, (iii) the Consolidated list of persons, groups and entities subject to European Union financial sanctions maintained by the European Union External Action Committee, (iv) the Consolidated List of Financial Sanctions Targets in the UK maintained by Her Majesty’s Treasury of the United Kingdom and (v) the Compendium of United Nations Security Council Sanctions Lists, (b) any Person located, organized or resident in a Sanctioned Country, or (c) any Person 50% or more owned by any Person or Persons in (a)(i) of this definition.

“Sanctions” means any economic or financial sanctions or trade embargoes imposed, administered or enforced by OFAC, the U.S. Department of State, the European Union, the United Nations Security Council or Her Majesty’s Treasury.

“Secured Parties” has the meaning set forth in the Collateral Agreement.

“Specified Date” means the date that is 180 days after the Maturity Date.

“Spot Rate” for a currency means the arithmetic average of the spot rates of exchange determined by the Administrative Agent or the Issuing Bank, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Administrative Agent or the Issuing Bank shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of US Dollars for delivery two Business Days later; provided that the Administrative Agent or the Issuing Bank may obtain such spot rate from another financial institution designated by the Administrative Agent or the Issuing Bank if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent or the Issuing Bank may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Statutory Reserve Percentage” means for any day the percentage (expressed as a decimal) that is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a member bank of the Federal Reserve System for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. The Statutory Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Company.

“Subsidiary Loan Party” means, at any time, any Material Subsidiary that is a party to the Collateral Agreement and has satisfied the Collateral and Guarantee Requirement at such time. A Consolidated Subsidiary that has satisfied the Collateral and Guarantee Requirement shall cease to be a Subsidiary Loan Party at such time as its Guarantee of the Obligations, and the security interests in its assets securing the Obligations, in each case under the Collateral Agreement, are released, subject to reinstatement as a Subsidiary Loan Party if and when it subsequently satisfies the Collateral and Guarantee Requirement.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Test Date” means the date of any Borrowing hereunder (other than a Borrowing made hereunder solely for the purpose of paying maturing commercial paper of the applicable Borrower) or the date of any issuance, amendment, renewal or extension of any Letter of Credit; provided that any such date shall not be a “Test Date” if, on such date, (a) if both rating agencies shall have a Credit Rating then in effect, the Credit Ratings are Baa3 and BBB- or better or (b) if only one rating agency shall have a Credit Rating then in effect, the Credit Rating from such rating agency is Baa3 or BBB- or better.

“Transactions” means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to CDOR Rate, the LIBO Rate, the HIBO Rate, the Alternate Base Rate or the Canadian Prime Rate.

“UCP” means the Uniform Customs and Practice for Documentary Credits (2007 Revision, International Chamber of Commerce Publication No. 600), as from time to time in effect.

“UK Borrower” means a Borrower that is resident for Tax purposes only in the United Kingdom.

“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all assets of such Plan allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only (i) to the extent that such excess represents a potential liability of the Company or any ERISA Affiliate to the PBGC or any other Person under Title IV of ERISA or (ii) with respect to a Multiemployer Plan, to the extent of the Unfunded Liabilities of such Multiemployer Plan allocable to the Company or any ERISA Affiliate under Section 4212 of ERISA.

“Unrestricted Basket Conditions” means, in respect of any Investment or Restricted Payment to be made in reliance on such conditions, the following conditions: (a) at the time of and after giving effect to such Investment or Restricted Payment, no Default shall have occurred and be continuing; (b) the ratio of (i) Consolidated Debt at the time of, and after giving effect to, such Investment or Restricted Payment (and any related incurrence of Indebtedness) to (ii) Consolidated EBITDA for the most recent period of four consecutive fiscal quarters for which financial statements are available and have been delivered pursuant to Section 5.01, is less than 3.00 to 1.00 and (c) if such Investment or Restricted Payment exceeds $50,000,000, the Company shall have delivered to the Administrative Agent a certificate of a Financial Officer to the effect that the conditions specified in clauses (a) and (b) above are satisfied and setting forth in reasonable detail the calculations required to establish satisfaction of the condition set forth in clause (b) above.

“Unrestricted Subsidiary” means any Subsidiary designated as an Unrestricted Subsidiary in a written notice sent at any time after the date of this Agreement by the Company to the Administrative Agent which is engaged (a) primarily in the business of making or discounting loans, making advances, extending credit or providing financial accommodation to, or purchasing the obligations of, others; (b) primarily in the business of insuring property against loss and subject to regulation as an insurance company by any Governmental Authority; (c) exclusively in the business of owning or leasing, and operating, aircraft and/or trucks; (d) primarily in the ownership, management, leasing, development or operation of real estate, other than parcels of real estate with respect to which 51% or more of the rentable space is used by the Company or a Consolidated Subsidiary in the normal course of business; or (e) primarily as a carrier transporting goods in both intrastate and interstate commerce; provided that (i) the Company may by notice to the Administrative Agent change the designation of any Subsidiary described in subparagraphs (a) through (e) above, but may do so only once during the term of this Agreement, (ii) the designation of a Subsidiary as an Unrestricted Subsidiary more than 30 days after the creation or acquisition of such Subsidiary where such Subsidiary was not specifically so designated within such 30 days shall be deemed to be the only permitted change in designation and (iii) immediately after the Company designates any Subsidiary whether now owned or hereafter acquired or created as an Unrestricted Subsidiary or changes the designation of a Subsidiary from an Unrestricted Subsidiary to a Consolidated Subsidiary, the Company and all Consolidated Subsidiaries would be in compliance with all of the provisions of this Agreement.

“Upfront Payments” has the meaning set forth in Section 2.08.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“US Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in US Dollars, such amount and (b) with respect to any amount in any Permitted Foreign Currency, the equivalent in US Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.05 using the Exchange Rate with respect to such currency at the time in effect for such amount under the provisions of such Section.

“US Dollar Tranche Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make US Dollar Tranche Revolving Loans, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s US Dollar Tranche Revolving Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 8.04. The initial amount of each Lender’s US Dollar Tranche Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its US Dollar Tranche Revolving Commitment, as applicable. The initial aggregate amount of the US Dollar Tranche Revolving Commitments is $0.

“US Dollar Tranche Revolving Exposure” means, with respect to any Lender at any time, the sum at such time, without duplication, of the principal amounts of such Lender’s outstanding US Dollar Tranche Revolving Loans.

“US Dollar Tranche Revolving Lender” means a Lender with a US Dollar Tranche Revolving Commitment or, if the US Dollar Tranche Revolving Commitments have terminated or expired, a Lender with US Dollar Tranche Revolving Exposure.

“US Dollar Tranche Revolving Loan” means a Loan made pursuant to Section 2.01(a)(i).

“US Dollars”, “USD” or “$” means the lawful money of the United States of America.

“Value” means, when used in Section 6.01(e) with respect to investments in and advances to a Consolidated Subsidiary, the book value thereof immediately before the relevant event or events referred to in Section 6.01(e) occurred with respect to such Consolidated Subsidiary.

“VAT” means (a) any Tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) and (b) any other Tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such Tax referred to in clause (a) of this definition, or imposed elsewhere.

“VAT Recipient” has the meaning set forth in Section 2.16(h).

“VAT Relevant Party” has the meaning set forth in Section 2.16(h).

“VAT Supplier” has the meaning set forth in Section 2.16(h).

“VSUK” means Victoria’s Secret UK Limited, a company organized under the laws of England and Wales.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “US Dollar Tranche Revolving Loan”) or by Type (e.g., a “LIBO Rate Loan”) or by Class and Type (e.g., a “LIBO Rate US Dollar Tranche Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “US Dollar Tranche Revolving Borrowing”) or by Type (e.g., a “LIBO Rate Borrowing”) or by Class and Type (e.g., a “LIBO Rate US Dollar Tranche Revolving Borrowing”). Revolving Loans may be referred to by reference to all Classes of Revolving Loans together (a “Revolving Loan”) or by all Classes of Revolving Loans together and by Type (e.g., a “LIBO Rate Revolving Loan”). Revolving Borrowings may also be referred to by reference to all Classes of Revolving Borrowings together (a “Revolving Borrowing”) or by all Classes of Revolving Borrowings together and by Type (e.g., a “LIBO Rate Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that (a) for purposes of determining compliance with any provision of this Agreement, accounting for leases shall be made in accordance with GAAP as in effect on the Restatement Effective Date without giving effect to any change in accounting for leases resulting from Accounting Standards Codification Topic 842, Leases, (b) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification Topic 825, Financial Instruments, or any successor thereto, to value any Indebtedness of the Company or any Subsidiary at “fair value”, as defined therein and (c) if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

SECTION 1.05. Exchange Rates. The Administrative Agent shall determine the US Dollar Equivalent of any Borrowing denominated in a currency other than US Dollars, other than a Canadian Prime Rate Borrowing, as of the date of the Borrowing Request in respect thereof, as of the date of each Interest Election Request in respect thereof (or, if an Interest Election Request has not been made within three months since the last date of determination, the three month anniversary of the last date of determination), in each case using the Exchange Rate for such currency in relation to US Dollars in effect on the date that is two Business Days prior to the applicable date, and each such amount shall, except as provided in the last two sentences of this Section, be the US Dollar Equivalent of such Borrowing until the next required calculation thereof pursuant to this sentence. The Administrative Agent shall determine the US Dollar Equivalent of any Letter of Credit denominated in a currency other than US Dollars as of the date such Letter of Credit is requested pursuant to Section 2.05(b) , a request is made to amend such Letter of Credit to increase its face amount or to extend or renew such Letter of Credit or such Letter of Credit is paid by the Issuing Bank and as of the last Business Day of each subsequent calendar quarter, in each case using the Exchange Rate for such currency in relation to US Dollars in effect on the date that is two Business Days prior to such date, as the case may be, and each such amount shall, except as provided in the last two sentences of this Section, be the US Dollar Equivalent of such Letter of Credit until the next required calculation thereof pursuant to this sentence. The Administrative Agent shall determine the US Dollar Equivalent of any Canadian Prime Rate Borrowing as of the date on which such Loan is requested and as of the last Business Day of each subsequent calendar quarter, in each case using the Exchange Rate for the applicable currency in relation to US Dollars in effect on the last Business Day of the calendar quarter preceding the date of such Borrowing or acceptance and purchase (or, if such Borrowing or acceptance and purchase occurs on the last Business Day of a calendar quarter, on such Business Day) and as of the last Business Day of such subsequent calendar quarter, as the case may be, and each such amount shall, except as provided in the last two sentences of this Section, be the US Dollar Equivalent of such Canadian Prime Rate Borrowing until the next required calculation thereof pursuant to this sentence. The Administrative Agent shall notify the Company and the Lenders of each calculation of the US Dollar Equivalent of each Borrowing. For purposes of Section 5.07, amounts in currencies other than US Dollars shall be translated into US Dollars at the currency exchange rates most recently used in preparing the Company’s annual and quarterly financial statements. For purposes of any dollar basket limitation in Sections 5.08(e) and (g), Section 5.10(b) and Section 5.17, any amount of Indebtedness, Investment, or Lien in currencies other than US Dollars shall be translated into US Dollars at currency exchange rates in effect on the date of such determination, and such limitation or cap therein shall not be deemed to have been exceeded if such excess amount is solely as a result of currency fluctuations occurring after the time such Indebtedness, Investment or Lien is incurred or made.

SECTION 1.06. Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any letter of credit application or any other document, agreement or instrument entered into by the applicable Issuing Bank and any Borrower in respect of such Letter of Credit, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II

The Credits

SECTION 2.01. Commitments. (a) Subject to the terms and conditions set forth herein, each (i) US Dollar Tranche Revolving Lender agrees to make US Dollar Tranche Revolving Loans denominated in US Dollars to the Company, LOHLP, MFE and any Additional Borrower borrowing in US Dollars, (ii) Multicurrency Tranche Revolving Lender agrees to make Multicurrency Tranche Revolving Loans denominated in US Dollars to the Company, LOHLP, MFE and any Additional Borrower borrowing in US Dollars, (iii) Multicurrency Tranche Revolving Lender agrees to make Multicurrency Tranche Revolving Loans denominated in Canadian Dollars to BBWC, (iv) Multicurrency Tranche Revolving Lender agrees to make Multicurrency Tranche Revolving Loans denominated in Pounds Sterling to VSUK, (v) Multicurrency Tranche Revolving Lender agrees to make Multicurrency Tranche Revolving Loans denominated in Hong Kong Dollars to LBFA, (vi) Multicurrency Tranche Revolving Lender agrees to make Multicurrency Tranche Revolving Loans denominated in Euros to LOHLP and VSUK, (vii) Multicurrency Tranche Revolving Lender agrees to make Multicurrency Tranche Revolving Loans denominated in any other Permitted Foreign Currency with respect to the Multicurrency Tranche Revolving Commitments to the applicable Borrower, and (viii) Lenders of any other Class agree to make Loans of such Class to the applicable Borrower in any Permitted Foreign Currency permitted with respect to such Class (or, if permitted under such Class of Commitments, in US Dollars) in each case from time to time during the Availability Period in an aggregate principal amount that (after giving effect to the making of such Revolving Loans and any other Loans being made or Letters of Credit being issued on the same date and any concurrent repayment of Loans and reimbursement of LC Disbursements) will not result in (A) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment, (B) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the total Revolving Commitments, (C) the sum of the total US Dollar Tranche Revolving Exposures plus the aggregate principal amount of outstanding Competitive Loans made by US Dollar Tranche Revolving Lenders exceeding the total US Dollar Tranche Revolving Commitments, (D) the sum of the total Multicurrency Tranche Revolving Exposures plus the aggregate principal amount of outstanding Competitive Loans made by Multicurrency Tranche Revolving Lenders exceeding the total Multicurrency Tranche Revolving Commitments, (E) the sum of the total Multicurrency Tranche Revolving Exposures plus the aggregate principal amount of outstanding Competitive Loans made by Multicurrency Tranche Revolving Lenders in each case denominated in Canadian Dollars exceeding CAD100,000,000 or such greater amount resulting from an increase pursuant to Section 2.08(d), (F) the sum of the total Multicurrency Tranche Revolving Exposures plus the aggregate principal amount of outstanding Competitive Loans made by Multicurrency Tranche Revolving Lenders in each case denominated in Pounds Sterling exceeding £50,000,000 or such greater amount resulting from an increase pursuant to Section 2.08(d), (G) the sum of the total Multicurrency Tranche Revolving Exposures plus the aggregate principal amount of outstanding Competitive Loans made by Multicurrency Tranche Revolving Lenders in each case denominated in Hong Kong Dollars exceeding HKD400,000,000 or such greater amount resulting from an increase pursuant to Section 2.08(d), (H) the sum of the total Multicurrency Tranche Revolving Exposures plus the aggregate principal amount of outstanding Competitive Loans made by Multicurrency Tranche Revolving Lenders in each case denominated in Euros exceeding €50,000,000 or such greater amount resulting from an increase pursuant to Section 2.08(d), (I) the sum of the total Multicurrency Tranche Revolving Exposures plus the aggregate principal amount of outstanding Competitive Loans made by Multicurrency Tranche Revolving Lenders in each case denominated in any other Permitted Foreign Currency exceeding the amount set forth in the applicable effective Additional Currency Agreement or such greater amount resulting from an increase pursuant to Section 2.08(d), (J) the sum of the total Revolving Exposures of such Class plus the aggregate principal amount of outstanding Competitive Loans of such Class exceeding the total Commitments of such Class and (K) the sum of the total Revolving Exposures of such Class plus the aggregate principal amount of Competitive Loans of such Class, in each case denominated in any Permitted Foreign Currency with respect to such Class, exceeding any limitation set forth in the applicable Incremental Facility Agreement, Local Facility Amendment or Additional Currency Agreement.

(b) Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02. Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans of the same Class, Type and currency made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.13, (i) each Revolving Borrowing denominated in US Dollars shall be comprised entirely of ABR Loans or Eurodollar Loans as the applicable Borrowers may request in accordance herewith, (ii) each Revolving Borrowing denominated in Canadian Dollars shall be comprised entirely of Canadian Prime Loans or CDOR Rate Loans as the applicable Borrowers may request in accordance herewith, (iii) each Revolving Borrowing denominated in Pounds Sterling shall be comprised entirely of Eurodollar Loans, (iv) each Revolving Borrowing denominated in Hong Kong Dollars shall be comprised entirely of HIBO Rate Loans, (v) each Revolving Borrowing denominated in Euros shall be comprised entirely of Eurodollar Loans and (vi) each Revolving Borrowing denominated in any other Permitted Foreign Currency shall be comprised entirely of Eurodollar Loans or of Loans of such other Type as set forth in the applicable effective Additional Currency Agreement, Incremental Facility Agreement or Local Facility Amendment. Each Lender at its option may make any Loan or issue any Letter of Credit by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan or issue such Letter of Credit; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurodollar, CDOR Rate or HIBO Rate Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or in the case of Revolving Loans denominated in Canadian Dollars, an integral multiple of CAD1,000,000 and not less than CAD5,000,000, in the case of Revolving Loans denominated in Pounds Sterling, an integral multiple of £1,000,000 and not less than £3,000,000, in the case of Revolving Loans denominated in Hong Kong Dollars, an integral multiple of HKD5,000,000 and not less than HKD25,000,000, in the case of Revolving Loans denominated in Euros, an integral multiple of €1,000,000 and not less than €5,000,000 or, in the case of any Revolving Loans denominated in any other Permitted Foreign Currency, in such minimum amounts and multiples as shall be set forth in the applicable effective Additional Currency Agreement, Incremental Facility Agreement or Local Facility Amendment). At the time that each ABR or Canadian Prime Rate Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or in the case of Revolving Loans denominated in Canadian Dollars, an integral multiple of CAD1,000,000 and not less than CAD5,000,000); provided that an ABR or Canadian Prime Rate Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the US Dollar Tranche Revolving Commitments or Multicurrency Tranche Revolving Commitments, as applicable, or in an aggregate amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) or to provide cash collateral as contemplated by Section 2.19. Each Competitive Loan shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or in the case of Competitive Loans denominated in Canadian Dollars, an integral multiple of CAD1,000,000 and not less than CAD5,000,000, in the case of Competitive Loans denominated in Pounds Sterling, an integral multiple of £1,000,000 and not less than £3,000,000, in the case of Competitive Loans denominated in Hong Kong Dollars, an integral multiple of HKD5,000,000 and not less than HKD25,000,000 in the case of Competitive Loans denominated in Euros, an integral multiple of €1,000,000 and not less than €5,000,000 or, in the case of any Revolving Loans denominated in any other Permitted Foreign Currency, in such minimum amounts and multiples as shall be set forth in the applicable effective Additional Currency Agreement, Incremental Facility Agreement or Local Facility Amendment). Borrowings of more than one Class or Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 12 Eurodollar, CDOR Rate or HIBO Rate Revolving Borrowings outstanding.

SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the applicable Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar (denominated in US Dollars) or CDOR Rate Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing, (b) in the case of a Eurodollar (not denominated in US Dollars) or HIBO Rate Borrowing, not later than 11:00 a.m., London time, two Business Days before the date of the proposed Borrowing and (c) in the case of an ABR or Canadian Prime Rate Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the

Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the name of the applicable Borrower;

(ii) whether such Borrowing is to be a US Dollar Tranche Revolving Borrowing, a Multicurrency Tranche Revolving Borrowing or a Borrowing of another Class;

(iii) the currency in which such Borrowing is to be denominated (which shall be a currency in which the requesting Borrower is entitled to make Borrowings under this Agreement);

(iv) the aggregate amount (expressed in the currency in which such Borrowing is to be denominated) of the requested Borrowing;

(v) the date of such Borrowing, which shall be a Business Day;

(vi) whether such Borrowing is to be an ABR, Canadian Prime Rate, Eurodollar, CDOR Rate or HIBO Rate Borrowing;

(vii) in the case of a Eurodollar, CDOR Rate or HIBO Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(viii) the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be (i) in the case of a Revolving Loan denominated in US Dollars, an ABR Borrowing, (ii) in the case of a Revolving Loan denominated in Canadian Dollars, a Canadian Prime Rate Borrowing, (iii) in the case of a Revolving Loan denominated in Pounds Sterling, a Eurodollar Loan, (iv) in the case of a Revolving Loan denominated in Hong Kong Dollars, a HIBO Rate Loan, (v) in the case of a Revolving Loan denominated in Euros, a Eurodollar Loan and (vi) in the case of a Revolving Loan denominated in any other Permitted Foreign Currency, a Eurodollar Loan or a Loan of such other Type as set forth in the applicable effective Additional Currency Agreement. If no Interest Period is specified with respect to any requested Eurodollar, CDOR Rate or HIBO Rate Revolving Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Competitive Bid Procedure. (a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period a Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that after giving effect to the borrowing of such Competitive Loans and any other Loans being made or Letters of Credit being issued on the same date and any concurrent repayment of Loans and reimbursement of LC Disbursements (i) each Lender’s Revolving Credit Exposure shall not exceed such Lender’s Commitment, (ii) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans shall not exceed the total Revolving Commitments, (iii) the sum of the total US Dollar Tranche Revolving Exposures plus the aggregate principal amount of outstanding Competitive Loans made by US Dollar Tranche Revolving Lenders shall not exceed the total US Dollar Tranche Revolving Commitments, (iv) the sum of the total Multicurrency Tranche Revolving Exposures plus the aggregate principal amount of outstanding Competitive Loans made by Multicurrency Tranche Revolving Lenders shall not exceed the total Multicurrency Tranche Revolving Commitments, (v) the sum of the total Multicurrency Tranche Revolving Exposures plus the aggregate principal amount of outstanding Competitive Loans made by Multicurrency Tranche Revolving Lenders in each case denominated in Canadian Dollars shall not exceed CAD100,000,000 or such greater amount resulting from an increase pursuant to Section 2.08(d), (vi) the sum of the total Multicurrency Tranche Revolving Exposures plus the aggregate principal amount of outstanding Competitive Loans made by Multicurrency Tranche Revolving Lenders in each case denominated in Pounds Sterling shall not exceed £50,000,000 or such greater amount resulting from an increase pursuant to Section 2.08(d), (vii) the sum of the total Multicurrency Tranche Revolving Exposures plus the aggregate principal amount of outstanding Competitive Loans made by Multicurrency Tranche Revolving Lenders in each case denominated in Hong Kong Dollars shall not exceed HKD400,000,000 or such greater amount resulting from an increase pursuant to Section 2.08(d), (viii) the sum of the total Multicurrency Tranche Revolving Exposures plus the aggregate principal amount of outstanding Competitive Loans made by Multicurrency Tranche Revolving Lenders in each case denominated in Euros shall not exceed €50,000,000 or such greater amount resulting from an increase pursuant to Section 2.08(d), (ix) the sum of the total Multicurrency Tranche Revolving Exposures plus the aggregate principal amount of outstanding Competitive Loans made by Multicurrency Tranche Revolving Lenders in each case denominated in any other Permitted Foreign Currency shall not exceed the amount set forth in the applicable effective Additional Currency Agreement or such greater amount resulting from an increase pursuant to Section 2.08(d), (x) the sum of the total Revolving Exposures of such Class plus the aggregate principal amount of outstanding Competitive Loans of such Class shall not exceed the total Commitments of such Class and (xi) the sum of the total Revolving Exposures of such Class plus the aggregate principal amount of Competitive Loans of such Class, in each case denominated in any Permitted Foreign Currency with respect to such Class shall not exceed any limitation set forth in the applicable Incremental Facility Agreement, Local Facility Amendment or Additional Currency Agreement. To request Competitive Bids, the requesting Borrower shall notify the Administrative Agent of such request by telephone, (A) in the case of a CDOR Rate Borrowing, not later than 11:00 a.m., New

York City time, four Business Days before the date of the proposed Borrowing, (B) in the case of a Eurodollar or HIBO Rate Borrowing, not later than 11:00 a.m., London time, four Business Days before the date of the proposed Borrowing and (C) in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that the Borrowers may submit up to (but not more than) five Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within three Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

(i) the name of the applicable Borrower;

(ii) the currency in which such requested Borrowing is to be denominated, which shall be US Dollars, Canadian Dollars, Pounds Sterling, Hong Kong Dollars, Euros or other Permitted Foreign Currency;

(iii) the aggregate amount (expressed in the currency in which such requested Borrowing is to be denominated) of the requested Borrowing;

(iv) the date of such Borrowing, which shall be a Business Day;

(v) whether such Borrowing is to be a Eurodollar, CDOR Rate or HIBO Rate Borrowing or a Fixed Rate Borrowing;

(vi) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vii) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

(b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the applicable Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, (x)  in the case of a CDOR Rate Competitive Loan, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of such Competitive Loan, (y) in the case of a Eurodollar or HIBO Rate Competitive Loan, not later than 9:30 a.m., London time, three Business Days before the proposed date of such Competitive Loan and (z) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the proposed date of such Competitive Loan. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $5,000,000 and an integral multiple of $1,000,000 (or if denominated in Canadian Dollars, a minimum of CAD5,000,000 and an integral multiple of CAD1,000,000, if denominated in Pounds Sterling, a minimum of £3,000,000 and an integral multiple of £1,000,000, if denominated in Hong Kong Dollars, a minimum of HKD25,000,000 and an integral multiple of HKD5,000,000, if denominated in Euros, a minimum of €5,000,000 and an integral multiple of €1,000,000 or, if denominated in any other Permitted Foreign Currency, in such minimum amount and multiples as shall be set forth in the applicable effective Additional Currency Agreement, Incremental Facility Agreement or Local Facility Amendment) and which may equal the entire principal amount of the Competitive Loan requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

(c) The Administrative Agent shall promptly notify the Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

(d) Subject only to the provisions of this paragraph, the requesting Borrower may accept or reject any Competitive Bid. The requesting Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, (x) in the case of a CDOR Rate Competitive Loan, not later than 10:30 a.m., New York City time, three Business Days before the date of the proposed Competitive Loan, (y) in the case of a Eurodollar or HIBO Rate Competitive Loan, not later than 10:30 a.m., London time, three Business Days before the date of the proposed Competitive Loan and (z) in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the proposed date of the Competitive Loan; provided that (i) the failure of the requesting Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the requesting Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the requesting Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the requesting Borrower shall not exceed the aggregate amount of the requested Competitive Loan specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the requesting Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000 (or in the case of Competitive Loans denominated in Canadian Dollars, a minimum principal amount of CAD5,000,000 and an integral multiple of CAD1,000,000, in the case of Competitive Loans denominated in Pounds Sterling, a minimum principal amount of £3,000,000 and an integral multiple of £1,000,000, in the case of Competitive Loans denominated in Hong Kong Dollars, a minimum principal amount of HKD25,000,000 and an integral multiple of HKD5,000,000, in the case of Competitive Loans denominated in Euros, a minimum principal amount of €5,000,000 and an integral multiple of €1,000,000 or, in the case of Competitive Loans denominated in any other Permitted Foreign Currency, the amount of the multiple set forth in the applicable effective Additional Currency Agreement, Incremental Facility Agreement or Local Facility Agreement); provided further that if a Competitive Loan must be in an amount less than $5,000,000 (or, if denominated in Canadian Dollars, less than CAD5,000,000, if denominated in Pounds Sterling, less than £3,000,000, if denominated in Hong Kong Dollars, less than HKD25,000,000, if denominated in Euros, less than €5,000,000 or, if denominated in any other Permitted Foreign Currency, less than the minimum amount set forth in the applicable effective Additional Currency Agreement, Incremental Facility Agreement or Local Facility Amendment) because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 (or, if denominated in Canadian Dollars, CAD1,000,000, if denominated in Pounds Sterling, £1,000,000, if denominated in Hong Kong Dollars, HKD5,000,000, if denominated in Euros, €1,000,000 or if denominated in any other Permitted Foreign Currency, the amount of the multiple set forth in the applicable effective Additional Currency Agreement, Incremental Facility Agreement or Local Facility Agreement) or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 (or, if denominated in Canadian Dollars, CAD1,000,000, if denominated in Pounds Sterling, £1,000,000, if denominated in Hong Kong Dollars, HKD5,000,000, if denominated in Euros, €1,000,000 or, if denominated in any other Permitted Foreign Currency, the amount of the multiple set forth in the applicable effective Additional Currency Agreement, Incremental Facility Agreement or Local Facility Agreement) in a manner determined by the requesting Borrower. A notice given by the requesting Borrower pursuant to this paragraph shall be irrevocable.

(e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

(f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the requesting Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

SECTION 2.05. Letters of Credit. (a)  General. Subject to the terms and conditions set forth herein, a Borrower may request the issuance of Letters of Credit of any Class that provides for the issuance of Letters of Credit, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period, which Letter of Credit may be denominated in (u) in the case of the Company and MFE, US Dollars, (v) in the case of BBWC, Canadian Dollars, (w) in the case of VSUK, Pounds Sterling or Euros (x) in the case of LOHLP, Euros or US Dollars (y) in the case of LBFA, Hong Kong Dollars and (z) in the case of any Borrower of any Class, a Permitted Foreign Currency in respect of such Class. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the applicable Borrower to, or entered into by the applicable Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. The parties hereto acknowledge and agree that (i) Letters of Credit may be issued to support obligations of Subsidiaries of the Borrowers as well as the Borrowers; (ii) Letters of Credit issued to support obligations of a Subsidiary may state that they are issued for such Subsidiary’s account, and the applicable Borrower hereby acknowledges that the issuance of Letters of Credit for the account of its Subsidiaries inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of such Subsidiaries; and (iii) regardless of any such statement in any Letter of Credit, the applicable Borrower is the “account party” in respect of all Letters of Credit issued at its request and will be responsible for reimbursement of LC Disbursements as provided herein. Notwithstanding anything to the contrary contained in this Agreement, it is understood and agreed that, except as separately agreed between such Issuing Bank and the applicable Borrower, no Issuing Bank shall have an obligation hereunder to issue any Letter of Credit.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit of any Class (or the amendment, renewal or extension of an outstanding Letter of Credit of any Class), the applicable Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the relevant Issuing Bank) to the relevant Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit of such Class, or identifying the Letter of Credit of such Class to be amended, renewed or extended, and specifying the name of the requesting Borrower, the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the Class and amount of such Letter of Credit, the currency in which such Letter of Credit shall be denominated (which shall be a currency in which the requesting Borrower is entitled to make Borrowings of such Class under this Agreement), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the relevant Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed

$100,000,000, (ii) the portion of the LC Exposure attributable to Letters of Credit issued by an Issuing Bank will not exceed such Issuing Bank’s LC Commitment, (iii) no Lender’s Revolving Credit Exposure of the applicable Class shall exceed its Commitment of such Class, (iv) the sum of the total Multicurrency Tranche Revolving Exposures plus the aggregate principal amount of outstanding Competitive Loans made by Multicurrency Tranche Revolving Lenders shall not exceed the total Multicurrency Tranche Revolving Commitments, (v) the sum of the total Multicurrency Tranche Revolving Exposures plus the aggregate principal amount of outstanding Competitive Loans made by Multicurrency Tranche Revolving Lenders in each case denominated in Canadian Dollars shall not exceed CAD100,000,000 or such greater amount resulting from an increase pursuant to Section 2.08(d), (vi) the sum of the total Multicurrency Tranche Revolving Exposures plus the aggregate principal amount of outstanding Competitive Loans made by Multicurrency Tranche Revolving Lenders in each case denominated in Pounds Sterling shall not exceed £50,000,000 or such greater amount resulting from an increase pursuant to Section 2.08(d), (vii) the sum of the total Multicurrency Tranche Revolving Exposures plus the aggregate principal amount of outstanding Competitive Loans made by Multicurrency Tranche Revolving Lenders in each case denominated in Hong Kong Dollars shall not exceed HKD400,000,000 or such greater amount resulting from an increase pursuant to Section 2.08(d), (viii) the sum of the total Multicurrency Tranche Revolving Exposures plus the aggregate principal amount of outstanding Competitive Loans made by Multicurrency Tranche Revolving Lenders in each case denominated in Euros shall not exceed €50,000,000 or such greater amount resulting from an increase pursuant to Section 2.08(d), (ix) the sum of the total Multicurrency Tranche Revolving Exposures plus the aggregate principal amount of outstanding Competitive Loans made by Multicurrency Tranche Revolving Lenders in each case denominated in any other Permitted Foreign Currency shall not exceed the amount set forth in the applicable effective Additional Currency Agreement or such greater amount resulting from an increase pursuant to Section 2.08(d), (x) the sum of the total Revolving Exposures of such Class plus the aggregate principal amount of outstanding Competitive Loans of such Class shall not exceed the total Commitments of such Class and (H) the sum of the total Revolving Exposures of such Class plus the aggregate principal amount of Competitive Loans of such Class, in each case denominated in any Permitted Foreign Currency with respect to such Class, shall not exceed any limitation set forth in the applicable Incremental Facility Agreement, Local Facility Amendment or Additional Currency Agreement.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension); provided that a Letter of Credit may be subject to customary "evergreen" provisions pursuant to which the expiration date thereof shall be automatically extended for a period of up to one year (subject to clause (ii) of this sentence) unless notice to the contrary shall have been given by any Issuing Bank in respect thereof by a specified date, and (ii) the date that is five Business Days prior to the Maturity Date.

(d) Participations. By the issuance of a Letter of Credit of any Class (or an amendment to a Letter of Credit of any Class increasing the amount thereof) and without any further action on the part of the relevant Issuing Bank or the Lenders of such Class, such Issuing Bank hereby grants to each Lender of such Class, and each Lender of such Class hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage with respect to such Class of the aggregate amount available to be drawn under such Letter of Credit, subject to any LC Exposure Reallocation. In consideration and in furtherance of the foregoing, each Lender of any Class hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Applicable Percentage in respect of such Class of each LC Disbursement made by such Issuing Bank in respect of a Letter of Credit of such Class and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the applicable Borrower for any reason, subject to any LC Exposure Reallocation. Each Lender of any applicable Class acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit of such Class is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any such Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. Upon receipt from the beneficiary of any Letter of Credit of any Class of any notice of a drawing under such Letter of Credit, the Issuing Bank shall notify the Company, the applicable Borrower and the Administrative Agent thereof. The applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement in the currency in which such LC Disbursement was made not later than 12:00 noon, New York City time, in the case of LC Disbursements made in US Dollars or Canadian Dollars, on the next Business Day after the date that the applicable Borrower shall have received notice of such LC Disbursement, or in the case of LC Disbursements made in Pounds Sterling, Hong Kong Dollars, Euros or any other Permitted Foreign Currency, within three Business Days after the date that the applicable Borrower shall have received notice of such LC Disbursement; provided that the applicable Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with, (i) in the case of LC Disbursements made in US Dollars or Canadian Dollars, an ABR or Canadian Prime Rate Revolving Borrowing of the applicable Class in an equivalent amount, and, to the extent so financed, the applicable Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR or Canadian Prime Rate Revolving Borrowing and (ii) in the case of LC Disbursements made in Pounds Sterling, Hong Kong Dollars, Euros or any other Permitted Foreign Currency, a Loan of the applicable Type and Class in an equivalent amount, and, to the extent so financed, the applicable Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Borrowing. If the applicable Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable Class of the applicable LC Disbursement, the payment then due from the applicable Borrower in respect thereof and such Lender’s Applicable

Percentage thereof (subject to any LC Exposure Reallocation). Promptly following receipt of such notice, each Lender of the applicable Class shall pay to the Administrative Agent its Applicable Percentage (subject to any LC Exposure Reallocation) of the payment then due from the applicable Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender and in the applicable currency (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders) and within the same timeframe as provided after a request for a Revolving Borrowing in Section 2.03, and the Administrative Agent shall promptly pay such Issuing Bank the amounts so received by it from the Lenders of such Class. Promptly following receipt by the Administrative Agent of any payment from the applicable Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to such Issuing Bank or, to the extent that Lenders of the applicable Class have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse such Issuing Bank for any LC Disbursement (other than the funding of ABR, Canadian Prime Rate or other Types of Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The applicable Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or any other term or provision in this Agreement, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the applicable Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the applicable Borrower to the extent of any direct damages (as opposed to consequential, special, indirect and punitive damages, claims in respect of which are hereby waived by the applicable Borrower to the extent permitted by applicable law) suffered by the applicable Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof or such Issuing Bank’s failure to make an LC Disbursement under a Letter of Credit upon presentation to it of documents strictly complying with such Letter of Credit. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, such Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. Any Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the applicable Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the later of (i) the date when such LC Disbursement is made and (ii) the date upon which the Borrower receives notice of such LC Disbursement pursuant to paragraph (g) above (such later date, the “Interest Commencement Date”), the unpaid amount thereof shall bear interest, for each day from and including the Interest Commencement Date to but excluding the date that reimbursement of such LC Disbursement is due pursuant to paragraph (e) of this Section at the rate provided in Section 2.12 with respect to (v) in the case of LC Disbursements denominated in US Dollars, ABR Revolving Loans, (w) in the case of LC Disbursements denominated in Canadian Dollars, Canadian Prime Rate Revolving Loans, (x) in the case of LC Disbursements denominated in Pounds Sterling or Euros, Eurodollar Revolving Loans using the LIBO Rate in effect on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in Pound Sterling or Euros, as applicable, with a maturity of one month, (y) in the case of LC Disbursements denominated in Hong Kong Dollars, HIBO Rate Revolving Loans using the HIBO Rate in effect on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in Hong Kong Dollars with a maturity of one month and (z) in the case of LC Disbursements denominated in any other Permitted Foreign Currency, Eurodollar Revolving Loans or Loans of such other Type as set forth in the applicable effective Additional Currency Agreement, Incremental Facility Agreement or Local Facility Amendment and, if not so reimbursed on the date due pursuant to paragraph (e) of this Section, then from and including such date so due to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate provided in Section 2.12(g) with respect to such Revolving Loans. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section, to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement of an Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Company and the successor Issuing Bank. The Company shall notify the Administrative Agent, the replaced Issuing Bank and the Lenders of any such replacement of any Issuing Bank. At the time any such replacement shall become effective, the applicable Borrowers shall pay all unpaid fees payable by the applicable Borrowers that have accrued for the account of any replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of any Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or a majority in interest of the Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, each applicable Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders of each applicable Class, an amount in cash equal to the portion of the LC Exposure attributable to outstanding Letters of Credit of such Class issued for the account of such Borrower as of such date plus any accrued and unpaid interest thereon, which shall be deposited in the applicable currencies; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrowers described in clause (e) of Section 6.01. The applicable Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.19(a). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of such Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the applicable Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall (i) in the case of cash collateral deposited pursuant to the first sentence of this Section 2.05(j), accumulate in such account and (ii) in the case of cash collateral deposited pursuant to Section 2.19(a), be remitted to the applicable Borrower promptly by the Administrative Agent unless an Event of Default has occurred and is continuing. Cash collateral deposited by any Borrower pursuant to the first sentence of this Section 2.05(j) (and interest and profits in respect thereof accumulated in such account pursuant to clause (i) of the preceding sentence) shall be applied by the Administrative Agent to reimburse any Issuing Bank for LC Disbursements in respect of Letters of Credit of the applicable Class issued for the account of such Borrower for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of such Borrower for the LC Exposure relating to Letters of Credit of such Class issued for the account of such Borrower that are outstanding at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure and, in the case of cash collateral required by Section 2.19(a), the consent of the Issuing Banks with outstanding Letters of Credit), be applied to satisfy other obligations of such Borrower under this Agreement. Cash collateral deposited pursuant to Section 2.19(a) in respect of any Lender that is a Defaulting Lender shall be applied by the Administrative Agent to such Defaulting Lender’s Applicable Percentage in respect of the applicable Class of any LC Disbursements of such Class for which it has not been reimbursed. If any Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default or pursuant to Section 2.19(a), such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived or such amount is no longer required in order to comply with Section 2.19(a) (and no Event of Default has occurred and is continuing), as applicable.

(k) Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the applicable Issuing Bank when a Letter of Credit is issued (i) the rules of the ISP shall apply to each Letter of Credit that is a standby Letter of Credit, and (ii) the rules of the UCP shall apply to each Letter of Credit that is a commercial Letter of Credit. Notwithstanding the foregoing, the applicable Issuing Bank shall not be responsible to any Borrower for, and the Issuing Bank’s rights and remedies against the Borrowers shall not be impaired by, any action or inaction of such Issuing Bank with respect to its obligations under a Letter of Credit expressly required under any law, order, or practice that is expressly required to be applied to such Letter of Credit, including the law of a jurisdiction, or any order of a Governmental Authority of a jurisdiction, where the Issuing Bank or the beneficiary of such Letter of Credit is located, the practice stated in the ISP or UCP, as applicable, or, unless expressly provided otherwise by the terms of such Letter of Credit, the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade (BAFT), or the Institute of International Banking Law & Practice applicable to letters of credit of the same type as such Letter of Credit, whether or not any Letter of Credit expressly provides that it is governed by such law or practice.

SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds (i) in the case of CDOR Rate Loans and ABR Loans by 12:00 noon, New York City time, (ii) in the case of Eurodollar Loans and HIBO Rate

Loans by 12:00 noon, London time and (iii) in the case of Canadian Prime Rate loans, 3:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of the applicable Borrower maintained with the Administrative Agent in New York City and designated by the applicable Borrower in the applicable Borrowing Request or Competitive Bid Request; provided that ABR, Canadian Prime Rate or other Types of Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or, in the case of a Borrowing that is being made on same-day notice, prior to the time at which such Borrowing is required to be funded) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of (A) (x) the Federal Funds Effective Rate in the case of Loans denominated in US Dollars and (y) the rate reasonably determined by the Administrative Agent to be the cost of funding such amount, in the case of Loans denominated in Canadian Dollars, Pounds Sterling, Hong Kong Dollars, Euros or a Permitted Foreign Currency and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the applicable Borrower, the greater of the interest rate applicable to the Loans of the other Lenders included in the applicable Borrowing and a rate determined by the Administrative Agent to equal its cost of funds for funding such amount. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.07. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar, CDOR Rate or HIBO Rate Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type (provided that Eurodollar Loans denominated in a Permitted Foreign Currency may not be converted into ABR Loans) or to continue such Borrowing and, in the case of a Eurodollar, CDOR Rate or HIBO Rate Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such

Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Loans, which may not be converted or continued.

(b) To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the applicable Borrower. Notwithstanding any other provision of this Section, no Borrower may (i) change the currency of any Borrowing or (ii) elect an Interest Period that does not comply with Section 2.03.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.03:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR or Canadian Prime Rate Borrowing or a Eurodollar, CDOR Rate or HIBO Rate Borrowing; and

(iv) if the resulting Borrowing is to be a Eurodollar, CDOR Rate or HIBO Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar, CDOR Rate or HIBO Rate Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each participating Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar, CDOR Rate or HIBO Rate Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall (A) be converted to (x) in the case of a Loan denominated in US Dollars, an ABR Borrowing and (y) in the case of a Loan denominated in Canadian Dollars, a Canadian Prime Rate Borrowing and (B) in the case of a Loan denominated in Pounds Sterling, Hong Kong Dollars, Euros or a Permitted Foreign Currency not mentioned in this paragraph, become due and payable on the last day of such Interest Period.

SECTION 2.08. Termination, Reduction and Increase of Commitments; Incremental Revolving Global Commitments. (a)   Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b) The Company may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000, (ii) the Company shall not terminate or reduce the US Dollar Tranche Revolving Commitments, the Multicurrency Tranche Revolving Commitments or the Commitments of any other Class if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the sum of the total US Dollar Tranche Revolving Exposures, Multicurrency Tranche Revolving Exposures or Revolving Exposures of any other Class, as applicable, would exceed the total US Dollar Tranche Revolving Commitments, the Multicurrency Tranche Revolving Commitments or the total Commitments of such Class, as applicable and (iii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10 and, if applicable, reimbursement of LC Disbursements in accordance with Section 2.05(e), the sum of the Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans would exceed the total Commitments.

(c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments of any Class delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class (other than a termination of the Commitment of a Defaulting Lender pursuant to Section 2.18(c)) shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

(d) So long as no Event of Default is continuing or would result therefrom, the Company may, by written notice to the Administrative Agent, executed by the Company and one or more financial institutions (any such financial institution referred to in this Section being called an “Increasing Lender”), which may include any Lender, as such Lender elects or declines in its sole discretion, cause Commitments of the

Increasing Lenders of any Class to become effective (or, in the case of an Increasing Lender that is an existing Lender, cause its Commitment in respect of any Class to be increased, as the case may be) in an amount for each Increasing Lender set forth in such notice; provided that (i) the aggregate amount of all Commitments hereunder, after giving effect to new Commitments, increases in existing Commitments pursuant to this paragraph and all Incremental Revolving Global Commitments, shall not exceed $1,500,000,000, (ii) each Increasing Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and (iii) each Increasing Lender, if not already a Lender hereunder, shall become a party to this Agreement by completing and delivering to the Administrative Agent a duly executed accession agreement in a form reasonably satisfactory to the Administrative Agent and the Company. New Commitments and increases in Commitments pursuant to this Section shall become effective on the date specified in the applicable notices delivered pursuant to this Section. Following any extension of a new Commitment in respect of any Class or increase of a Lender’s Commitment in respect of any Class pursuant to this paragraph, any Revolving Loans of such Class outstanding prior to the effectiveness of such increase or extension shall continue outstanding until the ends of the respective Interest Periods applicable thereto, and shall then be repaid or refinanced with new Revolving Loans of such Class made pursuant to Section 2.01. Following any increase in the Commitments of any Class pursuant to this paragraph, the Company will use its reasonable best efforts to ensure that, to the extent there are outstanding Revolving Loans of such Class, each Lender’s outstanding Revolving Loans of such Class will be in accordance with such Lender’s pro rata portion of the Commitments of such Class. New commitments and any increases in the Commitment in respect of the Multicurrency Tranche pursuant to this Section 2.08(d) shall also result in an increase in the amount of the Total Revolving Credit Exposure and Competitive Loans that may be denominated in Canadian Dollars, Pounds Sterling, Hong Kong Dollars, Euros and any other Permitted Foreign Currency as directed by the Company.

(e) In addition, so long as no Event of Default is continuing or would result therefrom, the Company may on one or more occasions, by written notice to the Administrative Agent, request the establishment of Incremental Revolving Global Commitments; provided that (i) Incremental Revolving Loans are to be denominated only in a lawful foreign currency for which there is a publically available Exchange Rate and to which all applicable Incremental Lenders consent, and, if so desired, US Dollars, (ii) the aggregate amount of all the Incremental Revolving Global Commitments then being requested shall not be less than $25,000,000 and (iii) the aggregate amount of all Commitments hereunder, after giving effect to new Commitments pursuant to this paragraph and the immediately preceding paragraph (and any concurrent reduction in any Class of Commitments pursuant to Section 2.08(b)), shall not exceed $1,500,000,000. Each such notice shall specify (A) the date on which the Company proposes that the Incremental Revolving Global Commitments shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent, (B) the amount of, and the currencies available for Loans and Letters of Credit under, the Incremental Revolving Global Commitments being requested and (C) the Borrower(s) or Additional Borrower(s), as applicable (it being agreed that (x)

any Lender approached to provide any Incremental Revolving Global Commitment may elect or decline, in its sole discretion, to provide such Incremental Revolving Global Commitment and (y) any Person that the Company proposes to become an Incremental Lender, if such Person is not then a Lender, must be an Eligible Assignee and must be approved by the Administrative Agent and each Issuing Bank in respect of the Class of such Incremental Revolving Global Commitments (such approval not to be unreasonably withheld)).

(f) The Incremental Revolving Global Commitments shall be effected pursuant to one or more Incremental Facility Agreements executed and delivered by the Company, each Incremental Lender providing such Incremental Revolving Global Commitments, each Issuing Bank designated therein to issue Letters of Credit under such Incremental Revolving Global Commitments and the Administrative Agent. Each Incremental Facility Agreement may, without the consent of any US Tranche Revolving or Multicurrency Tranche Revolving Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section with respect to the Incremental Revolving Global Commitments. The Incremental Revolving Loans will have the terms and conditions substantially identical to the US Dollar Revolving Loans and the Multicurrency Tranche Revolving Loans (other than with respect to currencies, pricing and maturity) and will otherwise be on terms and subject to conditions satisfactory to the Administrative Agent.

(g) Each Incremental Facility Agreement shall specify the terms of the Incremental Revolving Loans to be made thereunder; provided that without the prior written consent of Lenders holding a majority in aggregate principal amount of then outstanding Loans, (i) the Incremental Revolving Loans shall mature no earlier than (and shall not require any mandatory commitment reductions prior to) the Maturity Date, (ii) the Incremental Revolving Loans shall be revolving in nature and shall constitute a separate tranche of Loans and (iii) if the interest rate spread applicable to any Incremental Revolving Loans denominated in US Dollars (which, for this purpose, shall be deemed to include all upfront or similar fees and any pricing “floor” applicable to the Incremental Revolving Loans, but excluding any underwriting, arrangement, structuring or similar fees that are not generally shared with the Lenders (collectively, “Upfront Payments”), in each case paid to the Incremental Lenders in respect of the Incremental Revolving Global Commitments) exceeds the interest rate spread applicable to Loans of another Class denominated in US Dollars (taking into account any Upfront Payments paid in respect of Loans of such other Classes) by more than 0.50%, then the interest rate spread applicable to the Loans of such other Class denominated in US Dollars shall be increased so it equals the interest rate applicable to such Incremental Revolving Loans less 0.50%.

SECTION 2.09. Repayment of Loans; Evidence of Indebtedness. (a)  The applicable Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) to the Administrative Agent for the account of each Lender that shall have made any Competitive Loan the then unpaid principal amount of each Competitive Loan of such Lender on the last day of the Interest Period applicable to such Loan.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the applicable Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the applicable Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 8.04) be represented by one or more promissory notes in such form payable to the payee named therein (and its registered assigns).

SECTION 2.10. Prepayment of Loans. (a)   The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; provided that the Borrowers shall not have the right to prepay any Competitive Loan without the prior consent of the Lender thereof. In the event and on such occasion that (i) the sum of the total US Dollar Tranche Revolving Exposures plus the aggregate principal amount of outstanding Competitive Loans made by US Dollar Tranche Revolving Lenders exceeds the total US Dollar Tranche Revolving Commitments, (ii) the sum of the total Multicurrency Tranche Revolving Exposures plus the aggregate principal amount of outstanding Competitive Loans made by Multicurrency Tranche Revolving Lenders exceeds the total Multicurrency Tranche Revolving Commitments or (iii) the sum of the total Revolving Exposures of any other Class plus the aggregate principal amount of Competitive Loans made by Lenders of such Class exceeds the total Commitments of such Class, the Company shall, on the third Business Day after notice thereof from the Administrative Agent has been delivered to the Company, prepay such outstanding Borrowing or Borrowings of the applicable Class as the Company may elect in an aggregate amount equal to the amount of such excess; provided that if the sum of the total

Revolving Exposures of any Class plus the aggregate principal amount of outstanding Competitive Loans made by Lenders of such Class exceeds the total Commitments of such Class solely as a result of currency fluctuations, the Company shall not be required to prepay the excess until such time as the total Revolving Exposures of such Class plus the amount of Competitive Loans made by Lenders of such Class exceeds 105% of the total Commitments of such Class, in which case such excess shall be paid on the third Business Day after notice from the Administrative Agent is delivered to the Company.

(b) The applicable Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar (not denominated in Pounds Sterling) or CDOR Rate Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment, (ii) in the case of prepayment of a Eurodollar (denominated in Pounds Sterling) or HIBO Rate Revolving Borrowing, not later than 11:00 a.m., London time, one Business Day before the date of prepayment and (iii) in the case of prepayment of an ABR or Canadian Prime Rate Revolving Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid and the applicable currency of such Borrowing; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the participating Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Class and Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing (other than a prepayment of the Loans of a Defaulting Lender pursuant to Section 2.18(c)) shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

SECTION 2.11. Fees. (a)   The Company agrees to pay to the Administrative Agent for the account of each Lender a commitment fee in US Dollars, which shall accrue at the Applicable Rate on the daily unused amount of the Commitment of such Lender during the period from and including the Restatement Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the Maturity Date, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, the Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the outstanding Competitive Loans of such Lender shall be disregarded for such purpose).

(b) Each Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender of any Class a participation fee with respect to its participations in Letters of Credit of such Class issued for the account of such Borrower, which shall accrue at the Applicable Rate on the daily amount of the LC Exposure of such Class (excluding any portion thereof attributable to unreimbursed LC Disbursements of such Class) during the period from and including the Restatement Effective Date to but excluding the later of the date on which such Lender’s Commitment of such Class terminates and the date on which such Lender ceases to have any LC Exposure of such Class, and (ii) to the relevant Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the applicable Borrower and such Issuing Bank on the daily amount of the portion of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to outstanding Letters of Credit issued by such Issuing Bank for the account of such Borrower during the period from and including the Restatement Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure in respect of Letters of Credit issued for the account of such Borrower, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Restatement Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable by any Borrower to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). In addition to the fees referred to above, each Issuing Bank (i) may collect customary drawing fees from beneficiaries of Letters of Credit issued by it and (ii) may require that Letters of Credit issued by it contain customary provisions for such drawing fees.

(c) The Company agrees to pay to the Administrative Agent, for its own account and for the account of the initial Lenders, fees in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

(d) All fees payable by the Borrowers hereunder shall be paid in US Dollars on the dates due, in immediately available funds, to the Administrative Agent (or to the relevant Issuing Bank, in the case of fees payable by the Borrowers to it) for distribution to the parties entitled thereto. Fees paid by the Borrowers shall not be refundable under any circumstances.

SECTION 2.12. Interest. (a)   The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Canadian Prime Rate Borrowing shall bear interest at the Canadian Prime Rate plus the Applicable Rate.

(c) The Loans comprising each CDOR Rate Borrowing shall bear interest (i) in the case of a CDOR Rate Revolving Loan, at the CDOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate or (ii) in the case of a CDOR Rate Competitive Loan, at the CDOR Rate for the Interest Period in effect for such Borrowing plus (or minus, if applicable) the Margin applicable to such Loan.

(d) The Loans comprising each Eurodollar Borrowing shall bear interest (i) in the case of a Eurodollar Revolving Loan, at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate or (ii) in the case of a Eurodollar Competitive Loan, at the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

(e) The Loans comprising each HIBO Rate Borrowing shall bear interest (i) in the case of a HIBO Rate Revolving Loan, at the HIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate or (ii) in the case of a HIBO Rate Competitive Loan, at the HIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

(f) Each Fixed Rate Loan shall bear interest at the Fixed Rate applicable to such Loan.

(g) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the applicable Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(h) (i) For so long as any Lender maintains reserves against “Eurocurrency liabilities” (or any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Revolving Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents), and as a result the cost to such Lender (or its lending office for Eurodollar Revolving Loans) of making or maintaining its Eurodollar Revolving Loans is increased, then such Lender may require the applicable Borrower to pay, contemporaneously with each payment of interest on any Eurodollar Revolving Loan of such Lender, additional interest on such Eurodollar Revolving Loan for the Interest Period of such Eurodollar Revolving Loan at a rate per annum up to but not exceeding the excess of (A) (x) the applicable LIBO Rate divided by (y) one minus the Statutory Reserve Percentage over (B) the rate specified in the preceding clause (x).

(ii) Any Lender wishing to require payment of additional interest (x) shall so notify the applicable Borrower and the Administrative Agent, in which case such additional interest on the Eurodollar Revolving Loans of such Lender shall be payable to such Lender at the place indicated in such notice with respect to each

Interest Period commencing at least three Business Days after the giving of such notice and (y) shall furnish to the applicable Borrower at least five Business Days prior to each date on which interest is payable on the Eurodollar Revolving Loans an officer’s certificate setting forth the amount to which such Lender is then entitled under this Section (which shall be consistent with such Lender’s good-faith estimate of the level at which the related reserves are maintained by it). Each such certificate shall be accompanied by such information as the applicable Borrower may reasonably request as to the computation set forth therein.

(i) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (g) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR or Canadian Prime Rate Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar, CDOR Rate or HIBO Rate Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(j) All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest on Borrowings denominated in Pounds Sterling, (ii) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate, (iii) interest on Borrowings denominated in Canadian Dollars, (iv) interest on Borrowings denominated in Hong Kong Dollars and (v) interest on Borrowings denominated in Euros shall each be computed on the basis of a year of 365 days (or, in the case of ABR Borrowings and Canadian Dollar Borrowings, 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Canadian Prime Rate, CDOR Rate, LIBO Rate or HIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(k) For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of 360 days or any other period of time less than a calendar year) are equivalent are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or such other period of time, respectively.

(l) If any provision of this Agreement or of any of the other Loan Documents would obligate any Canadian Loan Party to make any payment of interest or other amount payable to the Lenders in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the Lenders of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the Lenders of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid to the Lenders under this Section, and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Lenders which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the Lenders shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), the Canadian Loan Parties shall be entitled, by notice in writing to the Administrative Agent, to obtain reimbursement from the Lenders in an amount equal to such excess and, pending such reimbursement, such amount shall be deemed to be an amount payable by the Lenders to the Borrower. Any amount or rate of interest referred to in this Section shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the applicable Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the closing date to the Maturity Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent shall be conclusive for the purposes of such determination.

SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar, CDOR Rate or HIBO Rate Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the CDOR Rate, LIBO Rate or HIBO Rate for such Interest Period; or

(b) the Administrative Agent is advised by Lenders holding a majority of the Commitments (or in the case of a Eurodollar, CDOR Rate or HIBO Rate Competitive Loan, the Lender that is required to make such Loan) that the CDOR Rate, LIBO Rate or HIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or telecopy as promptly as practicable thereafter, but not later than 10:00 a.m. (London time, or in the case of a CDOR Rate Borrowing, New York City time) on the first day of such Interest Period, and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar, CDOR Rate or HIBO Rate Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar, CDOR Rate or HIBO Rate Revolving Borrowing, then, unless the Borrower notifies the Administrative Agent by 2:00 p.m. (London time, or in the case of a CDOR

Rate Revolving Borrowing, New York City time) on the date of such Borrowing that it elects not to borrow on such date, such Borrowing shall be made (x) if such Borrowing is denominated in US Dollars or Canadian Dollars, as an ABR or Canadian Prime Rate Borrowing as applicable, and (y) if such Borrowing is denominated in Pounds Sterling, Hong Kong Dollars or Euros, as a Borrowing bearing interest at such rate as the Lenders and the Company may agree adequately reflects the costs to the Lenders of making or maintaining their Loans (or, absent such agreement, shall be repaid as of the last day of the current interest period applicable thereto) and (iii) any request by the Borrower for a Eurodollar, CDOR Rate or HIBO Rate Competitive Loan shall be ineffective; provided that if the circumstances giving rise to such notice do not affect all of the Lenders, then requests by the Borrower for Eurodollar, CDOR Rate or HIBO Rate Competitive Loans may be made to Lenders that are not affected thereby.

SECTION 2.14. Increased Costs. (a)  If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Statutory Reserve Percentage) or any Issuing Bank; or

(ii) impose on any Lender or any Issuing Bank or the London or Canadian interbank market any other condition affecting this Agreement or Eurodollar, CDOR Rate or HIBO Rate Loans made by such Lender or any Letter of Credit or participation therein (other than an imposition or change in Indemnified Taxes, Other Taxes or Excluded Taxes, or any Change in Law relating to capital or liquidity requirements or the rate of return on capital, with respect to which Section 2.16 and paragraph (b) of this Section, respectively, shall apply);

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining, or reduce the amount receivable by any Lender with respect to, any Eurodollar, CDOR Rate or HIBO Rate Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit, then the Company will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 15 days after receipt thereof.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar, CDOR Rate or HIBO Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar, CDOR Rate or HIBO Rate Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar, CDOR Rate or HIBO Rate Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan or (e) the assignment of any Eurodollar, CDOR Rate or HIBO Rate Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.18, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event which, in the reasonable judgment of such Lender, such Lender (or an existing or prospective participant in a related Loan) incurred, including any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrowers and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.

SECTION 2.16. Taxes. (a)  Each payment by any Loan Party under any Loan Document shall be made without withholding for any Taxes, unless such withholding is required by any law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Party shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such withholding been made.

(b) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Loan Parties shall jointly and severally indemnify each Recipient within 15 days after written demand therefor, for the full amount of any Indemnified Taxes paid by such Recipient on or with respect to any payment by or on account of any obligation of the Loan Parties hereunder (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, that the Loan Parties shall not be obligated to make payment to such Recipient for penalties, interest or expenses attributable to the gross negligence or willful misconduct of such Recipient. A certificate as to the amount of such payment or liability delivered to the applicable Loan Party by a Recipient, or by the Administrative Agent on behalf of another Recipient, shall be conclusive absent manifest error.

(d) Each Lender shall severally indemnify the Administrative Agent, within 10 days after written demand therefor, for the full amount of any Taxes (but, in the case of any Indemnified Taxes, only to the extent that the Loan Parties have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth and explaining in reasonable detail the amount of such payment or liability delivered to a Lender by the Administrative Agent shall be conclusive absent manifest error.

(e) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) (A) Any Foreign Lender that is entitled to an exemption from, or reduction of withholding Tax under the law of the United States of America, or any treaty to which the United States of America is a party, with respect to payments under this Agreement or any other Loan Document shall deliver to the Company (with a copy to the Administrative Agent), on or prior to the date of this Agreement (or, in the case of any Lender that becomes a party to this Agreement pursuant to an Assignment and Assumption) either (a) two properly executed originals of Form W-8ECI or Form W-8BEN or Form W-8BEN-E, as applicable (or any successor forms) prescribed by the IRS or other documents satisfactory to the Company and the Administrative Agent, as the case may be, certifying (i) that all payments to be made to such Foreign Lender under the Loan Documents are exempt from United States withholding Taxes because such payments are effectively connected with the conduct by such Lender of a trade or business within the United States and are included in such Lender’s gross income or (ii) that all payments to be made to such Foreign Lender under the Loan Documents are completely exempt from Taxes or are subject to such Taxes at a reduced rate by an applicable Tax treaty, (b)(i) a certificate executed by such Lender certifying that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and that such Lender qualifies for the portfolio interest exemption under Section 881(c) of the Code, and (ii) two properly executed originals of IRS Form W-8BEN or Form W-8BEN-E, as applicable (or any successor form) or (c) in the case of a Foreign Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (i) an IRS Form W-8IMY on behalf of itself and (ii) the relevant forms prescribed in this paragraph (f)(A) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a certificate described in clause (b)(i) on behalf of such partners, in each case, certifying such Lender’s entitlement to an exemption from, or reduction of, U.S. federal withholding Tax with respect to payments of interest to be made hereunder or under this Agreement or any other Loan Document. In the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, the IRS Form W-8BEN or Form W-8BEN-E, as applicable, shall (x) with respect to payments of interest under the Loan Documents, establish an exemption from U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under the Loan Documents, establish an exemption from U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty. Each Lender that is not a Foreign Lender shall deliver to the Company (with a copy to the Administrative Agent) two properly executed originals IRS Form W-9 (or any successor form). Each Lender agrees (but only to the extent it is legally entitled to do so) to provide the Company (with a copy to the Administrative Agent) with new forms prescribed by the IRS upon the expiration or obsolescence of any previously delivered form, after the occurrence of any event requiring a change in the most recent forms delivered by it to the Company and the Administrative Agent, or at any other time reasonably requested by Company.

(B) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender's obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.16(f)(B), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(C) Any Lender that is entitled to an exemption from, or reduction of withholding Tax under the laws of a country other than the United States of America, or any treaty to which such country is a party, with respect to payments under this Agreement or any other Loan Document shall deliver to the Company (with a copy to the Administrative Agent), at the time or times reasonably requested by the Company or the Administrative Agent, (A) such properly completed and duly executed documentation prescribed by applicable laws as will permit the Company or the Administrative Agent, as the case may be, to establish such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes (other than United States Taxes), and (B) such other documentation and reasonably requested information as will permit the Company or the Administrative Agent, as the case may be, to determine, if applicable, the required rate of withholding or deduction for any applicable Taxes and any required information reporting requirements, in each case, in respect of any payments to be made to such Lender pursuant to any Loan Document. The completion, execution and submission of any documentation contemplated by this Section 2.16(f)(C) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Each Lender shall deliver to the Company and the Administrative Agent two further original copies of any previously delivered form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete or inaccurate and promptly after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company or the Administrative Agent, or promptly notify the Company and the Administrative Agent that it is unable to do so. Each Lender shall promptly notify the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered form or certification under this Section 2.16(f)(C) to the Company or the Administrative Agent. Notwithstanding any other provision of this Section 2.16(f)(C), a Lender or Agent shall not be required to deliver any form pursuant to this Section 2.16(f)(C) that it is not legally able to deliver.

(g) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section, it shall pay over such refund to the Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Party under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Loan Party or any other Person.

(h) VAT.

(i) All amounts set out or expressed in a Loan Document to be payable by any party to any Recipient that (in whole or in part) constitute the consideration for a supply for VAT purposes shall, except as otherwise agreed by such Recipient, be deemed to be exclusive of any VAT that is chargeable on such supply. Subject to paragraph (ii) below, if VAT is or becomes chargeable on any supply made by any Recipient to any party under a Loan Document, such party shall pay to such Recipient (in addition to and at the same time as paying any other consideration for such supply), an amount equal to the amount of such VAT (and such Recipient shall promptly deliver to such party an invoice complying with the applicable legal requirements) unless such party is obligated by law to account directly to the applicable Governmental Authority for such VAT.

(ii) If VAT is or becomes chargeable on any supply made by the Administrative Agent or any Lender (the “VAT Supplier”) to any other Lender (the “VAT Recipient”) under a Loan Document, and any party other than the VAT Recipient (the “VAT Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the VAT Supplier (rather than being required to reimburse or indemnify the VAT Recipient in respect of that consideration) (x) (where the VAT Supplier is the Person required to account to the relevant tax authority for the VAT) the VAT Relevant Party shall also pay to the VAT Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The VAT Recipient shall (where the immediately foregoing clause (x) applies) promptly pay to the VAT Relevant Party an amount equal to any credit or repayment the VAT Recipient receives from the relevant Governmental Authority which the VAT Recipient reasonably determines relates to the VAT chargeable on that supply and (y) (where the VAT Recipient is the Person required to account to the relevant Governmental Authority for the VAT) the VAT Relevant Party shall promptly, following demand from the VAT Recipient, pay to the VAT Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the VAT

Recipient reasonably determines that it is not entitled to credit or repayment from the relevant Governmental Authority in respect of that VAT.

(iii) Where a Loan Document requires any party to reimburse or indemnify any Recipient for any cost or expense, such party shall reimburse or indemnify (as the case may be) such Recipient for the full amount of such cost or expense, including such part thereof as represents VAT, except to the extent that such Recipient reasonably determines that it, or any company of its group, is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iv) Any reference in this Section 2.16(h) to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994) or otherwise to a person treated as making or (as appropriate) receiving the supply under the grouping rules provided for in Article 11 of the council directive 2006/112/EEC on the common system of value added tax.

(v) In relation to any supply made by a Recipient to any party under a Loan Document, if reasonably requested by such Recipient, such party must promptly provide such Recipient with details of such party’s VAT registration and such other information as is reasonably requested in connection with such Recipient’s VAT reporting requirements in relation to such supply.

(i) (i) Each Lender that is entitled to an exemption from or reduction of withholding tax on interest payable by a UK Borrower under any applicable double taxation treaty to which the United Kingdom is a party, and that holds a passport number under the HMRC Double Taxation Treaty Passport scheme and wishes that scheme to apply to this Agreement and the other Loan Documents, shall include an indication to that effect by including its HMRC Double Taxation Treaty Passport scheme reference number in such Lender’s Administrative Questionnaire and its jurisdiction of tax residence (or otherwise provide the scheme reference number and its jurisdiction of tax residence to the Administrative Agent and the Company, for the benefit of any UK Borrower) and subject to paragraph (i)(iii) below, having so provided its HMRC Double Taxation Treaty Passport scheme reference number shall be under no further obligation pursuant to Section 2.16(f) in respect of a UK Borrower.

(ii) Where a Lender includes the indication described in paragraph (i)(i) above, any UK Borrower shall file a duly completed form DTTP2 with respect to each such Lender with HMRC within the later of 30 days of the date such Lender becomes a Lender hereunder and 30 Business Days before the first interest payment is due from that UK Borrower to that Lender, and shall promptly provide such Lender with a copy of that filing. No Borrower shall file a form DTTP2 or file any other form relating to the HMRC Double Taxation Treaty Passport scheme unless a Lender has provided its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (i)(i) above or such Lender otherwise agrees.

(iii) If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (i)(i) above and a UK Borrower has not filed a duly completed form DTTP2 in respect of such Lender or a UK Borrower has filed a duly completed DTTP2 in respect of such Lender but (y) the form DTTP2 has been rejected by HMRC or (z) HMRC has not given that UK Borrower authority to make payments to such Lender without withholding or deduction on account of Tax within 60 days of the date on which that UK Borrower filed a duly completed DTTP2 in respect of such Lender and, in the case of clause (y) or (z), that UK Borrower has notified such Lender thereof in writing, such Lender and UK Borrower shall co-operate in completing any additional procedural formalities necessary for that UK Borrower to obtain authorization to make that payment without any withholding or deduction on account of Tax.

SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) on the date when due, in immediately available funds, without set-off or counterclaim, and each Borrower agrees to instruct its bank which will be transmitting such funds with respect to such payments not later than 10:00 A.M. (New York City time) on the date when due. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to an Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 8.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Payments of principal and interest on any Loan shall be in the currency in which such Loan is denominated. Reimbursement of LC Disbursement and interest thereon shall be paid in the currency in which such LC Disbursement was made. All other payments hereunder shall be made in US Dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due from an applicable Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of such interest and fees then due to such parties by such Borrower, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties by such Borrower.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its (i) US Dollar Tranche Revolving Loans, (ii) Multicurrency Tranche Revolving Loans or participations in LC Disbursements in respect of Multicurrency Tranche Letters of Credit or (iii) Revolving Loans or participations in LC Disbursements of any other Class resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its (i) US Dollar Tranche Revolving Loans, (ii) Multicurrency Tranche Revolving Loans and participations in LC Disbursements in respect of Multicurrency Tranche Letters of Credit or (iii) Revolving Loans or participations in LC Disbursements of any other Class and, in each case, accrued interest thereon than the proportion received by any other Lender of the applicable Class, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the (i) US Dollar Tranche Revolving Loans, (ii) Multicurrency Tranche Revolving Loans and participations in LC Disbursements in respect of Multicurrency Tranche Letters of Credit or (iii) Revolving Loans or participations in LC Disbursements of any other Class of other Lenders of the applicable Class to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of the applicable Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective (i) US Dollar Tranche Revolving Loans, (ii) Multicurrency Tranche Revolving Loans and participations in LC Disbursements in respect of Multicurrency Tranche Letters of Credit or (iii) Revolving Loans or participations in LC Disbursements of any other Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrowers consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lenders or any Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the applicable Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of (A) (x) the Federal Funds Effective Rate in the case of Loans denominated in US Dollars and (y) the rate reasonably determined by the Administrative Agent to be the cost of funding such amount, in the case of Loans denominated in Canadian Dollars, Pounds Sterling, Hong Kong Dollars, Euros or a Permitted Foreign Currency and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(d) or (e), 2.06(b) or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.18. Mitigation Obligations; Replacement of Lenders. (a)   If any Lender requests compensation under Section 2.14 or 2.21, or additional interest under Section 2.12(h) or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16 or 2.21 (other than VAT or amounts which would not have arisen but for any Borrower’s failure to comply with Section 2.16(i)), then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12(h), 2.14, 2.16 or 2.21 (other than VAT or amounts which would not have arisen but for any Borrower’s failure to comply with Section 2.16(i)), as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The applicable Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.14 or 2.21, or additional interest under Section 2.12(h), or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16 (other than VAT or amounts which would not have arisen but for any Borrower’s failure to comply with Section 2.16(i)), or if any Lender becomes a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 8.04), all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it) to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Banks), which consents shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans) and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts, in each case payable to it by the applicable Borrower hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or 2.21, additional interest under Section 2.12(h) or payments required to be made pursuant to Section 2.16 or 2.21 (other than VAT or amounts which would not have arisen but for any Borrower’s failure to comply with Section 2.16(i)), such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the applicable Borrower to require such assignment and delegation cease to apply.

(c) If any Lender becomes a Defaulting Lender, then, and at any time thereafter while such Lender continues to be a Defaulting Lender, the Company may, in its sole discretion, terminate the Commitment of such Lender and prepay all Loans of such Lender then outstanding, together with interest thereon to the date of such prepayment; provided that such termination and prepayment shall be permitted only if, after giving effect thereto (including the adjustment of Revolving Credit Exposures of the Lenders to give effect to the allocation of LC Exposure in accordance with the Applicable Percentages of the Lenders after giving effect thereto), no Lender’s Revolving Credit Exposure shall exceed its Commitment.

(d) In connection with any proposed amendment, modification or waiver of or with respect to any provision of this Agreement (a “Proposed Change”) requiring the consent of all Lenders, if the consent of the Required Lenders to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained, then the Company may, at its sole expense and effort, upon notice to each Non-Consenting Lender and the Administrative Agent, require each Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 8.04) all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it) to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans), accrued interest thereon, accrued fees and all other amounts, in each case payable to it by the Company hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) the Company shall not be permitted to require any Non-Consenting Lender to make any such assignment unless all Non-Consenting Lenders are required to make such assignments and, as a result thereof, the Proposed Change will become effective.

SECTION 2.19. Defaulting Lenders. Notwithstanding any other provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) if any LC Exposure in respect of any Class exists at the time a Lender of such Class is a Defaulting Lender the Company shall within three Business Days following notice by the Administrative Agent either (i) cash collateralize such Defaulting Lender’s LC Exposure of such Class in accordance with the procedures set forth in Section 2.05(j) for so long as such Defaulting Lender’s LC Exposure of such Class is outstanding, (ii) elect, by notice to the Administrative Agent, an LC Exposure Reallocation with respect to such Defaulting Lender’s LC Exposure of such Class, provided that the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Company shall have otherwise notified the Administrative Agent at such time, the Company shall be deemed to have represented and warranted that such conditions are satisfied at such time) or (iii) comply with a combination of clauses (i) and (ii) above with respect to such Defaulting Lender’s LC Exposure of such Class;

(b) no Issuing Bank shall be required to issue, amend or increase any Letter of Credit of any Class unless the Company provides cash collateral or elects an LC Exposure Reallocation (or a combination thereof) in accordance with clause (a) above in respect of such Defaulting Lender’s LC Exposure of such Class in respect thereof;

(c) no commitment fees or participation fees shall accrue for the account of or be payable to such Defaulting Lender; and

(d) the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 8.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 8.02, require the consent of such Defaulting Lender in accordance with the terms hereof.

It is understood that, if the Commitment of a Defaulting Lender is assigned pursuant to Section 2.18(b) or terminated pursuant to Section 2.18(c), the provisions of this Section 2.19 shall cease to apply in respect of such Defaulting Lender and its Commitment.

SECTION 2.20. Additional Borrowers; Borrowing Subsidiary Terminations; Additional Currencies.

(a) After the Restatement Effective Date, the Company may designate any wholly-owned Subsidiary acceptable to the Lenders of any Class of Commitments and the Administrative Agent as an Additional Borrower in respect of such Class by delivery to the Administrative Agent of (i) an Additional Borrower Agreement executed by such Subsidiary and the Company, substantially in the form of Exhibit B-1 hereto (each, an

“Additional Borrower Agreement”) and (ii) a favorable written opinion (addressed to the Administrative Agent and the Lenders) of counsel of such Subsidiary or Subsidiaries (which opinion shall be satisfactory to the Administrative Agent). Upon the written acceptance of the Additional Borrower Agreement by the Administrative Agent and all the Lenders of the applicable Class, in each applicable Lender’s sole discretion, such Subsidiary shall for all purposes of this Agreement be an Additional Borrower with respect to such Class and a party to this Agreement.

(b) If the Company wishes to terminate a Borrowing Subsidiary, the Company may execute and deliver to the Administrative Agent, at least ten Business Days prior to effectiveness, a Borrowing Subsidiary Termination substantially in the form of Exhibit B-2 hereto (each, a “Borrowing Subsidiary Termination”) with respect to any Borrowing Subsidiary, and such Subsidiary shall cease to be a Borrowing Subsidiary and a party to this Agreement. Notwithstanding the foregoing, no Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary at a time when any principal of or interest on any Loan to such Borrowing Subsidiary shall be outstanding hereunder. Promptly following receipt of any Additional Borrower Agreement or Borrowing Subsidiary Termination, the Administrative Agent shall send a copy thereof to each Lender.

(c) After the Restatement Effective Date, the Company may, upon written notice to the Administrative Agent (which shall promptly notify the Lenders of the applicable Class), request that an additional foreign currency be added as a Permitted Foreign Currency in respect of such Class; provided that the requested currency is a lawful currency for which there is a publically available Exchange Rate. Each Lender of the applicable Class shall notify the Administrative Agent, not later than seven Business Days after receipt of such request, whether it consents, in its sole discretion, to the addition of such currency as a Permitted Foreign Currency in respect of such Class (and any failure by Lender of the applicable Class to respond within such time period shall be deemed not to be a consent to such request). If the Administrative Agent and all the Lenders of the applicable Class consent to the addition of a currency as a Permitted Foreign Currency, they shall negotiate with the Company and execute a written acceptance of the request (including a maximum amount for such Permitted Foreign Currency, the Types of Loans of the applicable Class that will be made available in such Permitted Foreign Currency and the Borrowers that will be able to borrow Loans of the applicable Class in such Permitted Foreign Currencies) (the “Additional Currency Agreement”), and the currency set forth in such acceptance shall be a Permitted Foreign Currency. The Administrative Agent shall so notify the Company, the Lenders of the applicable Class and the Borrowers, and this Agreement shall be deemed amended to permit Loans in such currency. If the Administrative Agent or any Lender of the applicable Class fails to consent to any such request, the Administrative Agent shall promptly so notify the Company.

SECTION 2.21. Foreign Subsidiary Costs.

(a) If the cost to any Multicurrency Tranche Revolving Lender of making or maintaining any Loan to any Additional Borrower that is a Foreign Borrower is increased, or the amount of any sum received or receivable by any Multicurrency Tranche Revolving Lender (or its lending office) from any such Foreign Borrower is reduced, by an amount deemed in good faith by such Multicurrency Tranche Revolving Lender to be material, by reason of the fact that such Additional Borrower is organized under the laws of, or principally conducts its business in, a jurisdiction or jurisdictions outside the United States of America, the Company shall indemnify such Multicurrency Tranche Revolving Lender for such increased cost or reduction within 30 days after demand by such Lender (with a copy to the Administrative Agent). A certificate of such Multicurrency Tranche Revolving Lender claiming compensation under this subsection (a) and setting forth the additional amount or amounts to be paid to it hereunder, together with calculations in reasonable detail supporting such amounts, shall be conclusive in the absence of clearly demonstrable error.

(b) Each Multicurrency Tranche Revolving Lender will promptly notify the Company and the Administrative Agent of any event of which it has knowledge that will entitle such Multicurrency Tranche Revolving Lender to additional interest or payments pursuant to paragraph (a) above, but in any event within 45 days after such Multicurrency Tranche Revolving Lender obtains actual knowledge thereof; provided that (i) if any Multicurrency Tranche Revolving Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Multicurrency Tranche Revolving Lender shall, with respect to compensation payable pursuant to this Section in respect of any costs resulting from such event, only be entitled to payment under this Section for costs incurred from and after the date 45 days prior to the date that such Multicurrency Tranche Revolving Lender does give such notice and (ii) each Multicurrency Tranche Revolving Lender will designate a different applicable lending office, if, in the judgment of such Multicurrency Tranche Revolving Lender, such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Multicurrency Tranche Revolving Lender or to the Company or any Borrower.

(c) The foregoing provisions of this Section shall not apply to Taxes imposed on or with respect to payments made by the Borrowers hereunder or Other Taxes, which Taxes shall be governed in each case solely by Section 2.16.

SECTION 2.22. New Local Facilities.

(a) The Company may at any time or from time to time after the Restatement Effective Date, by notice to the Administrative Agent, request the Lenders having Commitments of one or more Classes to designate a portion of their respective Commitments under such Class or Classes to make advances denominated in one or more foreign currencies not then available under this Agreement (and, if desired, US Dollars) pursuant to a newly established separate revolving tranche (each, a “New Local Facility”) under this Agreement. Each New Local Facility shall be in a minimum amount of $25,000,000. Each notice from the Company pursuant to this Section 2.22 shall set forth the requested amount and proposed terms of the relevant New Local Facility (including the currencies in which Loans and, if applicable, Letters of Credit may be requested under such New Local Facility, which currencies shall be lawful foreign currencies for which there is a publicly available Exchange Rate and, if so provided, US Dollars) and the Class or Classes designated by the Company to be reduced as a result of the establishment of such New Local Facility. Lenders wishing to designate a portion of their Commitments of a designated Class or Classes to a New Local Facility (each, a “New Local Facility Lender”) shall have such portion of their Commitment under such Class or Classes designated to such New Local Facility on a pro rata basis in accordance with the aggregate Commitments of the other New Local Facility Lenders. The designation of Commitments to any New Local Facility shall be made pursuant to an amendment (each, a “Local Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Company, the Administrative Agent and each New Local Facility Lender. No Lender shall be obligated to transfer any portion of its Commitments to a New Local Facility unless it so agrees.

(b) Notwithstanding the foregoing, no New Local Facility shall become effective under this Section 2.22 unless (i) on the date of such effectiveness (unless otherwise agreed among the New Local Facility Lenders, the Company and the applicable Borrowers, and consented to by the Administrative Agent (such consent not to be unreasonably withheld or delayed) (A) the representations and warranties of the Company set forth in this Agreement are true and correct, and if the Collateral and Guarantee Requirement is then required to be satisfied, the representations and warranties of the Loan Parties set forth in the Collateral Agreement are true and correct in all material respects, in each case, on and as of such date, except to the extent that any such representation or warranty expressly relates to a specified date or dates, in which case such representation or warranty was true and correct as of such specified date or dates, and the Administrative Agent (acting at the direction of the applicable New Local Facility Lenders) shall have received a certificate to that effect dated such date and executed by the Company and (B) no Default shall have occurred and be continuing or would result from such New Local Facility; and (ii) the Administrative Agent shall have received such legal opinions, board resolutions and other closing certificates and documentation (including opinions of counsel) as the Administrative Agent (acting at the direction of the New Local Facility Lenders) shall reasonably request.

(c) Notwithstanding the terms of Section 8.02, any Local Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to implement the provisions of this Section, a copy of which shall be made available to each Lender.

ARTICLE III

Representations and Warranties

The Company represents and warrants to the Lenders that:

SECTION 3.01. Corporate Existence and Power. Each Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all corporate or other organizational power and authority required to carry on its business as now conducted.

SECTION 3.02. Corporate and Governmental Authorization; No Contravention. The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate or other organizational power, have been duly authorized by all necessary corporate or other organizational action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of reports with the Securities and Exchange Commission and filings necessary to satisfy the Collateral and Guarantee Requirement) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation, bylaws or other organizational documents of such Loan Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Loan Party.

SECTION 3.03. Binding Effect. This Agreement has been duly executed and delivered by the Borrowers and constitutes, and the Collateral Agreement (at such times as the Collateral and Guarantee Requirement is required to be satisfied) has been duly executed and delivered by the Company and each Material Subsidiary and constitutes, a valid and binding obligation of the Company (and such Material Subsidiary, if applicable), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally, concepts of reasonableness and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.04. Financial Information. (a) The consolidated balance sheet of the Company and the Subsidiaries and the related consolidated statements of income, shareholders’ equity and cash flows as of and for Fiscal Year 2016, reported on by Ernst & Young LLP and set forth in the Company’s Annual Report on Form 10-K for Fiscal Year 2016, a copy of which has been delivered to each of the Lenders fairly presents, in conformity with GAAP, the consolidated financial position of the Company and the Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year.

(b) From January 29, 2017 to the date hereof or any Test Date, there has been no material adverse change in the business, financial position or results of operations of the Company and the Consolidated Subsidiaries, considered as a whole.

SECTION 3.05. Litigation and Environmental Matters. (a) Except for the Disclosed Matters, there is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any Consolidated Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is, in the good faith judgment of the Company (which shall be conclusive), a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and the Consolidated Subsidiaries considered as a whole, or which in any manner draws into question the validity or enforceability of this Agreement.

(b) Except with respect to any matters that, individually or in the aggregate, are not reasonably expected in the good faith judgment of the Company (which shall be conclusive) to materially adversely affect the business, financial position or results of operations of the Company and the Consolidated Subsidiaries considered as a whole, neither the Company nor any of the Consolidated Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate in the good faith judgment of the Company (which shall be conclusive), has resulted in a material adverse effect on the business, financial position or results of operations of the Company and the Consolidated Subsidiaries considered as a whole.

SECTION 3.06. Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures designed to promote compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents (acting in their capacity as such) with the FCPA, the U.K. Bribery Act 2010 and applicable Sanctions, and the Company and each of its Subsidiaries, to the knowledge of the Company, is in compliance with all Anti-Corruption Laws, applicable Sanctions, and, to the extent applicable, the USA Patriot Act, in all material respects. None of the Company or any Subsidiary, or, to the knowledge of the Company, any director, officer, employee or agent with respect to the facility of the Borrower or any Subsidiary, is a Sanctioned Person.

SECTION 3.07. Subsidiaries. (a) Each of the Consolidated Subsidiaries is a corporation, limited liability company or partnership duly organized, validly existing and, to the extent applicable, in good standing under the laws of its jurisdiction of organization, and has all requisite power and authority required to carry on its business as now conducted except to the extent that the failure of any such Consolidated Subsidiary to be so organized, existing or in good standing or to have such power and authority is not reasonably expected by the Company to have a material adverse effect on the business, financial position or results of operations of the Company and the Consolidated Subsidiaries considered as a whole.

(b) Schedule 3.07 hereto completely and accurately sets forth the names and jurisdictions of organization of each Consolidated Subsidiary that is a Domestic Subsidiary as of the Restatement Effective Date, indicating for each such Subsidiary whether it is a Material Subsidiary as of the Restatement Effective Date.

SECTION 3.08. Not an Investment Company. None of the Borrowers or the Subsidiary Loan Parties is required to register as an “investment company” under (and within the meaning of) the Investment Company Act of 1940, as amended.

SECTION 3.09. ERISA. The Company and its ERISA Affiliates (a) have fulfilled their material obligations, whether or not waived, under the minimum funding standards of Section 302 of ERISA and Section 412 of the Code with respect to each Plan, (b) are in compliance in all material respects with the presently applicable provisions of ERISA and the Code and (c) have not incurred any liability in excess of $100,000,000 to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA; provided, that this sentence shall not apply to (i) any ERISA Affiliate as described in Section 414(m) of the Code (other than the Company or a Subsidiary) or any Plan maintained by such an ERISA Affiliate or (ii) any Multiemployer Plan. The Company and its Subsidiaries have made all material payments to Multiemployer Plans which they have been required to make under the related collective bargaining agreement or applicable law. As of the Restatement Effective Date, the Company and its Subsidiaries do not contribute to or have an obligation to contribute to a Multiemployer Plan, nor have they contributed or had an obligation to contribute to a Multiemployer Plan in the preceding six years.

SECTION 3.10. Taxes. The Company and its Subsidiaries have filed all United States federal income tax returns and all other material tax returns which, in the opinion of the Company, are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary, except for assessments which are being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate.

SECTION 3.11. Disclosure. The financial statements delivered pursuant to Section 5.01(a)(i) and (ii), the registration statements delivered pursuant to Section 5.01(a)(vi) (in each case in the form in which such registration statements were declared effective, as amended by any post-effective amendments thereto) and the reports on Forms 10-K, 10-Q and 8-K delivered pursuant to Section 5.01(a)(vi), do not, taken as a whole and in each case as of the date thereof, contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

ARTICLE IV

Conditions

SECTION 4.01. Intentionally Omitted.

SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of any Issuing Bank to issue, amend,

renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Company set forth in this Agreement shall be true and correct, and at such times as the Collateral and Guarantee Requirement is required to be satisfied, the representations and warranties of the Loan Parties as set forth in the Collateral Agreement shall be true and correct in all material respects, in each case on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (except to the extent that any such representation or warranty expressly relates to a specified date or dates, in which case such representation or warranty shall be true and correct as of such specified date or dates).

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

Covenants

The Company agrees that, so long as any Lender has any Commitment hereunder or any amount payable hereunder remains unpaid:

SECTION 5.01. Information. (a) The Company will deliver to the Administrative Agent and each of the Lenders:

(i) as soon as available and in any event within 90 days after the end of each Fiscal Year, the Annual Report of the Company on Form 10-K for such Fiscal Year, containing financial statements reported on in a manner acceptable to the Securities and Exchange Commission by Ernst & Young LLP or other independent public accountants of nationally recognized standing selected by the Company (without a “going concern” or like qualification, exception or statement and without any qualification or exception as to the scope of such audit);

(ii) as soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, a copy of the Company’s report on Form 10-Q for such quarter with the financial statements therein contained to be certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles (except footnotes) and consistency, by a Financial Officer;

(iii) simultaneously with the delivery of each set of financial statements referred to in clauses (i) and (ii) above, a certificate of a Financial Officer (1) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Section SECTION 5.06. and Section 5.07 on the date of such financial statements, (2) stating whether, to the best knowledge of such Financial Officer, any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto, (3) except during a Release Period, stating that there are no Material Subsidiaries that have not satisfied the Collateral and Guarantee Requirement and (4) unless (x) if both rating agencies shall have a Credit Rating then in effect, the Credit Ratings are BBB- and Baa3 (in each case, with stable outlook) or better or (y) if only one rating agency shall have a Credit Rating then in effect, the Credit Rating from such rating agency is BBB- or Baa3 (in each case, with stable outlook) or better, stating the aggregate amount of Investments and Restricted Payments made in reliance on clause (g) of Section 5.17 and clause (d) of Section 5.18 during the preceding fiscal quarter and confirming that the Unrestricted Basket Conditions were satisfied with respect to each such Investment or Restricted Payment;

(iv) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements (insofar as such pertains to accounting matters);

(v) promptly upon the mailing thereof to the stockholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

(vi) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission;

(vii) promptly following a request therefor, any documentation or other information that a Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act; and

(viii) within four Business Days of any executive officer of the Company or any Financial Officer obtaining knowledge of any condition or event recognized by such officer to be a Default, a certificate of a Financial Officer setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

(ix) if and when any executive officer of the Company or any Financial Officer obtains knowledge that any ERISA Affiliate (1) has given or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC, (2) has received notice of complete or partial Withdrawal Liability, a copy of such notice or (3) has received notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

(x) from time to time such additional information regarding the financial position or business of the Company and Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request; and

(xi) except during a Release Period, as soon as available and in any event within 30 days after the end of each Fiscal Year, a financial forecast for the Company and the Consolidated Subsidiaries for the subsequent Fiscal Year, including a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and each fiscal quarter thereof and consolidated statements of income and cash flows of the Company and its Consolidated Subsidiaries for such fiscal year and each fiscal quarter thereof.

(b) Certificates delivered pursuant to this Section shall be signed manually or shall be copies of a manually signed certificate.

(c) The Company may provide for electronic delivery of the financial statements, certificates, reports and registration statements described in clauses (i), (ii), (iii), (iv), (v) and (vi) of paragraph (a) of this Section by posting such financial statements, certificates, reports and registration statements on Intralinks or any similar service approved by the Administrative Agent, or delivering such financial statements, certificates, reports and registration statements to the Administrative Agent for posting on Intralinks (or any such similar service). Furthermore, any items required to be furnished pursuant to Sections 5.01(a) (i), (ii), (v) or (vi) shall be deemed to have been delivered on the date on which the Administrative Agent receives notice that the Company has filed such item with the Securities and Exchange Commission and is available on the EDGAR website on the Internet at www.sec.gov or any successor government website that is freely and readily available to the Administrative Agent without charge; provided that the Company shall give notice of any such filing to the Administrative Agent (who shall then give notice of any such filing to the Lenders). Notwithstanding the foregoing, the Company shall deliver paper or electronic copies of any such financial statement to the Administrative Agent if the Administrative Agent requests the Company to furnish such paper or electronic copies until written notice to cease delivering such paper or electronic copies is given by the Administrative Agent.

SECTION 5.02. Maintenance of Properties. The Company will, and will cause each Consolidated Subsidiary to, maintain and keep in good condition, repair and working order all properties used or useful in the conduct of its business and supply such properties with all necessary equipment and make all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section shall prevent the Company or any Consolidated Subsidiary from discontinuing the operation and maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of the business of the Company or such Consolidated Subsidiary, as the case may be, and not disadvantageous in any material respect to the Lenders.

SECTION 5.03. Maintenance of Insurance. The Company will, and will cause each Consolidated Subsidiary to, insure and keep insured, with reputable insurance companies, so much of its properties and such of its liabilities for bodily injury or property damage, to such an extent and against such risks (including fire), as companies engaged in similar businesses customarily insure properties and liabilities of a similar character; or, in lieu thereof, the Company will maintain, or cause each Consolidated Subsidiary to maintain, a system or systems of self-insurance which will be in accord with the customary practices of companies engaged in similar businesses in maintaining such systems.

SECTION 5.04. Preservation of Corporate Existence. Except pursuant to a transaction not prohibited by Section 5.12, each Loan Party shall preserve and maintain its corporate existence, rights, franchises and privileges in any State of the United States which it shall select as its jurisdiction of incorporation or organization, and qualify and remain qualified as a foreign corporation or foreign organization in each jurisdiction in which such qualification is necessary, except such jurisdictions, if any, where the failure to preserve and maintain its corporate or other organizational existence, rights, franchises and privileges, or qualify or remain qualified will not have a material adverse effect on the business or property of such Loan Party.

SECTION 5.05. Inspection of Property, Books and Records. The Company will, and will cause each Consolidated Subsidiary to, make and keep books, records and accounts in which transactions are recorded as necessary to (a) permit preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and (b) otherwise comply with the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934 as in effect from time to time. At any reasonable time during normal business hours and from time to time, the Company will permit the Administrative Agent or any of the Lenders or any agents or representatives thereof at their expense (to the extent not in violation of applicable law) to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and any Consolidated Subsidiaries and to discuss the affairs, finances and accounts of the Company and any Consolidated Subsidiaries with any of their respective officers or directors. Any information obtained pursuant to this Section or Section 5.01(a) shall be subject to Section 8.12.

SECTION 5.06. Fixed Charge Coverage Ratio. The Company will not permit the ratio of Consolidated EBITDAR to Consolidated Fixed Charges for any period of four consecutive fiscal quarters to be less than 1.75 to 1.00.

SECTION 5.07. Debt to Consolidated EBITDA. The Company will not permit the ratio of Consolidated Debt as of any date to Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such date (or, if such date is not the last day of a fiscal quarter of the Company, then for the period of four consecutive fiscal quarters of the Company most recently ended prior to such date) to exceed 4.00 to 1.00.

SECTION 5.08. Limitations on Liens. The Company will not, and will not permit any Consolidated Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Permitted Encumbrances;

(b) any Lien on any property or asset of the Company or any Consolidated Subsidiary existing on November 5, 2004 and set forth in Schedule 5.08; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Consolidated Subsidiary and (ii) such Lien shall secure only those obligations which it secures on November 5, 2004 and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(c) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Consolidated Subsidiary or existing on any property or asset of any Person that becomes a Consolidated Subsidiary after November 5, 2004 prior to the time such Person becomes a Consolidated Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Consolidated Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Consolidated Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Consolidated Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(d) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Consolidated Subsidiary; provided that (i) with respect to a Consolidated Subsidiary, such security interests secure Indebtedness permitted by Section 5.10, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement (or are incurred to extend, renew or replace security interests and Indebtedness previously incurred in compliance with this clause), (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Company or any Consolidated Subsidiary;

(e) other Liens, securing (i) obligations of the Company or any Subsidiary Loan Party in an aggregate principal amount not exceeding $750,000,000 and (ii) obligations of any Subsidiary (other than any Subsidiary Loan Party) and Guarantees of obligations of any Subsidiary (other than any Subsidiary Loan Party) by the Company or any Subsidiary Loan Party in an aggregate principal amount not exceeding $400,000,000; provided that (A) at no time shall more than $300,000,000 of such obligations, in the aggregate, be secured by Liens on inventory, of which not more than $150,000,000 of such obligations shall be secured by Liens on inventory located in jurisdictions in which the granting of a Lien in respect of such inventory securing all or a portion of the Obligations (w) will be permitted under applicable law, rule and regulation, (x) will not result in adverse tax consequences to the Company or any Consolidated Subsidiary, (y) may, under the law of such jurisdiction, automatically apply to (and not be subject to additional filing, recording or other requirements to achieve perfection of such Lien on) after-acquired inventory and (z) will not cost more than the benefit to be received by the Lenders in the reasonable determination of the Administrative Agent (it being understood that Liens on inventory shall be permitted to secure obligations in excess of the amounts set forth in this clause (A) if such Liens secure obligations pursuant to this Section 5.08(e) on a second-priority basis to the Liens securing the Obligations), (B) at no time shall more than $10,000,000 of such obligations be secured by Liens on any intellectual property owned by a Loan Party that is usable primarily, or for use primarily, outside the United States and (C) the trustee, agent or other representative acting on behalf of the holders of such obligations shall become party to an intercreditor agreement that reflects the pari passu nature (or in the case of inventory or other assets secured on a second-priority basis, the second lien nature) of such Liens reasonably satisfactory to the Administrative Agent and the Company; provided that such intercreditor agreement shall be deemed to be reasonably satisfactory to the Administrative Agent if such intercreditor agreement reflecting the pari passu nature of such Liens is substantially in the form attached hereto as Exhibit C-1 (or in the case of inventory secured on a second-priority basis, such intercreditor agreement reflecting the second lien nature of such Liens on inventory is substantially in the form attached hereto as Exhibit C-2);

(f) Liens granted on the Collateral pursuant to the Collateral Documents;

(g) second-priority Liens on the Collateral securing Indebtedness in an aggregate principal amount not exceeding $750,000,000; provided that (i) the Indebtedness secured by such second-priority Liens (A) shall not mature on or prior to the Specified Date, (B) shall not require any scheduled repayment of principal on or prior to the Specified Date, (C) shall not have terms more restrictive, taken as a whole, than those set forth in this Agreement and (D) shall be subject only to mandatory prepayments, if any, that can be avoided through repayment or prepayment of Loans or through investments by the Company or the

Consolidated Subsidiaries in assets to be used in their businesses and (ii) such second-priority Liens and the Indebtedness secured thereby shall be subject to an Intercreditor Agreement; provided, further that such second-priority Liens shall not be permitted during a Release Period; and

(h) factoring or other sales of accounts receivable from franchisees, resellers and other similar Persons, in each case, except as set forth in Schedule 5.08, conducting all or substantially all of its operations outside the United States, for cash to banks or other financial institutions; provided that (i) the outstanding uncollected face amount (less write-offs) of the receivables so sold shall not exceed $200,000,000 at any time and (ii) at the time of, and immediately after giving effect to, any such factoring or sale, no Event of Default has occurred and is continuing or would result therefrom.

SECTION 5.09. Compliance with Laws. The Company will, and will cause each Consolidated Subsidiary to, comply in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including ERISA and the rules and regulations thereunder), except to the extent that (a) the necessity of compliance therewith is contested in good faith by appropriate proceedings or (b) the failure to so comply would not result in any material adverse effect on the business, financial condition or results of operations of the Company and Consolidated Subsidiaries taken as a whole.

SECTION 5.10. Limitations on Subsidiary Indebtedness. The Company will not permit any Consolidated Subsidiary (other than any Subsidiary Loan Party) to create, incur, assume or suffer to exist any Indebtedness except:

(a) Indebtedness of any Consolidated Subsidiary which is, or the direct or indirect parent of which is, acquired by the Company or any other Consolidated Subsidiary after March 22, 2006, which Indebtedness is in existence at the time such Consolidated Subsidiary (or parent) is so acquired; provided that such Indebtedness was not created at the request or with the consent of the Company or any Subsidiary, and such Indebtedness may not be extended other than pursuant to the terms thereof as in existence at the time such Consolidated Subsidiary (or parent) was acquired;

(b) other Indebtedness in an aggregate principal amount for all Consolidated Subsidiaries (excluding any Non-Recourse ETC Debt) not exceeding $750,000,000;

(c) Indebtedness of any Consolidated Subsidiary to the Company or any other Consolidated Subsidiary to the extent not prohibited by Section 5.17; and

(d) Capital Lease Obligations.

SECTION 5.11. Transactions with Affiliates. The Company will not, and will not permit any of its Consolidated Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) at prices and on terms and conditions not less favorable to the Company or such Consolidated Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) any transaction determined by a majority of the disinterested directors of the Company’s board of directors to be fair to the Company and its Subsidiaries, (c) transactions between or among the Company and its Consolidated Subsidiaries not involving any other Affiliate and (d) any transaction with respect to which neither the fair market value of the related property or assets, nor the consideration therefor, exceeds $5,000,000.

SECTION 5.12. Consolidations, Mergers and Sales of Assets. The Company will not (a) consolidate or merge with or into any other Person, (b) liquidate or dissolve or (c) sell, lease or otherwise transfer all or any substantial part of the assets of the Company and its Consolidated Subsidiaries, taken as a whole, to any other Person; provided that the Company may merge with another Person if (i) the corporation surviving the merger is the Company or a corporation organized under the laws of a State of the United States into which the Company desires to merge for the purpose of becoming incorporated in such State (in which case such corporation shall assume all of the Company’s obligations under this Agreement by an agreement satisfactory to the Required Lenders (and the Required Lenders shall not unreasonably withhold their consent to the form of such agreement) and shall deliver to the Administrative Agent and the Lenders such legal opinions and other documents as the Administrative Agent may reasonably request to evidence the due authorization, validity and binding effect thereof) and (ii) immediately after giving effect to such merger, no Default shall have occurred and be continuing; and provided further that the foregoing shall not be construed to prohibit any Minority Interest Disposition or any other sale, lease or other transfer of assets (including by means of dividends, share repurchases or recapitalizations) that does not involve all or any substantial part of the assets of the Company and its Consolidated Subsidiaries taken as a whole. Notwithstanding the foregoing, the Company will not permit the sale, directly or indirectly, of the Equity Interests of a Borrowing Subsidiary such that, after giving effect thereto, the Borrowing Subsidiary will cease to be, directly or indirectly, wholly-owned by the Company.

SECTION 5.13. Use of Proceeds. The Borrowers will use the proceeds of the Loans and issuance of Letters of Credit for general corporate purposes (including, without limitation, repurchases of, and dividends on, its equity securities). None of the Company, any Subsidiary or director, officer, employee or agent of the Company or any Subsidiary will directly or knowingly indirectly use the proceeds of the Loans or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person for the purpose of (a) financing any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official governmental capacity in material violation of any Anti-Corruption Laws or (b) financing the activities of or any transactions with any Sanctioned Person or in any Sanctioned Country, except to the extent licensed or otherwise authorized under U.S. law.

SECTION 5.14. [Reserved]

SECTION 5.15. Information Regarding Collateral. The Company will furnish to the Collateral Agent prompt written notice of any change (i) in the legal name of any Loan Party, as set forth in its organizational documents, (ii) in the jurisdiction of organization or the form of organization of any Loan Party (including as a result of any merger or consolidation), (iii) in the address set forth on the financing statement filed with respect to any Loan Party or (iv) in the organizational identification number, if any, or, with respect to any Loan Party organized under the laws of a jurisdiction that requires such information to be set forth on the face of a Uniform Commercial Code financing statement, the Federal Taxpayer Identification Number of such Loan Party.

SECTION 5.16. Collateral and Guarantee Requirement. (a) If (i) any Material Subsidiary is formed or acquired after the Restatement Effective Date or (ii) any Consolidated Subsidiary shall become a Material Subsidiary after the Restatement Effective Date, then the Company will promptly, but in no event later than 15 days after such formation or acquisition (in the case of clause (i)) or 15 days after any executive officer or Financial Officer of the Company obtains knowledge thereof (in the case of clause (ii)), notify the Administrative Agent and the Lenders thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Material Subsidiary; provided that the requirements of this paragraph shall not apply during a Release Period.

(b) If a Release Period commences, the Company agrees that if at any time thereafter (i) the Credit Ratings are Ba1 and BB+ or worse, or (ii) either Credit Rating is Ba2 or BB or worse, then the Company will promptly, but in no event later than five Business Days thereafter, cause the Collateral and Guarantee Requirement to be satisfied.

(c) The Company will, and the Company will cause each of the Material Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements), that may be required under any applicable law, or that the Collateral Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied (except during a Release Period), all at the expense of the Company.

SECTION 5.17. Investments. The Company will not, nor will the Company permit any Subsidiary Loan Party to, purchase, hold or acquire (including pursuant to any consolidation or merger with any Person that was not a Loan Party prior to such consolidation or merger, it being understood that any consolidation or merger of a Subsidiary Loan Party with any Subsidiary that is not a Loan Party shall be treated as an investment in such Subsidiary if the survivor of such consolidation or merger is not a Subsidiary Loan Party) any Equity Interests in or evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to, Guarantee any Indebtedness of, or make or permit to exist any other investment in, any Subsidiary that is not a Subsidiary Loan Party (each of the foregoing being an “Investment”), except (a) those existing on February 19, 2009, (b) those made after February 19, 2009, in an aggregate amount not to exceed $200,000,000, (c) contributions by the Company or any

Subsidiary Loan Party of Equity Interests in any Foreign Subsidiary to any other Foreign Subsidiary, (d) licenses by the Company or any Subsidiary Loan Party to any Consolidated Subsidiary that is not a Loan Party of intellectual property in the ordinary course of business, (e) transfers or licenses by the Company or any Subsidiary Loan Party to any Foreign Subsidiary of any intellectual property that is usable primarily, or for use primarily, outside of the United States, (f) accounts receivable held by a Loan Party arising out of the sale of inventory or provision of services, in each case in the ordinary course of business, to a Subsidiary that is not a Loan Party and (g) any other Investment if, at the time thereof and after giving effect thereto, the Unrestricted Basket Conditions are satisfied. Notwithstanding the foregoing, this Section shall not apply at any time, or to any Investment made at any time that (i) if both rating agencies shall then have a Credit Rating in effect, the Credit Ratings are Baa3 and BBB- (in each case, with stable outlook) or better or (ii) if only one rating agency shall then have a Credit Rating in effect, such Credit Rating is Baa3 or BBB- (in each case, with stable outlook), as applicable, or better. For the avoidance of doubt, an Investment made pursuant to either clause (g) of this Section 5.17 or the immediately preceding sentence of this Section 5.17 shall be permitted notwithstanding that the conditions set forth in such clause (g) or the immediately preceding sentence shall thereafter cease to be satisfied.

SECTION 5.18. Restricted Payments. The Company will not, and will not permit any Consolidated Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a) any wholly-owned Consolidated Subsidiary may distribute any cash, property or assets to the Company or any other Consolidated Subsidiary that is its direct or indirect parent;

(b) any Consolidated Subsidiary may declare and pay dividends ratably with respect to its Equity Interests;

(c) the Company may make Restricted Payments in cash, from May 11, 2017 to the Maturity Date, in an aggregate amount not to exceed the greater of (a) $1,000,000,000 and (b) 12.0% of Consolidated Total Assets at the end of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 5.01; provided that, at the time of declaration (in the case of a dividend) or payment (in all other cases) and after giving effect thereto, no Event of Default has occurred and is continuing and (ii) the Company would be in compliance with Section 5.07 after giving effect to such Restricted Payment and any Indebtedness being incurred in connection therewith; and

(d) the Company may make any additional Restricted Payment in cash if, at the time thereof and after giving effect thereto, the Unrestricted Basket Conditions are satisfied.

Notwithstanding the foregoing, this Section shall not apply at any time that (i) if both rating agencies shall then have a Credit Rating in effect, the Credit Ratings are Baa3 and BBB- (in each case, with stable outlook) or better or (ii) if only one rating agency shall then have a Credit Rating in effect, such Credit Rating is Baa3 or BBB- (in each case, with stable outlook), as applicable, or better.

SECTION 5.19. Restrictive Agreements. The Company will not, nor will it permit any Consolidated Subsidiary that is a Domestic Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of the Company or any Consolidated Subsidiary that is a Domestic Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure, or the ability of any Consolidated Subsidiary that is a Domestic Subsidiary to Guarantee, the Obligations (or the obligations under any credit facility that refinances or replaces this Agreement); provided that (a) the foregoing shall not apply to restrictions and conditions imposed by law or any Loan Document, (b) the foregoing shall not apply to restrictions and conditions existing on February 19, 2009 contained in any of the instruments, indentures and other agreements identified on Schedule 5.19 or any extension, renewal, supplement, amendment or other modification of any thereof or any additional such instrument, indenture or other agreement so long as, in each case, any such prohibition, restriction or condition contained therein is not more restrictive in any material respect than the prohibitions, restrictions and conditions contained in the instruments, indentures and other agreements identified on Schedule 5.19 as in effect on February 19, 2009, (c) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale, provided that such restrictions and conditions apply only to the Subsidiary or assets to be sold, (d) the foregoing provisions relating to Liens shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement (other than secured Indebtedness permitted by clause (g) of Section 5.08) if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (e) the foregoing provisions relating to Liens shall not apply to customary provisions in leases restricting the assignment thereof.

SECTION 5.20. Credit Ratings. The Company will use commercially reasonable efforts to maintain Credit Ratings from each of S&P and Moody’s at all times.

SECTION 5.21. Prepayment Avoidance. The Company will, and will cause each Consolidated Subsidiary to, either repay or prepay Loans, or make investments in assets to be used in their businesses, in each case as necessary to avoid any mandatory redemption, repurchase or prepayment referred to in the proviso to clause (c) of the definition of “Disqualified Equity Interest” or the proviso to clause (g) of Section 5.08.

ARTICLE VI

Events of Default and Remedies

SECTION 6.01. Events of Default. Any of the following shall be an “Event of Default”:

(a) any Borrower shall fail to make any payment of principal of or interest on any Loan or any obligation in respect of any LC Disbursement when due or to pay any fees or other amounts payable by it hereunder when due, and such failure remains unremedied for three Business Days after the applicable Borrower’s actual receipt of notice of such failure from the Administrative Agent at the request of any Lender;

(b) any statement of fact or representation made or deemed to be made by (i) any Borrowers in this Agreement or by any Borrower or any of its officers in any certificate delivered pursuant to this Agreement or (ii) at such times as the Collateral and Guarantee Requirement is required to be satisfied, any Loan Party in any Loan Document or by any Loan Party or any of its respective officers in any certificate delivered pursuant to any Loan Document, shall prove to have been incorrect in any material respect when made or deemed made, and, if the consequences of such representation or statement being incorrect shall be susceptible of remedy in all material respects, such consequences shall not be remedied in all material respects within 30 days after any executive officer of any Borrower or any Financial Officer first becomes aware of or is advised that such representation or statement was incorrect in a material respect;

(c) (i) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.04 (with respect to the existence of any Borrower), 5.08, 5.10, 5.11, 5.12, 5.13, 5.17, 5.18, 5.19 or 5.21 and, if the consequences of such failure shall be susceptible of remedy in all material respects, such consequences shall not be remedied in all material respects within 20 days after any executive officer of any Borrower or any Financial Officer first becomes aware or is advised of such failure or (ii) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.06 or 5.07;

(d) (i)  the Company or any Consolidated Subsidiary shall fail to pay principal of or interest on any Material Indebtedness and the longer of any periods within which the Company or such Consolidated Subsidiary shall be allowed to cure such nonpayment shall have elapsed, or 10 days shall have passed since such failure, in either case without curing such nonpayment or (ii) any event or condition shall occur which enables the holder of any Material Indebtedness or any Person acting on such holder’s behalf to accelerate the maturity thereof, and the longer of any periods within which the Company or such Consolidated Subsidiary shall be allowed to cure such condition or event shall have elapsed, or 10 days shall have passed since the occurrence of such event or condition, in either case without curing such event or condition; provided no Default under this clause (d) shall be deemed to occur if (1) if at the time the relevant event or condition described in this clause (d) occurs, (A) if both rating agencies shall have a Credit Rating then in effect, the Credit Ratings are BBB- and Baa3 or better, or (B) if only one rating agency shall have a Credit Rating then in effect, the Credit Rating from such rating agency is BBB- or Baa3 or better, (2) the Company does not cease to have the Credit Ratings described in clause (1) above for reasons attributable to the relevant event or condition described in this clause (d), and (3) all Material Indebtedness that is affected by any event or condition described in this clause (d) is either (A) owed by a Consolidated Subsidiary not incorporated under the laws of any State of the United States, the District of Columbia or Canada or any province thereof, or (B) permitted under clause (a) of Section 5.10;

(e) the Company or any Consolidated Subsidiary shall (i) make a general assignment for the benefit of creditors, (ii) apply for or consent (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, custodian, trustee or liquidator of the Company or any Consolidated Subsidiary or any substantial part of the properties of the Company or any Consolidated Subsidiary or authorize such application or consent, or proceedings seeking such appointment shall be commenced without such authorization, consent or application against the Company or any Consolidated Subsidiary and continue undismissed for 30 days (or if such dismissal of such unauthorized proceedings cannot reasonably be obtained within such 30-day period, the Company or any Consolidated Subsidiary shall fail either to proceed with due diligence to seek to obtain dismissal within such 30-day period or to obtain dismissal within 60 days), (iii) authorize or file a voluntary petition in bankruptcy, suffer an order for relief under any Federal bankruptcy law, or apply for or consent (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency, dissolution, liquidation or other similar law of any jurisdiction, or authorize such application or consent, or proceedings to such end shall be instituted against the Company or any Consolidated Subsidiary without such authorization, application or consent which are not vacated within 30-days from the date thereof (or if such vacation cannot reasonably be obtained within such 30-day period, the Company shall fail either to proceed with due diligence to seek to obtain vacation within such 30-day period or to obtain vacation within 60 days), (iv) permit or suffer all or any substantial part of its properties to be sequestered, attached, or subjected to a Lien (other than a Lien expressly permitted by the exceptions to Section 5.08) through any legal proceeding or distraint which is not vacated within 30-days from the date thereof (or if such vacation cannot reasonably be obtained within such 30-day period, the Company shall fail either to proceed with due diligence to seek to obtain vacation within such 30 day period or to obtain vacation within 60 days), (v) generally not pay its debts as such debts become due or admit in writing its inability to do so, or (vi) conceal, remove, or permit to be concealed or removed, any material part of its property, with intent to hinder, delay or defraud its creditors or any of them; provided, however, that the foregoing events will not constitute an Event of Default if such events occur with respect to any Subsidiary which is: (1) a Consolidated Subsidiary not organized under the laws of any State of the United States, the District of Columbia or Canada or any province thereof and not engaged in the retail business, if the aggregate Value of the Company’s and all Consolidated Subsidiaries’ investments in and advances to such Consolidated Subsidiary and all such other Consolidated Subsidiaries to which these tests are being applied within a period of 18 months ending on the date of determination, does not exceed $100,000,000, and if at the time the relevant event or condition described in this clause (e) occurs, (A) both rating agencies shall have a Credit Rating then in effect, the Credit Ratings are BBB- and Baa3 or better, (B) if only one rating agency shall have a Credit Rating then in effect, the Credit Rating from such rating agency is BBB- or Baa3 or better and (C) the Company does not cease to have the Credit Ratings described in clause (A) or (B) above for reasons attributable to the relevant event or condition described in this clause (e); (2) a Consolidated Subsidiary (other than a Subsidiary Loan Party) organized under the laws of any State of the United States, the District of Columbia or Canada or any province thereof and not engaged in the retail business, if the aggregate Value of the Company’s and all Consolidated Subsidiaries’ investments in and advances to such Consolidated Subsidiary and all other such Consolidated Subsidiaries to which these tests are being applied within a period of 18 months ending on the date of determination, does not exceed $50,000,000, and if at the time the relevant event or condition described in this clause (e) occurs, (A) both rating agencies shall have a Credit Rating then in effect, the Credit Ratings are BBB- and Baa3 or better, (B) if only one rating agency shall have a Credit Rating then in effect, the Credit Rating from such rating agency is BBB- or Baa3 or better and (C) the Company does not cease to have the Credit Ratings described in clause (A) or (B) above for reasons attributable to the relevant event or condition described in this clause (e); or (3) any Consolidated Subsidiary (other than a Subsidiary Loan Party) not engaged in the retail business, if the aggregate Value of the Company’s and all Consolidated Subsidiaries’ investments in and advances to such Consolidated Subsidiary and all other such Consolidated Subsidiaries to which these tests are being applied within a period of 18 months ending on the date of determination, does not exceed $25,000,000;

(f) the Company or any ERISA Affiliate shall fail to pay when due an amount or amounts aggregating in excess of $100,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Liabilities in excess of $100,000,000 (collectively “Material Plans”) shall be filed under Title IV of ERISA by the Company or any ERISA Affiliate, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

(g) any Borrower shall fail to perform or observe in any material respect any other term, covenant or agreement contained in any Loan Document (including without limitation Section 5.01 of this Agreement) on its part to be performed or observed and any such failure remains unremedied for 30 days after the applicable Borrower shall have received written notice thereof from the Administrative Agent at the request of any Lender;

(h) a Change in Control shall occur; or

(i) one or more judgments for the payment of money in an aggregate amount in excess of $100,000,000, exclusive of amounts covered by third party insurance, shall be rendered against the Company, any Consolidated Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Consolidated Subsidiary to enforce any such judgment; provided that in calculating the amounts covered by third party insurance, amounts covered by third party insurance shall not include amounts for which the third party insurer has denied liability.

SECTION 6.02. Remedies. If any Event of Default shall occur and be continuing, the Administrative Agent shall (a) if requested by the Required Lenders, by notice to the Borrowers terminate the Commitments and they shall thereupon terminate, and (b) if requested by Lenders holding more than 50% of the aggregate unpaid principal amount of the Loans, by notice to the Borrowers declare the Loans (together with accrued interest thereon and all other amounts payable by the Borrowers hereunder) to be, and the Loans (together with accrued interest thereon and all other amounts payable by the Borrowers hereunder) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; provided that in the case of any of the bankruptcy Events of Default specified in Section 6.01(e) with respect to the Borrowers, without any notice to the Borrowers or any other act by the Administrative Agent or the Lenders, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon and all other amounts payable by the Borrowers hereunder) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

SECTION 6.03. Notice of Default. The Administrative Agent shall give notice to the Borrowers under Section 6.01(a) or 6.01(g) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

ARTICLE VII

The Agents

Each of the Lenders and each Issuing Bank hereby irrevocably appoints each of the Administrative Agent and the Collateral Agent as its agent and authorizes such Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction, each of the Lenders hereby grants to the Collateral Agent any required powers of attorney to execute and enforce any Collateral Document governed by the laws of such jurisdiction on such Lender’s behalf.

Each of the banks serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not an Agent under the Loan Documents.

The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the applicable Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 8.02) or, in the case of the Collateral Documents, the Required Secured Parties, and (c) except as expressly set forth in the Loan Documents, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the banks serving as Agents or any of their respective Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 8.02) or, in the case of the Collateral Documents, the Required Secured Parties, or in the absence of its own gross negligence or willful misconduct. Each Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Company or a Lender, and the Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the applicable Agent.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each of the Agents also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Each of the Agents may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each of the Agents and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.

Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, either Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Company. Upon any such resignation, the Required Lenders (or, in the case of the Collateral Agent, the Required Secured Parties) shall have the right, in consultation with the Company, to appoint a successor. In addition, if either Agent is a Defaulting Lender due to it having had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business or custodian appointed for it, the Required Lenders shall have the right, by notice in writing to the Company and such Agent, to remove such Agent in its capacity as such and, with the consent of the Company (not to be unreasonably withheld and except during the continuance of an Event of Default hereunder, when no consent shall be required), to appoint a successor. If no successor shall have been so appointed by the Required Lenders (or, in the case of the Collateral Agent, the Required Secured Parties) and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as an Agent by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After such Agent’s resignation hereunder, the provisions of this Article and Section 8.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as an Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon any Loan Document, any related agreement or any document furnished hereunder or thereunder. The Joint Lead Arrangers and Joint Bookrunners, the

Co-Syndication Agents and the Co-Documentation Agents (each as identified on the cover page of this Agreement), in their capacities as such, shall have no rights, powers, duties, liabilities, fiduciary relationships or obligations under any Loan Document or any of the other documents related hereto.

Each of the Lenders hereby (a) agrees to be bound by the provisions of the Collateral Documents, including those terms thereof applicable to the Collateral Agent and the provisions thereof authorizing the Required Secured Parties to approve amendments or modifications thereto or waivers thereof, and to control remedies thereunder, and (b) irrevocably authorizes the Collateral Agent to release any Lien on any Collateral in accordance with the Collateral Documents.

Each of the Lenders hereby (a) authorizes and instructs the Collateral Agent to enter into an Intercreditor Agreement if Indebtedness is incurred that is secured by Liens contemplated by clause (g) of Section 5.08 and (b) agrees that it will be bound by and will take no actions contrary to the provisions of such Intercreditor Agreement.

ARTICLE VIII

Miscellaneous

SECTION 8.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to the last paragraph of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Borrowers, to the Company at Three Limited Parkway, P.O. Box 16000, Columbus, Ohio 43216, Attention of Treasurer (Telecopy No. 614-577-3180, email: Treasury@lb.com and TreasuryCashManagement@lb.com) with copy to General Counsel (Telecopy No. 614-415-7188, email: generalcounsel@lb.com);

(b) if to the Administrative Agent to request or provide notice in respect of a Borrowing in Pounds Sterling or Hong Kong Dollars, to J.P. Morgan Europe Limited, Loans Agency 6th Floor, 25 Bank Street, Canary Wharf, London E145JP, United Kingdom, Attention: Loans Agency (Telecopy No. +44 20 7777 2360);

(c) if to either Agent for any other purpose, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, Attention of James Campbell, 500 Stanton Christiana Rd, NCCS, Floor 01, Newark, DE 19713 (Telecopy No. 302-634-4250, email: james.x.campbell@chase.com), with a copy to JPMorgan Chase Bank, N.A., 383 Madison Avenue, 24th Floor, New York, New York 10179, Attention of Bailey Pecor (email: bailey.j.pecor@jpmorgan.com);

(d) if to an Issuing Bank, as applicable, to it at (i) JPMorgan Chase Bank, N.A., Attention of James Campbell, 500 Stanton Christiana Rd, NCCS, Floor 01,

Newark, DE 19713 (Telecopy No. 302-634-4250, email: james.x.campbell@chase.com), (ii) Citibank, N.A., Attention of Piotr Marciszewski, 388 Greenwich Street, New York, NY 10013 (Email: piotr.marciszewski@citi.com; Telecopy No. 646-737-0678) with a copy to Citibank, N.A., Attention Bank Loans Syndications Department, 1615 Brett Road #3, New Castle, DE 19720 (Email: GLAgentOfficeOps@citi.com; Telecopy No. 646-274-5080), (iii) Bank of America, N.A., Attention of Alfonso Malave, Standby L/C Department, MC: PA6-580-02-30, One Fleet Way, Scranton, PA 18507-1999 (Telecopy No. 1-800-370-8743), (iv) Wells Fargo Bank, N.A., Attention of Lisa Mickelson, 90 South 7th Street, Minneapolis, MN, 55402 (Telecopy No. 877-302-0076), (v) HSBC Bank USA, N.A., Attention of Head of SBDC Operations- GTRF, 2 Hanson Place, 14th Floor, Brooklyn, NY 11217 (Telecopy No. 1-866-327-0763, gtrfsdc@us.hsbc.com) or (vi) to it at its address (or telecopy number) specified in writing to the Company and the Administrative Agent in accordance with this Section 8.01);

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in the immediately subsequent paragraph below, shall be effective as provided in said paragraph.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. Either Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), provided that if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

SECTION 8.02. Waivers; Amendments. (a)   No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, any Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable by the Borrowers hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable by the Borrowers hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be); provided further that (i) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank hereunder without the prior written consent of the Administrative Agent or any Issuing Bank, as the case may be, and (ii) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders of any Class (but not the Lenders of other Classes) may be effected by an agreement or agreements in writing entered into by the Company and requisite percentage in interest of the affected Class of Lenders. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrowers, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, any Issuing Bank) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

SECTION 8.03. Expenses; Indemnity; Damage Waiver. (a)   The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their respective Affiliates, including the reasonable fees, charges and disbursements of a single counsel for the Agents, as applicable, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by either Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for either Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents.

(b) The Company shall indemnify each Agent, any Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto, which may be incurred by any Indemnitee, relating to or arising out of any actual or proposed use of proceeds of Loans hereunder for the purpose of acquiring equity securities of any Person or any exercise of remedies under the Loan Documents; provided that no Indemnitee shall have the right to be indemnified hereunder (i) with respect to the acquisition of equity securities of a wholly-owned Subsidiary, or of a Person who prior to such acquisition did not conduct any business or (ii) for its own gross negligence or willful misconduct determined by a final non appealable decision of a court of competent jurisdiction.

(c) To the extent that the Company fails to pay any amount required to be paid by it to either Agent or any Issuing Bank under paragraph (a) or (b) of this Section, (i) each Lender, in the case of this Agreement, severally agrees to pay to the Administrative Agent or Issuing Bank, as the case may be, such Lender’s ratable share (determined in accordance with such Lender’s share of the total Commitments or, if the Commitments have terminated, the total Revolving Credit Exposures, in each case as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount and (ii) each Secured Party, in the case of the Collateral Agreement, severally agrees to pay to the Collateral Agent such Secured Party’s ratable share (determined in accordance with such Secured Party’s share of the Obligations) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent or Issuing Bank in its capacity as such.

(d) To the extent permitted by applicable law, no Borrower shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, the Loan Documents or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that the foregoing waiver shall not apply to special, indirect or consequential damages (but shall apply to punitive damages) attributable to the failure of a Lender to fund Loans, when required to do so hereunder, promptly after the receipt of notice of such failure.

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 8.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) other than pursuant to a merger permitted under Section 5.12, no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, any Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Company; provided that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; provided, further, that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B) the Administrative Agent; and

(C) in the case of any assignment of all or a portion of the Commitments of any Class under which Letters of Credit may be issued hereunder, each Issuing Bank of such Class.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of any Class of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Company and the Administrative Agent otherwise consents; provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement as such rights and obligations relate to the Class of Loans or Commitments being assigned; provided that this clause shall not apply to rights in respect of outstanding Competitive Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

(E) no assignment shall be made to the Company or any of its Affiliates.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16, 2.21 and 8.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 8.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the

Administrative Agent, any Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the Borrowers, the Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, any Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii), (iii) or (iv) of the first proviso to Section 8.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.15, 2.16 (subject to the requirements and limitations therein) and 2.21 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.14, 2.16 or 2.21 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.16(e) as though it were a Lender.

(iii) Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 8.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to any Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16, 2.21 and 8.03 and Article VII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 8.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent and the initial Lenders constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective as provided in the Restatement Agreement.

SECTION 8.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 8.08. Right of Setoff. If any Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any and all the obligations then due of such Borrower now or hereafter existing under this Agreement held by such Lender. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 8.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and any Letters of Credit issued hereunder shall be construed in accordance with and governed by the law of the State of New York.

(b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees, to the fullest extent permitted under applicable law, that all claims in respect of any such action or proceeding may be heard and determined in such New York State or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that either Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against any Borrower or its properties in the courts of any jurisdiction.

(c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 8.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 8.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 8.12. Confidentiality. Each of the Agents, any Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel, insurers, insurance brokers, service providers and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under any Loan Document or any suit, action or proceeding relating to any Loan Document or the enforcement of rights thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this

Agreement (or any of its agents or professional advisors), (g) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (h) in the case of information with respect to this Agreement that is of the type routinely provided by arrangers to such providers, to data service providers, including league table providers, that serve the lending industry, (i) with the consent of the Company or (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to either Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company or the Subsidiaries. For the purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to the Company, the Company’s business, a Subsidiary or a Subsidiary’s business, other than any such information that is available to either Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company or the Subsidiaries. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 8.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 8.14. Collateral. Each of the Lenders represents to the Agents and each of the other Lenders that it in good faith is not relying upon any “margin stock” (as defined in Regulation U of the Board) as collateral in the extension or maintenance of the credit provided for in this Agreement. In addition, no Borrower will use or permit any proceeds of the Loans to be used in any manner which would violate or cause any Lender to be in violation of Regulation U of the Board.

SECTION 8.15. USA Patriot Act. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with the Patriot Act.

SECTION 8.16. Canadian Anti-Money Laundering Legislation.

(a) The Loan Parties acknowledge that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Lenders may be required to obtain, verify and record information regarding the Loan Parties, their directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Loan Parties, and the transactions contemplated hereby. The Loan Parties shall promptly provide all such information in their possession, including supporting documentation and other evidence, as may be reasonably requested by any Lenders, or any prospective assignee or participant of a Lender, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

(b) If the Administrative Agent has ascertained the identity of any Loan Party or any authorized signatories of any Loan Party for the purposes of applicable AML Legislation, then the Administrative Agent:

(i) shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between the Administrative Agent and each other Lender within the meaning of the applicable AML Legislation; and

(ii) shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

(c) Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that the Administrative Agent has no obligation to ascertain the identity of any Loan Party or any authorized signatories of any Loan Party on behalf of any Credit Party, or to confirm the completeness or accuracy of any information it obtains from any Loan Party or any such authorized signatory in doing so.

SECTION 8.17. Continuing Obligations. On the Restatement Effective Date, this Agreement shall amend and restate the Existing Credit Agreement in its entirety but, for the avoidance of doubt, shall not constitute a novation of the parties’ rights and obligations thereunder. On the Restatement Effective Date, the rights and obligations of the parties hereto evidenced by the Existing Credit Agreement shall be evidenced by this Agreement and the other Loan Documents, the “Loans” as defined in the Existing Credit Agreement shall remain outstanding and be continued as, and converted to, Loans as defined herein and the Existing Letters of Credit issued by the Issuing Banks (as defined in the Existing Credit Agreement) for the account of the Company prior to the Restatement Effective Date shall remain issued and outstanding and shall be deemed to be Letters of Credit under this Agreement, and shall bear interest and be subject to such other fees as set forth in this Agreement. All interest and fees and expenses, if any, owing or accruing under or in respect of the Existing Credit Agreement through the Restatement Effective Date (including any Eurodollar Breakage Costs, as defined therein) shall be calculated as of the Restatement Effective Date (pro-rated in the case of any fractional periods), and shall be paid on the Restatement Effective Date. The Lenders’ interests in the Loans and participations in the Letters of Credit will be allocated on the Restatement Effective Date in accordance with each Lender’s applicable commitment percentage. On the Restatement Effective Date, (a) the Commitment of each Lender that is a party to the Existing Credit Agreement but is not a party to this Agreement (an “Exiting Lender”) will be terminated, all outstanding Obligations owing to the Exiting Lenders will be repaid in full, and each Exiting Lender will cease to be a Lender under the Existing Agreement and will not be a Lender under this Agreement and (b) each Person listed on Schedule 2.01 to this Agreement will be a Lender under this Agreement with the Commitment set forth opposite its name on Schedule 2.01.

SECTION 8.18. Judgment Currency. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in US Dollars into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction US Dollars could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of each party hereto in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than US Dollars, be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase US Dollars with the Judgment Currency; if the amount of US Dollars so purchased is less than the sum originally due to the Applicable Creditor in US Dollars, such party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such deficiency. The obligations of the parties contained in this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 8.19. Liability of Foreign Borrowers. Notwithstanding anything to the contrary contained herein or in any other Loan Document, each Foreign Borrower shall only be obligated for the principal of, interest on and other amounts payable in respect of Loans made to, and Letters of Credit issued for the account of, such Foreign Borrower, and cash collateral provided by any Foreign Borrower pursuant to Section 2.05(j) or Section 2.19(a) shall secure only such obligations.

SECTION 8.20. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(A) a reduction in full or in part or cancellation of any such liability;

(B) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(C) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

SCHEDULE 2.01

Commitments

Lender	Commitment – multicurrency tranche	Commitment – USD only tranche
JPMorgan Chase Bank, N.A.	$100,000,000	$0
Bank of America, N.A.	$100,000,000	$0
Citibank, N.A.	$100,000,000	$0
HSBC Bank USA, N.A.	$100,000,000	$0
Wells Fargo Bank N.A.	$100,000,000	$0
Barclays Bank PLC	$58,000,000	$0
Industrial & Commercial Bank of China Ltd., New York Branch	$58,000,000	$0
KeyBank National Association	$58,000,000	$0
Mizuho Bank, Ltd.	$58,000,000	$0
U.S. Bank National Association	$58,000,000	$0
PNC Bank, National Association	$35,000,000	$0
Santander Bank, N.A.	$35,000,000	$0
Standard Chartered Bank	$35,000,000	$0
The Bank of Nova Scotia	$35,000,000	$0
The Huntington National Bank	$35,000,000	$0
TD Bank, N.A.	$35,000,000	$0
TOTAL	$1,000,000,000	$0

SCHEDULE 3.05

Disclosed Matters

NONE.

SCHEDULE 3.07

Consolidated Domestic Subsidiaries

	Subsidiary Name	Jurisdiction of Organization	Material Subsidiary as of the Restatement Effective Date (Yes/No)
1.	Abco, LLC	Delaware	No
2.	Aura Science, LLC	Delaware	No
3.	Bath & Body Works Brand Management, Inc.	Delaware	Yes
4	Bath & Body Works Direct, Inc.	Delaware	Yes
5.	Bath & Body Works GC, LLC	Ohio	No
6.	Bath & Body Works, LLC	Delaware	Yes
7.	beautyAvenues, LLC	Delaware	Yes
8.	Bendelco, Inc.	Delaware	No
9.	Brymark, Inc.	Delaware	No
10.	Distribution Land Corp.	Delaware	No
11.	Far West Factoring, LLC	Nevada	No
12.	Henri Bendel, LLC	Delaware	No
13.	Henri Bendel GC LLC	Ohio	No
14.	I.B.I. Holdings, Inc.	Nevada	No
15.	Independent Production Services, Inc.	Delaware	No
16.	Intermark Development Group, Inc.	Delaware	No
17.	Intimate Brands Holding, LLC	Delaware	Yes
18.	Intimate Brands, Inc.	Delaware	Yes
19.	Intimissimi GC, LLC	Ohio	No
20.	L Brands (Overseas), Inc.	Delaware	No
21.	L Brands Direct Fulfillment, Inc.	Delaware	Yes
22.	L Brands Direct Marketing, Inc.	Delaware	No
23.	L Brands Direct Media Production, Inc.	Delaware	No

	Subsidiary Name	Jurisdiction of Organization	Material Subsidiary as of the Restatement Effective Date (Yes/No)
24.	L Brands New York, Inc.	Delaware	No
25.	L Brands Service Company, LLC	Delaware	Yes
26.	L Brands Store Design & Construction, Inc.	Delaware	Yes
27.	L Brands, Inc.	Delaware	No
28.	La Senza Stores GC, LLC	Ohio	No
29.	La Senza Stores, LLC	Delaware	No
30.	La Senza, Inc.	Delaware	Yes
31.	LBPMUS, LLC	Delaware	No
32.	Limco, Inc.	Delaware	No
33.	LMEX Holdings, LLC	Delaware	No
34.	LOI Holdings LLC	Delaware	No
35.	Lone Mountain Factoring, LLC	Nevada	No
36.	Lord Murphy Properties, LLC	Delaware	No
37.	MA Holdings, Inc.	Nevada	No
38.	Mast Industries Sourcing, Inc.	Delaware	No
39.	Mast Industries, Inc.	Delaware	Yes
40.	Mast Logistics Services, Inc.	Delaware	No
41.	Mast Technology Services, Inc.	Delaware	No
42.	New Vision (U.S.), Inc.	Delaware	No
43.	Niacorp Commercial, Inc.	Nevada	No
44.	OHI Holdings, LLC	Delaware	No
45.	Oldco, Inc.	Delaware	No
46.	Overseas Holdings, Inc.	Delaware	No
47.	PENHAL Investments, Inc.	Delaware	No
48.	Retail Brands Assets, Inc.	Delaware	No

	Subsidiary Name	Jurisdiction of Organization	Material Subsidiary as of the Restatement Effective Date (Yes/No)
49.	Retail Brands Direct, Inc.	Delaware	No
50.	Retail Brands Factoring Inc.	Nevada	No
51.	Retail Brands Service Corporation II	Delaware	No
52.	Retail Brands Specialties, Inc.	Delaware	No
53.	Retail Brokerage Solutions, Inc.	Delaware	No
54.	Retail Store Operations, Inc.	Delaware	No
55.	Slatkin & Co., Inc.	New York	No
56.	Victoria’s Secret Beauty Company	Delaware	No
57.	Victoria’s Secret Direct Brand Management, LLC	Delaware	Yes
58.	Victoria’s Secret Direct GC, LLC	Ohio	No
59.	Victoria’s Secret Direct New York, LLC	Delaware	No
60.	Victoria’s Secret Stores Brand Management, Inc.	Delaware	Yes
61.	Victoria’s Secret Stores GC, LLC	Ohio	No
62.	Victoria’s Secret Stores, LLC	Delaware	Yes

 SCHEDULE 5.08

Existing Liens

NONE.

 SCHEDULE 5.19

Restrictive Agreements

1.	Indenture dated as of March 15, 1988 between the Company and The Bank of New York, as Trustee (the “1988 Indenture”).

2.	First Supplemental Indenture to the 1988 Indenture dated as of May 31, 2005 among the Company, The Bank of New York, as Resigning Trustee, and The Bank of New York Mellon Trust Company, N.A., as Successor Trustee.

3.	Second Supplemental Indenture to the 1988 Indenture dated as of July 17, 2007 between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.	Indenture dated as of February 19, 2003 between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee.

5.	Indenture dated as of June 19, 2009 among the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “2009 Indenture”).

6.	Third Supplemental Indenture to the 1988 Indenture dated as of May 4, 2010 between the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee.

7.	Fourth Supplemental Indenture to the 1988 Indenture dated as of January 29, 2011 between the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee.

8.	Fifth Supplemental Indenture to the 1988 Indenture dated as of March 25, 2011 between the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee.

9.	Sixth Supplemental Indenture to the 1988 Indenture dated as of February 7, 2012 among the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee.

10.	Seventh Supplemental Indenture to the 1988 Indenture dated as of March 22, 2013 between the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee.

11.	First Supplemental Indenture to the 2009 Indenture dated as of March 22, 2013 between the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee.

12.	Eighth Supplemental Indenture to the 1988 Indenture dated as of October 16, 2013 between the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee.

13.	Ninth Supplemental Indenture to the 1988 Indenture dated as of January 30, 2015 among the Company, guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee.

14.	Second Supplemental Indenture to the 2009 Indenture dated as of January 30, 2015 between the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee.

15.	Indenture dated as of October 30, 2015 among the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee.

16.	Indenture dated as of June 16, 2016 among the Company and U.S. Bank National Association, as Trustee (the “2016 Indenture”).

17.	First Supplemental Indenture to the 2016 Indenture dated as of June 16, 2016 among the Company and U.S. Bank National Association, as Trustee.

EXHIBIT A

TO THE AMENDED AND RESTATED

 FIVE-YEAR REVOLVING CREDIT AGREEMENT

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [Identify Lender]][1]

____________________

1 Select as applicable.

3.	Borrowers: L Brands, Inc., L (Overseas) Holdings LP, Bath & Body Works (Canada) Corp., Victoria’s Secret UK Limited, Mast Industries (Far East) Limited, LB Full Assortment HK Limited

4.	Administrative Agent: JPMorgan Chase Bank, N.A., as the Administrative Agent under the Credit Agreement

5.	Credit Agreement: The Amended and Restated Five-Year Revolving Credit Agreement dated as of May 11, 2017, among L Brands, Inc., the Borrowing Subsidiaries thereto, the Lenders parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

6.	Assigned Interest:

Class of Commitment/Loans Assigned	Aggregate Amount of Commitment/Loans of such Class for all Lenders	Amount of Commitment/Loans of such Class Assigned	Percentage Assigned of Commitment/Loans of such Class [2]
	$	$	%

Effective Date:                                 , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

____________________
          2 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR],

by

Title:

ASSIGNEE [NAME OF ASSIGNEE],

by

Title:

Consented to and Accepted: JPMORGAN CHASE BANK, N.A., as Administrative Agent,

by

Title:

Consented to: L BRANDS, INC.,

by

Title:

ANNEX 1

TO EXHIBIT A

L BRANDS, INC.
AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other agreement, instrument or document related thereto (each, a “Loan Document”), (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (v) if it is a Foreign Lender, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

2

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B-1

 TO THE AMENDED AND RESTATED

 FIVE-YEAR REVOLVING CREDIT AGREEMENT

[FORM OF]

ADDITIONAL BORROWER AGREEMENT dated as of [•], among L BRANDS, INC., a Delaware corporation (the “Company”), [Name of Additional Borrower], a [       ] corporation (the “Additional Borrower”), and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”).

Reference is hereby made to the Five-Year Credit Agreement dated as of May 11, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Borrowing Subsidiaries, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The Company and the Additional Borrower desire that the Additional Borrower become a Borrowing Subsidiary [with respect to the Class or Classes set forth on Annex I hereto]1 under the Credit Agreement. The Company represents that the Additional Borrower is a Subsidiary organized under the laws of [       ], and that the representations and warranties of the Company in the Credit Agreement are true and correct in all material respects on and as of the date hereof after giving effect to this Agreement (it being understood that the representations and warranties in Section 3.04 shall be deemed for purposes of this Agreement to refer to the financial statements most recently delivered under Section 5.01 and to the date thereof at all times after the first such delivery thereunder rather than to the dates and financial statements specified in Section 3.04). The Company agrees that the Guarantee of the Company contained in the Credit Agreement will apply to the Obligations of the Additional Borrower. Upon execution of this Agreement by each of the Company, the Additional Borrower, the Lenders [with respect to the Class or Classes set forth on Annex I hereto]2 and the Administrative Agent, the Additional Borrower shall be a party to the Credit Agreement and shall constitute a “Borrowing Subsidiary” for all purposes thereof [with respect to the Class or Classes set forth on Annex I hereto]3, and the Additional Borrower hereby agrees to be bound by all provisions of the Credit Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York

_____________________

1 NTD: Include if Additional Borrower is to be a Borrowing Subsidiary for less than all Classes.

2 NTD: Include if Additional Borrower is to be a Borrowing Subsidiary for less than all Classes.

3 NTD: Include if Additional Borrower is to be a Borrowing Subsidiary for less than all Classes.

2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

Consented to (if required):
L BRANDS, INC.,

By

Name:
Title:

[NAME OF NEW BORROWING SUBSIDIARY]

by

Name:
Title:

[LENDERS WITH RESPECT TO APPLICABLE CLASS OR CLASSES]

by

Name:
Title:

JPMORGAN Chase Bank, N.A., as Administrative Agent,

by

Name:
Title:

 EXHIBIT B-2

 TO THE AMENDED AND RESTATED

FIVE-YEAR REVOLVING CREDIT AGREEMENT

[FORM OF]

BORROWING SUBSIDIARY TERMINATION

JPMorgan Chase Bank, N.A.,
as Administrative Agent
for the Lenders referred to below
c/o JPMorgan Chase Bank, N.A.,
as Administrative Agent
270 Park Avenue
New York, NY 10017

[Date]

Ladies and Gentlemen:

The undersigned, L Brands, Inc. (the “Company”), refers to the Amended and Restated Five-Year Revolving Credit Agreement dated as of May 11, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Borrowing Subsidiaries, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The Company hereby terminates the status of [       ] (the “Terminated Borrowing Subsidiary”) as a Borrowing Subsidiary under the Credit Agreement. The Company represents and warrants that no Loans made to the Terminated Borrowing Subsidiary are outstanding as of the date hereof and that all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.

Very truly yours,

L BRANDS, INC.,

by

Name:
Title:

EXHIBIT C-1

 TO THE AMENDED AND RESTATED

 FIVE-YEAR REVOLVING CREDIT AGREEMENT

[FORM OF]

PARI PASSU INTERCREDITOR AGREEMENT

Among

L BRANDS, INC.,

the Borrowing Subsidiaries party hereto,

the other Grantors party hereto,

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent for the Pari Passu Secured Parties and
as Authorized Representative for the Credit Agreement Secured Parties

[       ],
as the Initial Additional Authorized Representative

and

each additional Authorized Representative from time to time party hereto

dated as of [        ], 20[   ]

PARI PASSU INTERCREDITOR AGREEMENT dated as of [            ], 20[    ] (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among L BRANDS, INC., a Delaware corporation (the “Borrower”), the Borrowing Subsidiaries (as defined herein) party hereto, the other Grantors (as defined herein) party hereto, JPMORGAN CHASE BANK, N.A., as collateral agent for the Pari Passu Secured Parties (as defined herein) (in such capacity, the “Collateral Agent”) and as Authorized Representative for the Credit Agreement Secured Parties (in such capacity, the “Administrative Agent”), [INSERT NAME AND CAPACITY], as Authorized Representative for the Initial Additional Pari Passu Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Additional Authorized Representative”), and each additional Authorized Representative from time to time party hereto for the Additional Pari Passu Secured Parties of the Series with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Collateral Agent, the Administrative Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Additional Authorized Representative (for itself and on behalf of the Initial Additional Pari Passu Secured Parties) and each additional Authorized Representative (for itself and on behalf of the Additional Pari Passu Secured Parties of the applicable Series) agree as follows:

ARTICLE IX

Definitions

SECTION 9.01. Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional Designated Pari Passu Obligations” means, with respect to any Series of Additional Designated Pari Passu Obligations, (a) the principal of, and interest (including, without limitation, any interest which accrues after the commencement of any Bankruptcy Case, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, the portion of such obligations identified by the Borrower as Additional Designated Pari Passu Obligations in the written notice delivered to the Authorized Representatives pursuant to Section 5.14(v), (b) all other amounts payable to the Additional Pari Passu Secured Parties under the related Additional Pari Passu Documents and (c) any renewals or extensions of the foregoing.

“Additional Pari Passu Documents” means, with respect to any Series of Pari Passu Obligations, the loan agreements, notes, indentures, security documents and other operative agreements evidencing or governing such Indebtedness, including the

2

Initial Additional Pari Passu Documents and each other agreement entered into for the purpose of securing any Series of Additional Pari Passu Obligations.

“Additional Pari Passu Obligations” means, with respect to any Series of Additional Pari Passu Obligations, (a) all principal of, and interest (including, without limitation, any interest which accrues after the commencement of any Bankruptcy Case, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional Pari Passu Obligations, (b) all other amounts payable to the Additional Pari Passu Secured Parties under the related Additional Pari Passu Documents and (c) any renewals or extensions of the foregoing.

“Additional Pari Passu Secured Party” means the holders of any Additional Pari Passu Obligations or Additional Designated Pari Passu Obligations, and in each case any Authorized Representative with respect thereto, and shall include the Initial Additional Pari Passu Secured Parties.

“Additional Senior Class Debt” has the meaning assigned to such term in Section 5.14.

“Additional Senior Class Debt Parties” has the meaning assigned to such term in Section 5.14.

“Additional Senior Class Debt Representative” has the meaning assigned to such term in Section 5.14.

“Administrative Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Authorized Representative” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Administrative Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Authorized Representative” means (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Administrative Agent, (ii) in the case of the Initial Additional Pari Passu Obligations or the Initial Additional Pari Passu Secured Parties, the Initial Additional Authorized Representative and (iii) in the case of any other Series of Additional Pari Passu Obligations or Additional Pari Passu Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

3

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Collateral” means all assets and properties subject to Liens created pursuant to any Pari Passu Security Document to secure one or more Series of Pari Passu Obligations.

“Collateral Agent” has the meaning assigned to such term in the introductory paragraph hereof.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of Pari Passu Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.

“Credit Agreement” means that certain Amended and Restated Revolving Credit Agreement dated as of May 11, 2017, among the Borrower, the Borrowing Subsidiaries, the lenders from time to time party thereto and the Administrative Agent, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time and any credit agreement which has been designated as the “Credit Agreement” pursuant to the definition of Discharge of Credit Agreement Obligations.

“Credit Agreement Obligations” means the “Obligations” as defined in the Collateral Agreement.

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Collateral Agreement.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of Pari Passu Obligations, the date on which such Series of Pari Passu Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the Credit Agreement Obligations with respect to such Shared Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with additional Pari Passu Obligations secured by such Shared Collateral under an Additional Pari Passu Document which has been designated in writing by the Borrower and the Administrative Agent (under the Credit Agreement so Refinanced) to the Collateral Agent and each other Authorized Representative as the “Credit Agreement” for purposes of this Agreement.

4

“Event of Default” means an “Event of Default” as defined in any Secured Credit Document.

“Grantors” means the Borrower and each other Subsidiary which has granted a security interest pursuant to any Pari Passu Security Document to secure any Series of Pari Passu Obligations. The Grantors existing on the date hereof are set forth in Annex I hereto.

“Impairment” has the meaning assigned to such term in Section 1.03.

“Initial Additional Authorized Representative” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Initial Additional Pari Passu Documents” means that certain [ ] dated as of [  ], 20[  ], among [ ] and any notes, security documents and other operative agreements evidencing or governing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Additional Pari Passu Obligations.

“Initial Additional Pari Passu Obligations” means the Additional Pari Passu Obligations pursuant to the Initial Additional Pari Passu Documents.

“Initial Additional Pari Passu Secured Parties” means the holders of any Initial Additional Pari Passu Obligations and the Initial Additional Authorized Representative.

“Insolvency or Liquidation Proceeding” means:

(a) any case commenced by or against the Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(b) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c) any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” has the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means (i) in the case of the designation of Additional Pari Passu Obligations, a supplement to this Agreement in the form of Annex III hereof or (ii) in the case of designation of Additional Designated Pari Passu Obligations, a supplement to this Agreement in the form of Annex IV hereof, in each

5

case required to be delivered by an Additional Senior Class Debt Representative to the Collateral Agent pursuant to Section 5.14 hereof in order to establish an additional Series of Additional Pari Passu Obligations or Additional Designated Pari Passu Obligations and become Additional Pari Passu Secured Parties hereunder.

“Junior Lien Intercreditor Agreement” means any Junior Lien Intercreditor Agreement, among the Borrower, the Borrowing Subsidiaries party thereto, the other Grantors party thereto, JPMorgan Chase Bank, N.A., as collateral agent for the Senior Secured Parties (as defined therein) and representative for the Credit Agreement Secured Parties, the Initial Junior Priority Representative (as defined therein) and each additional Representative (as defined therein) from time to time party thereto.

“Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral, the Authorized Representative of the Series of Additional Pari Passu Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Pari Passu Obligations with respect to such Shared Collateral.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 90 days (throughout which 90 day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Additional Pari Passu Document under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) the Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Additional Pari Passu Document under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the Additional Pari Passu Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Additional Pari Passu Document; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Administrative Agent or the Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

6

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the Pari Passu Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Pari Passu Obligations” means, collectively, (i) the Credit Agreement Obligations and (ii) each Series of Additional Pari Passu Obligations.

“Pari Passu Secured Parties” means (a) the Credit Agreement Secured Parties and (ii) the Additional Pari Passu Secured Parties with respect to each Series of Additional Pari Passu Obligations.

“Pari Passu Security Documents” means the Collateral Agreement and each other agreement entered into in favor of the Collateral Agent for the purpose of securing any Series of Pari Passu Obligations and, if executed and delivered, the Junior Lien Intercreditor Agreement.

“Possessory Collateral” means any Shared Collateral in the possession of the Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any certificated securities, promissory notes and instruments, in each case, delivered to or in the possession of the Collateral Agent under the terms of the Pari Passu Security Documents.

“Proceeds” has the meaning assigned to such term in Section 2.01 hereof.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Secured Credit Document” means each of (i) the Credit Agreement, (ii) each other Loan Document (as defined in the Credit Agreement), (iii) each Initial Additional Pari Passu Document and (iv) each Additional Pari Passu Document (collectively, the “Secured Credit Documents”).

“Series” means (a) with respect to the Pari Passu Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Initial Additional Pari Passu Secured Parties (in their capacity as such) and (iii) the Additional Pari Passu Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional Pari Passu Secured Parties) and (b) with respect to any Pari Passu Obligations, each of (i) the Credit Agreement Obligations, (ii) the Initial Additional Pari Passu Obligations and (iii) the Additional Pari Passu Obligations incurred pursuant to any Additional Pari Passu Document, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional Pari Passu Obligations).

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“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of Pari Passu Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest at such time. If more than two Series of Pari Passu Obligations are outstanding at any time and the holders of less than all Series of Pari Passu Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Pari Passu Obligations that hold a valid and perfected security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

SECTION 9.02. Terms Generally. The interpretive provisions contained in Section 1.03 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, as if part hereof.

SECTION 9.03. Impairments. It is the intention of the Pari Passu Secured Parties of each Series that the holders of Pari Passu Obligations of such Series (and not the Pari Passu Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the Pari Passu Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Pari Passu Obligations as provided herein), (y) any of the Pari Passu Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of Pari Passu Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Pari Passu Obligations) on a basis ranking prior to the security interest of such Series of Pari Passu Obligations but junior to the security interest of any other Series of Pari Passu Obligations or (ii) the existence of any Collateral for any other Series of Pari Passu Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of Pari Passu Obligations, an “Impairment” of such Series). In the event of any Impairment with respect to any Series of Pari Passu Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Pari Passu Obligations, and the rights of the holders of such Series of Pari Passu Obligations (including, without limitation, the right to receive distributions in respect of such Series of Pari Passu Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Pari Passu Obligations subject to such Impairment. Additionally, in the event the Pari Passu Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such Pari Passu Obligations or the Pari Passu Documents governing such Pari Passu Obligations shall refer to such obligations or such documents as so modified.

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ARTICLE X

Priorities and Agreements with Respect to Shared Collateral

SECTION 10.01. Priority of Claims. (a) Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.03), if an Event of Default has occurred and is continuing, and the Collateral Agent or any Pari Passu Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding of the Borrower or any other Grantor or any Pari Passu Secured Party receives any payment in respect of Pari Passu Obligations pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Collateral by any Pari Passu Secured Party or received by the Collateral Agent or any Pari Passu Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution made in respect of Collateral pursuant to any intercreditor agreement or in an Insolvency or Liquidation Proceeding (subject, in the case of any such distribution, to the sentence immediately following) to which the Pari Passu Obligations are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to the Collateral Agent (in its capacity as such) pursuant to the terms of any Secured Credit Document, (ii) SECOND, subject to Section 1.03, to the payment in full of the Pari Passu Obligations of each Series on a ratable basis, with such Proceeds to be applied to the Pari Passu Obligations of a given Series in accordance with the terms of the applicable Secured Credit Documents and (iii) THIRD, after payment of all Pari Passu Obligations, to the Borrower and the other Grantors or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same pursuant to the Junior Lien Intercreditor Agreement, if applicable, or otherwise, as a court of competent jurisdiction may direct. Notwithstanding the foregoing, with respect to any Shared Collateral upon which a third party (other than a Pari Passu Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Pari Passu Obligations, after giving effect to any Junior Lien Intercreditor Agreement, if applicable, but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Pari Passu Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of Pari Passu Obligations with respect to which such Impairment exists.

(b) It is acknowledged that the Pari Passu Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the Pari Passu Secured Parties of any Series.

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(c) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Pari Passu Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the Pari Passu Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each Pari Passu Secured Party hereby agrees that the Liens securing each Series of Pari Passu Obligations on any Shared Collateral shall be of equal priority.

(d) Notwithstanding anything in this Agreement or any other Pari Passu Security Documents to the contrary, Collateral consisting of cash deposited with the Administrative Agent to secure Credit Agreement Obligations consisting of reimbursement obligations in respect of Letters of Credit pursuant to Section 2.05(e) of the Credit Agreement (or any equivalent successor provision) shall be applied as specified in such Section of the Credit Agreement and will not constitute Shared Collateral.

SECTION 10.02. Actions with Respect to Shared Collateral; Prohibition on Contesting Liens. (a) With respect to any Shared Collateral, (i) only the Collateral Agent shall act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), and then only on the instructions of the Applicable Authorized Representative, (ii) the Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other Pari Passu Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other Pari Passu Secured Party (other than the Applicable Authorized Representative) shall, or shall instruct the Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Pari Passu Security Document, applicable law or otherwise, it being agreed that only the Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the applicable Pari Passu Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral.

(b) Notwithstanding the equal priority of the Liens securing each Series of Pari Passu Obligations, the Collateral Agent (acting on the instructions of the Applicable Authorized Representative) may, subject to Section 2.01(a), deal with the Shared Collateral as if such Applicable Authorized Representative had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Collateral Agent, Applicable Authorized Representative or Controlling Secured Party or any other exercise by the Collateral Agent, Applicable Authorized Representative or

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Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any Pari Passu Secured Party, the Collateral Agent or any Authorized Representative with respect to any Collateral not constituting Shared Collateral.

(c) Each of the Authorized Representatives agrees that it will not accept any Lien on any Collateral of the Borrower, any Borrowing Subsidiary or any other Grantor for the benefit of any Series of Pari Passu Obligations (other than funds deposited for the discharge or defeasance of any Additional Pari Passu Agreement) other than pursuant to the Pari Passu Security Documents and by executing this Agreement (or a Joinder Agreement), each Authorized Representative and the Series of Pari Passu Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement and the other Pari Passu Security Documents applicable to it.

(d) Each of the Pari Passu Secured Parties agrees that it will not (and hereby waives any right to) challenge, question or contest, or support any other Person in challenging, questioning or contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the Pari Passu Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agent or any Authorized Representative to enforce this Agreement.

SECTION 10.03. No Interference; Payment Over. (a) Each Pari Passu Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any Pari Passu Obligations of any Series or any Pari Passu Security Document or the validity, attachment, perfection or priority of any Lien under any Pari Passu Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Collateral Agent or any other Pari Passu Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Collateral Agent or any other Pari Passu Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Collateral Agent or any other Pari Passu Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Collateral Agent, any Applicable Authorized Representative or any other Pari Passu Secured Party shall be liable for any action taken or omitted to be taken by the Collateral Agent, such Applicable Authorized Representative or other Pari Passu Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any

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foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agent, any Authorized Representative or any other Pari Passu Secured Party to enforce this Agreement.

(b) Each Pari Passu Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any Proceeds or payment in respect of any such Shared Collateral, pursuant to any Pari Passu Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each Series of Pari Passu Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for each of the other Pari Passu Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Collateral Agent, to be distributed in accordance with the provisions of Section 2.01 hereof.

SECTION 10.04. Automatic Release of Liens; Amendments to Pari Passu Security Documents. (a) If at any time the Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at such time) the Liens in favor of the Collateral Agent for the benefit of each Series of Pari Passu Secured Parties upon such Shared Collateral will automatically be released and discharged; provided that any Proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof.

(b) Each Pari Passu Secured Party agrees that the Collateral Agent may enter into any amendment (and, upon request by the Collateral Agent, each Authorized Representative shall sign a consent to such amendment) to any Pari Passu Security Document, so long as the Collateral Agent receives a certificate of the Borrower stating that such amendment is permitted by the terms of each then extant Secured Credit Document. Additionally, each Pari Passu Secured Party agrees that the Collateral Agent may enter into any amendment (and, upon request by the Collateral Agent, each Authorized Representative shall sign a consent to such amendment) to any Pari Passu Security Document solely as such Pari Passu Security Document relates to a particular Series of Pari Passu Obligations so long as (x) such amendment is in accordance with the Secured Credit Document pursuant to which such Series of Pari Passu Obligations was incurred and (y) such amendment does not adversely affect the Pari Passu Secured Parties of any other Series.

(c) Each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Collateral Agent to evidence and confirm any release of Shared Collateral or amendment to any Pari Passu Security Document provided for in this Section.

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SECTION 10.05. Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings. (a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against the Borrower or any Subsidiary.

(b) If the Borrower or any other Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each Pari Passu Secured Party (other than any Controlling Secured Party) agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless an Authorized Representative of any Controlling Secured Party shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Pari Passu Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Pari Passu Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Pari Passu Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other Pari Passu Secured Parties (other than any Liens of the Pari Passu Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Pari Passu Secured Parties of each Series are granted Liens on any additional collateral pledged to any Pari Passu Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the Pari Passu Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Pari Passu Obligations, such amount is applied pursuant to Section 2.01 of this Agreement, and (D) if any Pari Passu Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied to the account of the Secured Party entitled thereto; provided that the Pari Passu Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Pari Passu Secured Parties of such Series or their Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the Pari Passu Secured Parties receiving adequate protection shall not object to any other Pari Passu Secured Party receiving adequate protection comparable to any

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adequate protection granted to such Pari Passu Secured Parties in connection with a DIP Financing or use of cash collateral.

SECTION 10.06. Reinstatement. In the event that any of the Pari Passu Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Pari Passu Obligations shall again have been paid in full in cash.

SECTION 10.07. Insurance. As between the Pari Passu Secured Parties, the Collateral Agent (acting at the direction of the Applicable Authorized Representative) shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 10.08. Refinancings. The Pari Passu Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document) of any Pari Passu Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 10.09. Possessory Collateral Agent as Gratuitous Bailee for Perfection. (a) The Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Pari Passu Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Pari Passu Security Documents, in each case, subject to the terms and conditions of this Section 2.09. Pending delivery to the Collateral Agent, each other Authorized Representative agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Pari Passu Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Pari Passu Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(b) The duties or responsibilities of the Collateral Agent and each other Authorized Representative under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Pari Passu Secured Party for purposes of perfecting the Lien held by such Pari Passu Secured Parties therein.

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ARTICLE XI

Existence and Amounts of Liens and Obligations

SECTION 11.01. Determinations with Respect to Amounts of Liens and Obligations. Whenever the Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Pari Passu Obligations of any Series, or the Shared Collateral subject to any Lien securing the Pari Passu Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Borrower. The Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Pari Passu Secured Party or any other Person as a result of such determination.

ARTICLE XII

The Collateral Agent

SECTION 12.01. Appointment and Authority. (a) Each of the Pari Passu Secured Parties hereby irrevocably appoints JPMorgan Chase Bank, N.A. to act on its behalf as the Collateral Agent hereunder and under each of the other Pari Passu Security Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Borrower or any other Grantor to secure any of the Pari Passu Obligations, together with such powers and discretion as are reasonably incidental thereto. Each of the Pari Passu Secured Parties also authorizes JPMorgan Chase Bank, N.A., at the request of the Borrower, to execute and deliver the Junior Lien Intercreditor Agreement in the capacity as “Senior Collateral Agent”, or the equivalent agent, however referred to for the Pari Passu Secured Parties under such agreement (the “Senior Collateral Agent”) and authorizes the Collateral Agent, in accordance with the provisions of this Agreement, to take such actions on its behalf and to exercise such powers as are delegated to, or otherwise given to, the Senior Collateral Agent by the terms of the Junior Lien Intercreditor Agreement, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 4.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the Pari Passu Security Documents, or for exercising any rights and remedies thereunder or under the Junior Lien Intercreditor Agreement at the direction of

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the Applicable Authorized Representative, shall be entitled to the benefits of all provisions of this Article IV and Article VII of the Credit Agreement and the equivalent provision of any Additional Pari Passu Agreement (as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” named therein) as if set forth in full herein with respect thereto.

(b) Each Non-Controlling Secured Party acknowledges and agrees that, subject to Section 2.01 hereof, the Collateral Agent shall be entitled, for the benefit of the Pari Passu Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the Pari Passu Security Documents, as applicable, without regard to any rights to which the holders of the Non-Controlling Secured Obligations would otherwise be entitled as a result of such Non-Controlling Secured Obligations. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Collateral Agent, the Applicable Authorized Representative or any other Pari Passu Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Pari Passu Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Pari Passu Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the Pari Passu Secured Parties waives any claim it may now or hereafter have against the Collateral Agent or the Authorized Representative of any other Series of Pari Passu Obligations or any other Pari Passu Secured Party of any other Series arising out of (i) any actions which the Collateral Agent, any Authorized Representative or any Pari Passu Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale or release, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Pari Passu Obligations from any guarantor or any other party) in accordance with the Pari Passu Security Documents or any other agreement related thereto or to the collection of the Pari Passu Obligations or the valuation, use, protection or release of any security for the Pari Passu Obligations, (ii) any election by any Applicable Authorized Representative or any holders of Pari Passu Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law by the Borrower or any Subsidiary, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any Pari Passu Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of Pari Passu Obligations for whom such Collateral constitutes Shared Collateral.

(c) Each Authorized Representative acknowledges and agrees that upon execution and delivery of a Joinder Agreement substantially in the form of Annex III (or,

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in the case of the designation of Additional Designated Pari Passu Obligations, Annex IV) by an Additional Senior Class Debt Representative in accordance with Section 5.14, the Collateral Agent will continue to act in its capacity as Collateral Agent in respect of the then existing Authorized Representatives and such additional Authorized Representative.

SECTION 12.02. Rights as a Pari Passu Secured Party. (a) The Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Pari Passu Secured Party under any Series of Pari Passu Obligations that it holds as any other Pari Passu Secured Party of such Series and may exercise the same as though it were not the Collateral Agent and the term “Pari Passu Secured Party” or “Pari Passu Secured Parties” or (as applicable) “Credit Agreement Secured Party”, “Credit Agreement Secured Parties”, “Additional Pari Passu Secured Party” or “Additional Pari Passu Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to any other Pari Passu Secured Party.

SECTION 12.03. Exculpatory Provisions. The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Pari Passu Security Documents. Without limiting the generality of the foregoing, the Collateral Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Pari Passu Security Documents that the Collateral Agent is required to exercise as directed in writing by the Applicable Authorized Representative; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Pari Passu Security Document or applicable law;

(iii) shall not, except as expressly set forth herein and in the other Pari Passu Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity;

(iv) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Applicable Authorized Representative or (ii) in the absence of its own gross negligence or willful misconduct or (iii) in

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reliance on a certificate of an authorized officer of the Borrower stating that such action is permitted by the terms of this Agreement. The Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of Pari Passu Obligations unless and until notice describing such Event of Default is given to the Collateral Agent by the Authorized Representative of such Pari Passu Obligations or the Borrower;

(v) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Pari Passu Security Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Pari Passu Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Pari Passu Security Documents, (v) the value or the sufficiency of any Collateral for any Series of Pari Passu Obligations, or (vi) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent;

(vi) shall have the same rights and powers in its capacity as a Pari Passu Secured Party under any Series of Pari Passu Obligations that it holds as any other Pari Passu Secured Party of such Series and may exercise the same as though it were not the Collateral Agent; and

(vii) may (and any of its Affiliates may) accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Grantor or any Subsidiary or Affiliate thereof as if it were not the Collateral Agent and without any duty to any other Pari Passu Secured Party, including any duty to account therefor.

SECTION 12.04. Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

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SECTION 12.05. Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Pari Passu Security Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article IV shall apply to any such sub-agent and to the Affiliates of the Collateral Agent and any such sub-agent.

SECTION 12.06. Resignation of Collateral Agent. The Collateral Agent may at any time give notice of its resignation as Collateral Agent under this Agreement and the other Pari Passu Security Documents (including, if applicable, as Senior Collateral Agent under the Junior Lien Intercreditor Agreement) to each Authorized Representative and the Borrower. Upon receipt of any such notice of resignation, the Applicable Authorized Representative shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Applicable Authorized Representative and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Pari Passu Secured Parties, appoint a successor Collateral Agent meeting the qualifications set forth above; provided that if the Collateral Agent shall notify the Borrower and each Authorized Representative that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Pari Passu Security Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Pari Passu Secured Parties under any of the Pari Passu Security Documents, the retiring Collateral Agent shall continue to hold such collateral security solely for purposes of maintaining the perfection of the security interests of the Pari Passu Secured Parties therein until such time as a successor Collateral Agent is appointed but with no obligation to take any further action at the request of the Applicable Authorized Representative or any other Pari Passu Secured Parties) and (b) all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Authorized Representative directly, until such time as the Applicable Authorized Representative appoints a successor Collateral Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder and under the Pari Passu Security Documents (including, if applicable, acting as Senior Collateral Agent under the Junior Lien Intercreditor Agreement), such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Pari Passu Security Documents (if not already discharged therefrom as provided above in this Section). After the retiring Collateral Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Article VII of the Credit Agreement and the equivalent provision of any Additional Pari Passu Document shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective related parties in respect of any actions taken or omitted

19

to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent. Upon any notice of resignation of the Collateral Agent hereunder and under the other Pari Passu Security Documents, the Borrower agrees to use commercially reasonable efforts to transfer (and maintain the validity and priority of) the Liens in favor of the retiring Collateral Agent under the Pari Passu Security Documents to the successor Collateral Agent.

SECTION 12.07. Non-Reliance on Collateral Agent and Other Pari Passu Secured Parties. Each Pari Passu Secured Party acknowledges that it has, independently and without reliance upon the Collateral Agent, any Authorized Representative or any other Pari Passu Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Secured Credit Documents. Each Pari Passu Secured Party also acknowledges that it will, independently and without reliance upon the Collateral Agent, any Authorized Representative or any other Pari Passu Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Secured Credit Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 12.08. Collateral and Guaranty Matters. Each of the Pari Passu Secured Parties irrevocably authorizes the Collateral Agent, at its option and in its discretion:

(i) to release any Lien on any property granted to or held by the Collateral Agent under any Pari Passu Security Document in accordance with Section 2.04 or upon receipt of a written request from the Borrower stating that the release of such Lien is permitted by the terms of each then extant Secured Credit Document; and

(ii) to release any Grantor from its obligations under the Pari Passu Security Documents upon receipt of a written request from the Borrower stating that such release is permitted by the terms of each then extant Secured Credit Document.

ARTICLE XIII

Miscellaneous

SECTION 13.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to the Borrower, the Borrowing Subsidiaries or any Grantor, to the Borrower at Three Limited Parkway, P.O. Box 16000, Columbus, Ohio 43216, Attention of Treasurer (Telecopy No. 614-577-3180, email: Treasury@lb.com and TreasuryCashManagement@lb.com) with copy to General Counsel

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(Telecopy No. 614-415-7188, email: generalcounsel@lb.com);

(ii) if to the Collateral Agent or the Administrative Agent, to it at JPMorgan Chase Bank, N.A., Loan and Agency Services Group, Attention of James Campbell, 500 Stanton Christiana Rd, NCCS, Floor 01, Newark, DE 19713 (Telecopy No. 302-634-4250 , email: james.x.campbell@chase.com), with a copy to JPMorgan Chase Bank, N.A., 383 Madison Avenue, 24th Floor, New York, New York 10179, Attention of Bailey Pecor (email: bailey.j.pecor@jpmorgan.com);

(iii) if to the Initial Additional Authorized Representative, to it at [        ];

(iv) if to any other Additional Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in Person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

SECTION 13.02. Waivers; Amendment; Joinder Agreements. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and the Collateral Agent (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Borrower’s or other Grantor’s consent or which increases the obligations or reduces the

21

rights of the Borrower or any other Grantor, with the consent of the Borrower or other Grantor).

(c) Notwithstanding the foregoing, without the consent of any Pari Passu Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.14 of this Agreement and upon such execution and delivery, such Authorized Representative and the Additional Pari Passu Secured Parties and Additional Pari Passu Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the other Additional Pari Passu Security Documents applicable thereto.

(d) Notwithstanding the foregoing, without the consent of any other Authorized Representative or Pari Passu Secured Party, the Collateral Agent may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional Pari Passu Obligations in compliance with the Credit Agreement and the other Secured Credit Documents.

SECTION 13.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Pari Passu Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 13.04. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 13.05. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 13.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 13.07. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 13.08. Submission to Jurisdiction Waivers; Consent to Service of Process. The Collateral Agent and each Authorized Representative, on behalf of itself

22

and the Pari Passu Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(A) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Pari Passu Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(B) to the fullest extent permitted under applicable law, consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(C) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in 5.01;

(D) agrees that nothing herein shall affect the right of any other party hereto (or any Pari Passu Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Pari Passu Secured Party) to bring any legal action or proceeding in any other jurisdiction for the recognition and enforcement of any judgment granted by the courts referred to in clause (a) of this Section; and

(E) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 13.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO (1) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.09.

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SECTION 13.10. Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 13.11. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Pari Passu Security Documents or any of the other Secured Credit Documents, the provisions of this Agreement shall control.

SECTION 13.12. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Pari Passu Secured Parties in relation to one another. None of the Borrower, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.08, 2.09 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Credit Agreement or any Additional Pari Passu Documents), and none of the Borrower or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Pari Passu Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 13.13. Additional Grantors. The Borrower agrees that, if any Subsidiary shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto as a Grantor by executing and delivering an instrument in the form of Annex II. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Applicable Authorized Representative and the Collateral Agent. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 13.14. Additional Senior Debt. (x) To the extent, but only to the extent, permitted by the provisions of the Credit Agreement and the Additional Pari Passu Documents, the Borrower or any Subsidiary may incur Additional Pari Passu Obligations and (y) the Borrower may, to the extent, but only to the extent, permitted by the provisions of the Credit Agreement and the Additional Pari Passu Documents, from time to time, by written notice to each Authorized Representative, designate a portion of obligations that are not Credit Agreement Obligations incurred by the Borrower or any Subsidiary and secured by a Lien on the inventory of any Grantor permitted under the proviso to Section 5.8(e) of the Credit Agreement and any similar provision of any Senior Credit Document as Additional Designated Pari Passu Obligations. Any such Additional Pari Passu Obligations and Additional Designated Pari Passu Obligations (the “Additional Senior Class Debt”) may be secured by a Lien on a senior basis pursuant to the Additional Pari Passu Documents, if and subject to the condition that the Authorized

24

Representative of any such Additional Senior Class Debt (each, an “Additional Senior Class Debt Representative”), acting on behalf of the holders of such Additional Senior Class Debt (such Authorized Representative and the holders in respect of any Additional Senior Class Debt being referred to as the “Additional Senior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (v) of the immediately succeeding paragraph.

In order for an Additional Senior Class Debt Representative to become a party to this Agreement,

(i) such Additional Senior Class Debt Representative, the Collateral Agent, each Authorized Representative and each Grantor shall have executed and delivered an instrument substantially in the form of Annex III (or, in the case of the designation of Additional Designated Pari Passu Obligations, Annex IV) (with such changes as may be reasonably approved by the Collateral Agent and such Additional Senior Class Representative) pursuant to which such Additional Senior Class Debt Representative becomes an Authorized Representative hereunder, and the Additional Senior Class Debt in respect of which such Additional Senior Class Debt Representative is the Representative and the related Additional Senior Class Debt Parties become subject hereto and bound hereby;

(ii) the Borrower shall have delivered to the Collateral Agent true and complete copies of each of the Additional Pari Passu Documents relating to such Additional Senior Class Debt, certified as being true and correct by an authorized officer of the Borrower;

(iii) all filings, recordations and/or amendments or supplements to the Pari Passu Security Documents necessary or desirable in the reasonable judgment of the Collateral Agent to confirm and perfect the Liens securing the relevant obligations relating to such Additional Senior Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordings have been taken in the reasonable judgment of the Collateral Agent), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of the Collateral Agent);

(iv) the Additional Pari Passu Documents, as applicable, relating to such Additional Senior Class Debt shall provide, in a manner reasonably satisfactory to the Collateral Agent, that each Additional Senior Class Debt Party with respect to such Additional Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional Senior Class Debt; and

(v) in the case of a designation of Additional Designated Pari Passu Obligations, the Borrower shall deliver to each Authorized Representative a written notice setting forth the principal amount of the portion of the principal

25

amount of the obligations incurred that shall be designated as Additional Designated Pari Passu Obligations and the portion of principal amount of the obligations incurred that shall not be designated as Additional Designated Pari Passu Obligations.

SECTION 13.15. Integration. This Agreement together with the other Secured Credit Documents and the Pari Passu Security Documents represents the agreement of each of the Grantors and the Pari Passu Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Collateral Agent or any other Pari Passu Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the Pari Passu Security Documents.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK N.A., as Administrative Agent and Collateral Agent,

by
Name:
Title:

L BRANDS, INC.,
by
Name:
Title:

L (OVERSEAS) HOLDINGS LP,

by
Name:
Title:

BATH & BODY WORKS (CANADA) CORP.,

by
Name:
Title:

VICTORIA’S SECRET UK LIMITED,

by
Name:
Title:

27

MAST INDUSTRIES (far EAST) LIMITED,

by
Name:
Title:

LB FULL ASSORTMENT HK LIMITED,

by
Name:
Title:

[THE GRANTORS LISTED ON ANNEX I HERETO],

by
Name:
Title:

[ ], as Initial Additional Authorized Representative

by
Name:
Title:

 ANNEX I

Grantors

[       ]

ANNEX II

[FORM OF] SUPPLEMENT NO. [ ] dated as of [         ], 20[  ] (this “Supplement”) to the PARI PASSU INTERCREDITOR AGREEMENT dated as of [         ], 20[  ] (the “Pari Passu Intercreditor Agreement”), among L Brands, Inc., a Delaware corporation (the “Borrower”), the borrowing subsidiaries party thereto (each a “Borrowing Subsidiary”), the grantors party thereto (each a “Grantor”), JPMorgan Chase Bank, N.A., as Collateral Agent for the Pari Passu Secured Parties under the Pari Passu Security Documents (in such capacity, the “Collateral Agent”), [          ], as Initial Additional Authorized Representative, and the additional Authorized Representatives from time to time a party thereto.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pari Passu Intercreditor Agreement.

B. The Grantors have entered into the Pari Passu Intercreditor Agreement. Pursuant to the Credit Agreement and certain Additional Pari Passu Documents, certain newly acquired or organized Subsidiaries are required to enter into the Pari Passu Intercreditor Agreement. Section 5.13 of the Pari Passu Intercreditor Agreement provides that such Subsidiaries may become party to the Pari Passu Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement and the Additional Pari Passu Documents.

Accordingly, the New Grantor agrees as follows:

SECTION 1. In accordance with Section 5.13 of the Pari Passu Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Pari Passu Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Pari Passu Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Pari Passu Intercreditor Agreement shall be deemed to include the New Grantor.

SECTION 2. The New Grantor represents and warrants to the Collateral Agent and the other Pari Passu Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Pari Passu Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pari Passu Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Pari Passu Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Borrower as specified in the Pari Passu Intercreditor Agreement.

2

IN WITNESS WHEREOF, the New Grantor has duly executed this Supplement to the Pari Passu Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR],

By
Name:
Title:

3

ANNEX III

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [ ] dated as of [     ], 20[ ] (this “Representative Supplement”) to the PARI PASSU INTERCREDITOR AGREEMENT dated as of [         ], 20[  ] (the “Pari Passu Intercreditor Agreement”), among L Brands, Inc., a Delaware corporation (the “Borrower”), the borrowing subsidiaries party thereto (each a “Borrowing Subsidiary”), the grantors party thereto (each a “Grantor”), JPMorgan Chase Bank, N.A., as Collateral Agent for the Pari Passu Secured Parties under the Pari Passu Security Documents (in such capacity, the “Collateral Agent”) and as Authorized Representative under the Credit Agreement, [          ], as Initial Additional Authorized Representative, and the additional Authorized Representatives from time to time a party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Pari Passu Intercreditor Agreement.

B. As a condition to the ability of the Borrower or any Subsidiary to incur Additional Pari Passu Obligations and to secure such Additional Senior Class Debt with the liens and security interests created by the Additional Pari Passu Security Documents, the Additional Senior Class Debt Representative in respect of such Additional Senior Class Debt is required to become an Authorized Representative under, and such Additional Senior Class Debt and the Additional Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the Pari Passu Intercreditor Agreement. Section 5.14 of the Pari Passu Intercreditor Agreement provides that such Additional Senior Class Debt Representative may become an Authorized Representative under, and such Additional Senior Class Debt and such Additional Senior Class Debt Parties may become subject to and bound by, the Pari Passu Intercreditor Agreement, pursuant to the execution and delivery by the Additional Senior Class Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 5.14 of the Pari Passu Intercreditor Agreement. The undersigned Additional Senior Class Debt Representative (the “New Representative”) is executing this Representative Supplement in accordance with the requirements of the Pari Passu Intercreditor Agreement and the Pari Passu Security Documents.

Accordingly, the New Representative agrees as follows:

SECTION 1. In accordance with Section 5.14 of the Pari Passu Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, and the related Additional Senior Class Debt and Additional Senior Class Debt Parties become subject to and bound by, the Pari Passu Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative, and the New Representative, on behalf of itself and such Additional Senior Class Debt Parties, hereby agrees to all the terms and provisions of the Pari Passu Intercreditor Agreement applicable to it as an Authorized Representative and to the Additional Senior Class Debt Parties that it represents as Additional Pari Passu Secured Parties. Each reference to an

ANNEX III

“Authorized Representative” in the Pari Passu Intercreditor Agreement shall be deemed to include the New Representative.

SECTION 2. The New Representative represents and warrants to the Collateral Agent and the other Pari Passu Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Additional Pari Passu Documents relating to such Additional Senior Class Debt provide that, upon the New Representative’s entry into this Representative Supplement, the Additional Senior Class Debt Parties in respect of such Additional Senior Class Debt will be subject to and bound by the provisions of the Pari Passu Intercreditor Agreement as Additional Pari Passu Secured Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the Pari Passu Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pari Passu Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Pari Passu Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

IN WITNESS WHEREOF, the New Representative has duly executed this Representative Supplement to the Pari Passu Intercreditor Agreement as of the day and year first above written.

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ANNEX III

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ],

by
Name:
Title:

Address for notices:

attention of:

Telecopy:

3

Schedule I to the
Representative Supplement to the

Pari Passu Intercreditor Agreement

Grantors

[                                    ]

ANNEX IV

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [ ] dated as of [     ], 20[ ] (this “Representative Supplement”) to the PARI PASSU INTERCREDITOR AGREEMENT dated as of [         ], 20[  ] (the “Pari Passu Intercreditor Agreement”), among L Brands, Inc., a Delaware corporation (the “Borrower”), the borrowing subsidiaries party thereto (each a “Borrowing Subsidiary”), the grantors party thereto (each a “Grantor”), JPMorgan Chase Bank, N.A., as Collateral Agent for the Pari Passu Secured Parties under the Pari Passu Security Documents (in such capacity, the “Collateral Agent”) and as Authorized Representative under the Credit Agreement, [          ], as Initial Additional Authorized Representative, and the additional Authorized Representatives from time to time a party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Pari Passu Intercreditor Agreement.

B. As a condition to the ability of the Borrower or any Subsidiary to designate Additional Designated Pari Passu Obligations and to secure such Additional Senior Class Debt with the liens and security interests created by the Additional Pari Passu Security Documents on the inventory of the Grantors permitted under the proviso to Section 5.8(e) of the Credit Agreement and the analogous provision of each Senior Credit Document as Additional Designated Pari Passu Obligations, the Additional Senior Class Debt Representative in respect of such Additional Senior Class Debt is required to become an Authorized Representative under, and such Additional Senior Class Debt and the Additional Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the Pari Passu Intercreditor Agreement. Section 5.14 of the Pari Passu Intercreditor Agreement provides that such Additional Senior Class Debt Representative may become an Authorized Representative under, and such Additional Senior Class Debt and such Additional Senior Class Debt Parties may become subject to and bound by, the Pari Passu Intercreditor Agreement, pursuant to the execution and delivery by the Additional Senior Class Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 5.14 of the Pari Passu Intercreditor Agreement. The undersigned Additional Senior Class Debt Representative (the “New Representative”) is executing this Representative Supplement in accordance with the requirements of the Pari Passu Intercreditor Agreement and the Pari Passu Security Documents.

Accordingly, the New Representative agrees as follows:

SECTION 1. In accordance with Section 5.14 of the Pari Passu Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, and the related Additional Senior Class Debt and Additional Senior Class Debt Parties become subject to and bound by, the Pari Passu Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative, and the New Representative, on behalf of itself and such Additional Senior Class Debt Parties, hereby agrees to all the

ANNEX IV

terms and provisions of the Pari Passu Intercreditor Agreement applicable to it as an Authorized Representative and to the Additional Senior Class Debt Parties that it represents as Additional Pari Passu Secured Parties. Each reference to an “Authorized Representative” in the Pari Passu Intercreditor Agreement shall be deemed to include the New Representative.

SECTION 2. The portion of the principal amount of the obligations incurred under the proviso to Section 5.8(e) of the Credit Agreement (or any similar provision of any Senior Credit Document) that is designated as Additional Designated Pari Passu Obligations herein in accordance with Section 5.14 of the Pari Passu Intercreditor Agreement is $[__] and the portion of the principal amount of such obligations that is not designated as Additional Designated Pari Passu Obligations is $[__].

SECTION 3. The New Representative represents and warrants to the Collateral Agent and the other Pari Passu Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Additional Pari Passu Documents relating to such Additional Senior Class Debt provide that, upon the New Representative’s entry into this Representative Supplement, the Additional Senior Class Debt Parties in respect of such Additional Senior Class Debt will be subject to and bound by the provisions of the Pari Passu Intercreditor Agreement as Additional Pari Passu Secured Parties.

SECTION 4. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 5. Except as expressly supplemented hereby, the Pari Passu Intercreditor Agreement shall remain in full force and effect.

SECTION 6. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pari Passu Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable

ANNEX IV

provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Pari Passu Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

IN WITNESS WHEREOF, the New Representative has duly executed this Representative Supplement to the Pari Passu Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ],

by
Name:
Title:

Address for notices:

attention of:

Telecopy:

EXHIBIT C-2

TO THE AMENDED AND RESTATED

FIVE-YEAR REVOLVING CREDIT AGREEMENT

[FORM OF]

JUNIOR LIEN INTERCREDITOR AGREEMENT

Among

L BRANDS, INC.,

the Borrowing Subsidiaries party hereto,

the other Grantors party hereto,

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent for the Senior Secured Parties and
as Representative for the Credit Agreement Secured Parties

[       ]

as the Initial Additional Junior Priority Representative

and

each additional Representative from time to time party hereto

dated as of [         ], 20[ ]

JUNIOR LIEN INTERCREDITOR AGREEMENT dated as of [            ], 20[    ] (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among L BRANDS, INC., a Delaware corporation (the “Borrower”), the Borrowing Subsidiaries (as defined herein) party hereto, the other Grantors (as defined herein) party hereto, JPMORGAN CHASE BANK, N.A., as collateral agent for the Senior Secured Parties (as defined herein) (in such capacity, the “Senior Collateral Agent”) and as Representative for the Credit Agreement Secured Parties (in such capacity, the “Administrative Agent”), [INSERT NAME AND CAPACITY], as Representative for the Initial Junior Priority Debt Parties (in such capacity and together with its successors in such capacity, the “Initial Junior Priority Representative”) and each additional Junior Priority Representative and Senior Representative that from time to time becomes a party hereto pursuant to Section 8.09.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Senior Collateral Agent, the Administrative Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Junior Priority Representative (for itself and on behalf of the Initial Junior Priority Debt Parties) and each additional Senior Representative (for itself and on behalf of the Additional Senior Debt Parties under the applicable Additional Senior Debt Facility) and each additional Junior Priority Representative (for itself and on behalf of the Junior Priority Debt Parties under the applicable Junior Priority Debt Facility) agree as follows:

Definitions

Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional Senior Debt” means any Indebtedness of the Borrower or any Subsidiary (other than Indebtedness constituting Credit Agreement Obligations) secured by the Senior Collateral (or a portion thereof) on a pari passu basis (but without regard to control of remedies) with the Credit Agreement Obligations; provided, however, that, (i) such Indebtedness is permitted to be incurred and secured on such basis by each then extant Senior Debt Document and Junior Priority Debt Document and (ii) the Representative for the holders of such Indebtedness shall have become party to (A) this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof and (B) if applicable, the Pari Passu Intercreditor Agreement pursuant to, and by satisfying the conditions set forth in, Section 5.14 thereof; provided, further, that, if such Indebtedness will be the initial Additional Senior Debt incurred by the Borrower or any Subsidiary after the date hereof, then the Borrower, the Borrowing Subsidiaries, the other Grantors, the Senior Collateral Agent and the Representative for such Indebtedness shall have executed and delivered the Pari Passu Intercreditor Agreement.

“Additional Senior Debt Documents” means, with respect to any incurrence or issuance of Additional Senior Debt, the loan agreements, indentures,

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Collateral Documents or other operative agreements governing or evidencing such Indebtedness, including the applicable Senior Collateral Documents.

“Additional Senior Debt Facility” means each loan agreement, indenture or other governing agreement with respect to any Additional Senior Debt.

“Additional Senior Debt Obligations” means, with respect to any incurrence or issuance of Additional Senior Debt, (a) all principal of, and interest (including any interest which accrues after the commencement of any Bankruptcy Case, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional Senior Debt, (b) all other amounts payable to the related Additional Senior Debt Parties under the related Additional Senior Debt Documents and (c) any renewals or extensions of the foregoing.

“Additional Senior Debt Parties” means, with respect to any incurrence or issuance of Additional Senior Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Additional Senior Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Borrower or any Subsidiary under any related Additional Senior Debt Documents.

“Administrative Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Borrowing Subsidiary” means a “Borrowing Subsidiary” as defined in the Credit Agreement.

“Class Debt” has the meaning assigned to such term in Section 8.09.

“Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Class Debt Representatives” has the meaning assigned to such term in Section 8.09.

“Collateral” means the Senior Collateral and the Junior Priority Collateral.

“Collateral Documents” means the Senior Collateral Documents and the Junior Priority Collateral Documents.

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“Credit Agreement” means that certain Amended and Restated Revolving Credit Agreement dated as of May 11, 2017, among the Borrower, the Borrowing Subsidiaries, the lenders from time to time party thereto and the Administrative Agent, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time and any credit agreement which has been designated as the “Credit Agreement” pursuant to the definition of Discharge of Credit Agreement Obligations.

“Credit Agreement Loan Documents” means the Credit Agreement and the other “Loan Documents” as defined in the Credit Agreement.

“Credit Agreement Obligations” means the “Obligations” as defined in the Collateral Agreement.

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Collateral Agreement.

“Debt Facility” means any Senior Facility and any Junior Priority Debt Facility.

“Designated Junior Priority Representative” means (i) the Initial Junior Priority Representative, until such time as the Junior Priority Debt Facility under the Initial Junior Priority Debt Documents ceases to be the only Junior Priority Debt Facility under this Agreement and (ii) thereafter, the Junior Priority Representative designated from time to time by the Junior Priority Instructing Group, in a notice to the Designated Senior Representative and the Borrower hereunder, as the “Designated Junior Priority Representative” for purposes hereof.

“Designated Senior Representative” means (i) if at any time there is only one Senior Representative for a Senior Facility with respect to which the Discharge of Senior Obligations has not occurred, such Senior Representative and (ii) at any time when clause (i) does not apply, the Applicable Authorized Representative (as defined in the Pari Passu Intercreditor Agreement) at such time.

“DIP Financing” has the meaning assigned to such term in Section 6.01.

“Discharge” means, with respect to any Shared Collateral and any Debt Facility, the date on which such Debt Facility and the Senior Obligations or Junior Priority Debt Obligations thereunder, as the case may be, are no longer secured by such Shared Collateral pursuant to the terms of the documentation governing such Debt Facility. The term “Discharged” shall have a corresponding meaning.

“Discharge of Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the Credit Agreement Obligations with respect to such Shared Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with an Additional Senior Debt Facility secured by such Shared Collateral under one or more Additional Senior Debt Documents which has been designated in writing by the Borrower and the Administrative Agent (under the Credit Agreement so Refinanced) to the Designated Senior Representative as the “Credit Agreement” for purposes of this Agreement.

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“Discharge of Senior Obligations” means the date on which the Discharge of Credit Agreement Obligations and the Discharge of each Additional Senior Debt Facility has occurred.

“Event of Default” means an “Event of Default” (or similar term) as defined in any Secured Credit Document.

“Grantors” means the Borrower and each other Subsidiary which has granted a security interest pursuant to any Collateral Document to secure any Secured Obligations. The Grantors existing on the date hereof are set forth in Annex I hereto.

“Initial Junior Priority Debt Documents” means that certain [ ] dated as of [  ], 20[  ], among [ ] and any notes, security documents and other operative agreements evidencing or governing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Junior Priority Debt Obligations.

“Initial Junior Priority Debt” means the Junior Priority Debt incurred pursuant to the Initial Junior Priority Debt Documents.

“Initial Junior Priority Debt Obligations” means the Junior Priority Debt Obligations arising pursuant to the Initial Junior Priority Debt Documents.

“Initial Junior Priority Debt Parties” means the holders of any Initial Junior Priority Debt Obligations and the Initial Junior Priority Representative.

“Initial Junior Priority Representative” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Insolvency or Liquidation Proceeding” means:

any case commenced by or against the Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;

any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Joinder Agreement” means a supplement to this Agreement substantially in the form of Annex III or Annex IV hereof required to be delivered by a Representative to the Designated Senior Representative pursuant to Section 8.09 hereof in order to include an additional Debt Facility hereunder and to become the Representative

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hereunder for the Senior Secured Parties or Junior Priority Secured Parties, as the case may be, under such Debt Facility.

“Junior Priority Class Debt” has the meaning assigned to such term in Section 8.09.

“Junior Priority Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Junior Priority Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Junior Priority Collateral” means any “Collateral” as defined in any Junior Priority Debt Document or any other assets of the Borrower or any other Grantor that constitutes Specified Collateral with respect to which a Lien is granted or purported to be granted pursuant to a Junior Priority Collateral Document as security for any Junior Priority Debt Obligation.

“Junior Priority Collateral Documents” means the Initial Junior Priority Collateral Documents and each of the security agreements and other instruments and documents executed and delivered by the Borrower or any other Grantor for purposes of providing collateral security for any Junior Priority Debt Obligation.

“Junior Priority Debt” means any Indebtedness of the Borrower or any Subsidiary, including the Initial Junior Priority Debt, which Indebtedness is secured by the Junior Priority Collateral on a pari passu basis (but without regard to control of remedies, other than as provided by the terms of the applicable Junior Priority Debt Documents) with any other Junior Priority Debt Obligations and the applicable Junior Priority Debt Documents of which provide that such Indebtedness is to be secured by such Junior Priority Collateral on a subordinate basis to the Senior Debt Obligations; provided, however, that (i) such Indebtedness is permitted to be incurred and secured on such basis by each Senior Debt Document and Junior Priority Debt Document and (ii) except in the case of the Initial Junior Priority Debt hereunder, the Representative for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof.

“Junior Priority Debt Documents” means the Initial Junior Priority Debt Documents and, with respect to any incurrence or issuance of Junior Priority Debt, the loan agreements, promissory notes, indentures, Collateral Documents or other operative agreements evidencing or governing such Indebtedness, including the Junior Priority Collateral Documents.

“Junior Priority Debt Facility” means each loan agreement, indenture or other governing agreement with respect to any Junior Priority Debt.

“Junior Priority Debt Obligations” means the Specified Obligations, to the extent such obligations exceed the amounts set forth in clause (A) of the proviso to Section 5.8(e) of the Credit Agreement or any other similar provision of any other Senior Debt Document.

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“Junior Priority Debt Parties” means the Initial Junior Priority Debt Parties and, with respect to any incurrence or issuance of Junior Priority Debt incurred after the date hereof, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Junior Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Borrower or any Subsidiary under any related Junior Priority Debt Documents.

“Junior Priority Enforcement Date” means, with respect to any Junior Priority Representative, the date which is [   ] days after the occurrence of both (i) an Event of Default (under and as defined in the Junior Priority Debt Document for which such Junior Priority Representative has been named as Representative) and (ii) the Designated Senior Representative’s and each other Representative’s receipt of written notice from such Junior Priority Representative that (x) an Event of Default (under and as defined in the Junior Priority Debt Document for which such Junior Priority Representative has been named as Representative) has occurred and is continuing and (y) the Junior Priority Debt Obligations of the series with respect to which such Junior Priority Representative is the Junior Priority Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Junior Priority Debt Document; provided that the Junior Priority Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred (1) at any time any Senior Representative has commenced and is diligently pursuing any enforcement action with respect to a material portion of Shared Collateral or (2) at any time the Grantor which has granted a security interest in Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Junior Priority Instructing Group” means Junior Priority Representatives representing at least a majority of the then aggregate amount of Junior Priority Debt Obligations outstanding that agree to vote together.

“Junior Priority Lien” means the Liens on the Junior Priority Collateral in favor of Junior Priority Debt Parties under Junior Priority Collateral Documents.

“Junior Priority Representative” means (i) in the case of the Initial Junior Priority Debt Obligations covered hereby, the Initial Junior Priority Representative and (ii) in the case of any Junior Priority Debt Facility and the Junior Priority Debt Parties thereunder the trustee, administrative agent, collateral agent, security agent or similar agent under such Junior Priority Debt Facility that is named as the Representative in respect of such Junior Priority Debt Facility in the applicable Joinder Agreement.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Officer’s Certificate” has the meaning assigned to such term in Section 8.08.

“Pari Passu Intercreditor Agreement” means the Pari Passu Intercreditor Agreement substantially in the form of Exhibit C-1 to the Credit Agreement (as amended, restated, supplemented or otherwise modified or replaced from time to time), among the

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Borrower, the Borrowing Subsidiaries party thereto, the other Grantors party thereto, JPMorgan Chase Bank, N.A., as collateral agent and authorized representative for the Credit Agreement Secured Parties, the Initial Additional Authorized Representative (as defined therein) and each additional Authorized Representative (as defined therein) from time to time party thereto.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.04(a).

“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral, any payment or distribution made in respect of Shared Collateral in a Bankruptcy Case and any amounts received by any Senior Representative or any Senior Secured Party from a Junior Priority Debt Party in respect of Shared Collateral pursuant to this Agreement.

“Recovery” has the meaning assigned to such term in Section 6.04.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Representatives” means the Senior Representatives and the Junior Priority Representatives.

“Secured Credit Document” means each of the Senior Debt Documents and the Junior Priority Debt Documents (collectively, the “Secured Credit Documents”).

“Secured Parties” means the Senior Secured Parties and the Junior Priority Debt Parties.

“Secured Obligations” means the Senior Obligations and the Junior Priority Debt Obligations; provided that Senior Obligations may include Split Class Senior Debt in an amount not to exceed the amount set forth in clause (A) of the proviso to Section 5.8(e) of the Credit Agreement or any other similar provision of any other Senior Debt Document.

“Senior Class Debt” has the meaning assigned to such term in Section 8.09.

“Senior Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Senior Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Senior Collateral” means any “Collateral” as defined in any Credit Agreement Loan Document or any other Senior Debt Document or any other assets of the Borrower or any other Grantor that constitutes Specified Collateral with respect to which

8

a Lien is granted or purported to be granted pursuant to a Senior Collateral Document as security for any Senior Obligation.

“Senior Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as collateral agent under the Senior Collateral Documents, and any successor thereof or replacement senior collateral agent appointed in accordance with the terms of the Credit Agreement and, if it is then in effect, the Pari Passu Intercreditor Agreement.

“Senior Collateral Documents” means the Collateral Agreement and the other “Collateral Documents” as defined in the Credit Agreement, the Pari Passu Intercreditor Agreement (upon and after the initial execution and delivery thereof by the initial parties thereto) and each of the security agreements and other instruments and documents executed and delivered by the Borrower or any other Grantor for purposes of providing collateral security for any Senior Obligation.

“Senior Debt Documents” means (a) the Credit Agreement Loan Documents and (b) any Additional Senior Debt Documents.

“Senior Facilities” means the Credit Agreement and any Additional Senior Debt Facilities.

“Senior Lien” means the Liens on the Senior Collateral in favor of the Senior Secured Parties under the Senior Collateral Documents.

“Senior Obligations” means the Credit Agreement Obligations and any Additional Senior Debt Obligations.

“Senior Representative” means (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Administrative Agent and (ii) in the case of any Additional Senior Debt Facility and the Additional Senior Debt Parties thereunder (including with respect to any Additional Senior Debt Facility initially covered hereby on the date of this Agreement) the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Senior Debt Facility that is named as the Representative in respect of such Additional Senior Debt Facility hereunder or in the applicable Joinder Agreement.

“Senior Secured Parties” means the Credit Agreement Secured Parties and any Additional Senior Debt Parties.

“Shared Collateral” means, at any time, Collateral in which the holders of Senior Obligations under at least one Senior Facility and the holders of Junior Priority Debt Obligations under at least one Junior Priority Debt Facility (or their Representatives) hold a security interest at such time (or, in the case of the Senior Facilities, are deemed pursuant to Article II to hold a security interest). If, at any time, any portion of the Senior Collateral under one or more Senior Facilities does not constitute Junior Priority Collateral under one or more Junior Priority Debt Facilities, then such portion of such Senior Collateral shall constitute Shared Collateral only with respect to the Junior Priority Debt Facilities for which it constitutes Junior Priority Collateral and shall not constitute Shared Collateral for any Junior Priority Debt Facility which does not have a security interest in such Collateral at such time.

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“Specified Collateral” means inventory of any Grantor in which a security interest is granted to secure any Senior Obligations and any Junior Priority Debt Obligations.

“Specified Obligations” means the Initial Junior Priority Debt Obligations and any other Junior Priority Debt, including (a) all principal of, and interest (including, without limitation, any interest which accrues after the commencement of any Bankruptcy Case, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Junior Priority Debt, (b) all other amounts payable to the related Junior Priority Debt Parties under the related Junior Priority Debt Documents and (c) any renewals or extensions of the foregoing.

“Split Class Debt” has the meaning assigned to such term in Section 8.09.

“Split Class Junior Debt” has the meaning assigned to such term in Section 8.09.

“Split Class Senior Debt” has the meaning assigned to such term in Section 8.09.

Terms Generally. The interpretive provisions contained in Section 1.03 of the Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.

Classification of Senior Obligations, etc. and Junior Priority Debt Obligations, etc. Insofar as any individual Debt Facility consists of obligations that constitute Senior Obligations and obligations that constitute Junior Obligations, then (x) to the extent of, and with respect to, the portion of the obligations under such Debt Facility that constitute Senior Obligations, (i) the holders of such Debt Facility shall be deemed to be Senior Secured Parties, (ii) the trustee or agent with respect to such Debt Facility shall be deemed to be a Senior Representative and (iii) the loan agreements, promissory notes, indentures, Collateral Documents and other operative agreements evidencing or governing such Debt Facility shall be deemed to be Senior Debt Documents and (y) to the extent of, and with respect to, the portion of the obligations under such Debt Facility that constitutes Junior Priority Debt Obligations, (i) the holders of such Debt Facility shall be deemed to be Junior Priority Debt Parties, (ii) the trustee or agent with respect to such Debt Facility shall be deemed to be a Junior Priority Representative and (iii) the loan agreements, promissory notes, indentures, Collateral Documents and other operative agreements evidencing or governing such Debt Facility shall be deemed to be Senior Debt Documents.

Priorities and Agreements with Respect to Shared Collateral

Subordination. Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any Junior Priority Representative or any Junior Priority Debt Parties on the Shared Collateral consisting of Specified Collateral or of any Liens granted to any

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Senior Representative or any other Senior Secured Party on the Shared Collateral consisting of Specified Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the New York UCC, any Bankruptcy Law, any other applicable law, any Junior Priority Debt Document or any Senior Debt Document or any other circumstance whatsoever, each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby agrees that (a) any Lien on the Specified Collateral securing any Senior Obligations now or hereafter held by or on behalf of any Senior Representative, any other Senior Secured Party or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Specified Collateral securing any Junior Priority Debt Obligations and (b) any Lien on the Specified Collateral securing any Junior Priority Debt Obligations now or hereafter held by or on behalf of any Junior Priority Representative, any Junior Priority Debt Parties or any Junior Priority Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Specified Collateral securing any Senior Obligations. All Liens on the Specified Collateral securing any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Specified Collateral securing any Junior Priority Debt Obligations for all purposes, whether or not such Liens securing any Senior Obligations are subordinated to any Lien securing any other obligation of the Borrower or any other Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.

Nature of Senior Lender Claims. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, acknowledges that (a) a portion of the Senior Obligations is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (b) the terms of the Senior Debt Documents and the Senior Obligations may be amended, supplemented or otherwise modified, and the Senior Obligations, or a portion thereof, may be Refinanced from time to time and (c) the aggregate amount of the Senior Obligations may be increased, in each case, without notice to or consent by the Junior Priority Representatives or the Junior Priority Debt Parties and without affecting the provisions hereof. The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, supplement or other modification, or any Refinancing, of either the Senior Obligations or the Junior Priority Debt Obligations, or any portion thereof. As between the Borrower and the other Grantors and the Junior Priority Debt Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Borrower and the other Grantors contained in any Junior Priority Debt Document with respect to the incurrence of additional Senior Obligations.

Prohibition on Contesting Liens. Each of the Junior Priority Representatives, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or

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enforceability of any Lien securing any Senior Obligations held (or purported to be held) by or on behalf of any Senior Representative or any of the other Senior Secured Parties or other agent or trustee therefor in any Senior Collateral, and each Senior Representative, for itself and on behalf of each Senior Secured Party under its Senior Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Junior Priority Debt Obligations held (or purported to be held) by or on behalf of any of any Junior Priority Representative or any of the Junior Priority Debt Parties in the Junior Priority Collateral. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of any Senior Representative to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 2.01) or any of the Senior Debt Documents.

No New Liens. The parties hereto agree that, so long as the Discharge of Senior Obligations has not occurred (a) none of the Grantors shall grant or permit any additional Liens on any Specified Collateral of any Grantor to secure any Junior Priority Debt Obligation unless it has granted, or concurrently therewith grants, a Lien on such Specified Collateral of such Grantor to secure the Senior Obligations; and (b) if any Junior Priority Representative or any Junior Priority Debt Party shall hold any Lien on any Specified Collateral of any Grantor securing any Junior Priority Debt Obligations that are not also subject to a first-priority Lien securing Senior Obligations under the Senior Collateral Documents, such Junior Priority Representative or Junior Priority Debt Party (1) shall notify the Designated Senior Representative promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien on such Specified Collateral to each Senior Representative as security for the Senior Obligations, shall assign such Lien to the Designated Senior Representative as security for the Senior Obligations for the benefit of the Senior Secured Parties (but may retain a junior lien on such assets or property subject to the terms hereof) and (2) until such assignment or such grant of a similar Lien to each Senior Representative, shall be deemed to hold and have held such Lien for the benefit of each Senior Representative and the other Senior Secured Parties as security for the Senior Obligations.

Perfection of Liens. Except for the agreements of the Senior Representatives pursuant to Section 5.04 hereof, none of the Senior Representatives or the Senior Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Junior Priority Representatives or the Junior Priority Debt Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Secured Parties and the Junior Priority Debt Parties with respect to the Specified Collateral and shall not impose on the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives, the Junior Priority Debt Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

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Certain Cash Collateral. Notwithstanding anything in this Agreement or any other Senior Debt Documents or Junior Priority Debt Documents to the contrary, collateral consisting of cash and cash equivalents pledged to secure Credit Agreement Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the Administrative Agent pursuant to Section 2.05(e) of the Credit Agreement (or any equivalent successor provision) shall be applied as specified in such Section of the Credit Agreement and will not constitute Shared Collateral.

Enforcement

Exercise of Remedies. SECTION 5.16. So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor, (i) neither any Junior Priority Representative nor any Junior Priority Debt Party, in its capacity as such, will (x) exercise or seek to exercise any rights or remedies (including setoff) with respect to any Specified Collateral in respect of any Junior Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Specified Collateral or any other Senior Collateral by any Senior Representative or any Senior Secured Party in respect of the Senior Obligations, any exercise of any right by any Senior Representative or any Senior Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Senior Representative or any Senior Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Specified Collateral under the Senior Debt Documents or otherwise in respect of the Senior Collateral or the Senior Obligations, or (z) object to the forbearance by the Senior Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Specified Collateral in respect of Senior Obligations and (ii) except as otherwise provided herein, the Senior Representatives and the Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Specified Collateral without any consultation with or the consent of any Junior Priority Representative or any Junior Priority Debt Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower or any other Grantor, any Junior Priority Representative may (x) file a claim, proof of a claim, or statement of interest with respect to the Junior Priority Debt Obligations under its Junior Priority Debt Facility and (y) make any arguments and motions that do not violate or contravene the terms of this Agreement, (B) any Junior Priority Representative may take any action (not adverse to the prior Liens on the Specified Collateral securing the Senior Obligations or the rights of the Senior Representatives or the Senior Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared

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Collateral, (C) any Junior Priority Representative and the Junior Priority Debt Parties may exercise their rights and remedies as unsecured creditors, as provided in Section 5.04, (D) the Junior Priority Debt Parties may file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims or Liens of the Junior Priority Debt Parties or the avoidance of any Junior Priority Lien to the extent not inconsistent with the terms of this Agreement, (E) any Junior Priority Debt Party may (subject to the provisions of Section 6.10(b)) vote on any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding that conforms to the terms and conditions of this agreement and (F) from and after the Junior Priority Enforcement Date, the Designated Junior Priority Representative may exercise or seek to exercise any rights or remedies (including setoff) with respect to any Specified Collateral in respect of any Junior Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure) but only so long as (1) the Designated Senior Representative has not commenced and is not diligently pursuing any enforcement action with respect to any or all of the Specified Collateral or (2) the Grantor which has granted a security interest in any Specified Collateral is not then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding, in each case (A) through (F) above, to the extent such action is not inconsistent with, or could not result in a resolution inconsistent with the terms of this Agreement. In exercising rights and remedies with respect to the Senior Collateral, the Senior Representatives and the Senior Secured Parties may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

So long as the Discharge of Senior Obligations has not occurred, each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it will not take or receive any Specified Collateral or any Proceeds of Specified Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Specified Collateral in respect of Junior Priority Debt Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.01(a), the sole right of the Junior Priority Representatives and the Junior Priority Debt Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Junior Priority Debt Obligations pursuant to the Junior Priority Debt Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Senior Obligations has occurred.

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Subject to the proviso in clause (ii) of Section 3.01(a), (i) each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that neither such Junior Priority Representative nor any such Junior Priority Debt Party will take any action that would hinder any exercise of remedies undertaken by any Senior Representative or any Senior Secured Party with respect to the Specified Collateral under the Senior Debt Documents, including any sale, exchange, transfer or other disposition of the Specified Collateral, whether by foreclosure or otherwise, and (ii) each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby waives any and all rights it or any such Junior Priority Debt Party may have as a junior lien creditor or otherwise to object to the manner in which the Senior Representatives or the Senior Secured Parties seek to enforce or collect the Senior Obligations or the Liens granted on any of the Specified Collateral, regardless of whether any action or failure to act by or on behalf of any Senior Representative or any other Senior Secured Party is adverse to the interests of the Junior Priority Debt Parties.

Each Junior Priority Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Junior Priority Debt Document shall be deemed to restrict in any way the rights and remedies of the Senior Representatives or the Senior Secured Parties with respect to the Specified Collateral as set forth in this Agreement and the Senior Debt Documents.

Until the Discharge of Senior Obligations, the Designated Senior Representative or any Person authorized by it shall have the exclusive right to exercise any right or remedy with respect to the Specified Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto, in each case in accordance with the terms of the Senior Debt Documents. Following the Discharge of Senior Obligations, the Designated Junior Priority Representative or any Person authorized by it who may be instructed by the Junior Priority Instructing Group, shall have the exclusive right to exercise any right or remedy with respect to the Specified Collateral, and the Designated Junior Priority Representative or any Person authorized by it who may be instructed by the Junior Priority Instructing Group, shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Junior Priority Debt Parties with respect to the Specified Collateral, or of exercising or directing the exercise of any trust or power conferred on the Junior Priority Representatives, or for the taking of any other action authorized by the Junior Priority Collateral Documents; provided, however, that nothing in this Section 3.01(e) shall impair the right of any Junior Priority Representative or other agent or trustee acting on behalf of the Junior Priority Debt Parties to take such actions with respect to the Specified Collateral after the Discharge of Senior Obligations as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Junior Priority Debt Parties or the Junior Priority Debt Obligations.

Cooperation. Subject to the proviso in clause (ii) of Section 3.01(a), each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that, unless and until the Discharge of

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Senior Obligations has occurred, it will not commence, or join with any Person (other than the Senior Secured Parties and the Senior Representatives upon the request of the Designated Senior Representative) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Specified Collateral under any of the Junior Priority Debt Documents or otherwise in respect of the Junior Priority Debt Obligations.

Actions upon Breach. Should any Junior Priority Representative or any Junior Priority Debt Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Specified Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, any Senior Representative or other Senior Secured Party (in its or their own name or in the name of the Borrower or any other Grantor) or the Borrower may obtain relief against such Junior Priority Representative or such Junior Priority Debt Party by injunction, specific performance or other appropriate equitable relief. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Documents, hereby (i) agrees that the Senior Secured Parties’ damages from the actions of the Junior Priority Representatives or any Junior Priority Debt Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Borrower or any other Grantor or the Senior Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any Senior Representative or any other Senior Secured Party.

Payments

Application of Proceeds. After an Event of Default under any Senior Debt Document has occurred and until such Event of Default is cured or waived, so long as the Discharge of Senior Obligations has not occurred, the Specified Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Specified Collateral upon the exercise of remedies shall be applied by the Designated Senior Representative to the Senior Obligations in such order as specified in the relevant Senior Debt Documents (including the Pari Passu Intercreditor Agreement) until the Discharge of Senior Obligations has occurred. Upon the Discharge of Senior Obligations, each applicable Senior Representative shall deliver promptly to the Designated Junior Priority Representative any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Junior Priority Representative to the Junior Priority Debt Obligations in such order as specified in the relevant Junior Priority Debt Documents.

Payments Over. Unless and until the Discharge of Senior Obligations has occurred, any Specified Collateral or Proceeds thereof received by any Junior Priority

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Representative or any Junior Priority Debt Party in connection with the exercise of any right or remedy (including setoff) relating to the Specified Collateral shall be segregated and held in trust for the benefit of and forthwith paid over to the Designated Senior Representative for the benefit of the Senior Secured Parties in the same form as received and applied pursuant to Section 4.01, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Designated Senior Representative is hereby authorized to make any such endorsements as agent for each of the Junior Priority Representatives or any such Junior Priority Debt Party. This authorization is coupled with an interest and is irrevocable.

Other Agreements

Releases. SECTION 5.17. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that, in the event of a sale, transfer or other disposition of any specified item of Specified Collateral (including all or substantially all of the equity interests of any Subsidiary) other than a release granted upon or following the Discharge of Senior Obligations, (i) in connection with the exercise of remedies in respect of Specified Collateral or (ii) if not in connection with the exercise of remedies in respect of Specified Collateral, so long as an Event of Default (as defined in and under any Junior Priority Debt Document) has not occurred and is continuing, Liens granted to the Junior Priority Representatives and the Junior Priority Debt Parties upon such Shared Collateral to secure Junior Priority Debt Obligations shall terminate and be released, automatically and without any further action, concurrently with the termination and release of all Liens granted upon such Shared Collateral to secure Senior Obligations; provided that, in the case of any sale, transfer or other disposition in connection with the enforcement or exercise of any rights or remedies by the Senior Secured Parties with respect to the Specified Collateral, the Proceeds thereof are applied in accordance with Section 4.01. Upon delivery to a Junior Priority Representative of an Officer’s Certificate stating that any such termination and release of Liens securing the Senior Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Junior Priority Debt Parties and the Junior Priority Representatives) and any necessary or proper instruments of termination or release prepared by the Borrower or any other Grantor, such Junior Priority Representative will promptly execute, deliver or acknowledge, at the Borrower’s or the other Grantor’s sole cost and expense, such instruments to evidence such termination and release of the Liens. Nothing in this Section 5.01(a) will be deemed to affect any agreement of a Junior Priority Representative, for itself and on behalf of the Junior Priority Debt Parties under its Junior Priority Debt Facility, to release the Liens on the Junior Priority Collateral as set forth in the relevant Junior Priority Debt Documents.

Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby irrevocably constitutes and appoints the Designated Senior Representative and any officer or agent of the Designated Senior Representative, with full power of substitution, as its true and lawful

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attorney-in-fact with full irrevocable power and authority in the place and stead of such Junior Priority Representative or such Junior Priority Debt Party or in the Designated Senior Representative’s own name, from time to time in the Designated Senior Representative’s discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, endorsements or other instruments of transfer or release.

Unless and until the Discharge of Senior Obligations has occurred, each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby consents to the application, whether prior to or after an Event of Default under any Senior Debt Document, of proceeds of Specified Collateral to the repayment of Senior Obligations pursuant to the Senior Debt Documents; provided that nothing in this Section 5.01(c) shall be construed to prevent or impair the rights of the Junior Priority Representatives or the Junior Priority Debt Parties to receive proceeds in connection with the Junior Priority Debt Obligations not otherwise in contravention of this Agreement.

Notwithstanding anything to the contrary in any Junior Priority Collateral Document, in the event the terms of a Senior Collateral Document and a Junior Priority Collateral Document each require any Grantor (i) to make payment in respect of any item of Specified Collateral, (ii) to deliver or afford control over any item of Specified Collateral to, or deposit any item of Specified Collateral with, (iii) to register ownership of any item of Specified Collateral in the name of or make an assignment of ownership of any Specified Collateral or the rights thereunder to, (iv) [reserved], (v) hold any item of Specified Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law) or (vi) obtain the agreement of a bailee or other third party to hold any item of Specified Collateral for the benefit of or subject to the control of or, in respect of any item of Specified Collateral, to follow the instructions of, in any case, both the Designated Senior Representative and any Junior Priority Representative or Junior Priority Debt Party, such Grantor may, until the applicable Discharge of Senior Obligations has occurred, comply with such requirement under the Junior Priority Collateral Document as it relates to such Specified Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Designated Senior Representative.

Amendments to Junior Priority Collateral Documents.

(a) Except to the extent not prohibited by any Senior Debt Document, no Junior Priority Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Junior Priority Collateral Document, would be prohibited by any of the terms of this Agreement. The applicable Junior Priority Representative agrees to deliver to the Designated Senior Representative copies of (i) any amendments, supplements or other modifications to the Junior Priority Collateral Documents and (ii) any new Junior Priority Collateral Documents promptly after effectiveness thereof. Each

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Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that each Junior Priority Collateral Document under its Junior Priority Debt Facility relating to the Specified Collateral shall include the following language (or language to similar effect reasonably approved by the Designated Senior Representative):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted with respect to the Specified Collateral (as defined in the Junior Lien Intercreditor Agreement (as defined below)) to the [Junior Priority Representative] pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted with respect to the Specified Collateral in favor of the Senior Secured Parties (as defined in the Junior Lien Intercreditor Agreement referred to below), including liens and security interests granted to JPMorgan Chase Bank, N.A., as administrative agent, pursuant to or in connection with the Amended and Restated Five-Year Revolving Credit Agreement dated as of May 11, 2017 (as amended, restated, supplemented or otherwise modified from time to time), among L Brands, Inc., a Delaware corporation (the “Borrower”), the Borrowing Subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, and (ii) the exercise of any right or remedy with respect to the Specified Collateral by the [Junior Priority Representative] hereunder is subject to the limitations and provisions of the Junior Lien Intercreditor Agreement dated as of [ ], 20[ ] (as amended, restated, supplemented or otherwise modified from time to time, the “Junior Lien Intercreditor Agreement”), among JPMorgan Chase Bank, N.A., as the Senior Collateral Agent, the Borrower and the subsidiaries of the Borrower party thereto and each additional Junior Priority Representative (as defined in the Junior Lien Intercreditor Agreement) and Senior Representative (as defined in the Junior Lien Intercreditor Agreement) from time to time party thereto. In the event of any conflict between the terms of the Junior Lien Intercreditor Agreement and the terms of this Agreement with respect to the Specified Collateral, the terms of the Junior Lien Intercreditor Agreement shall govern.”

In the event each applicable Senior Representative and/or the Senior Secured Parties enter into any amendment, waiver or consent in respect of or replace any of the Senior Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Senior Representatives, the Senior

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Secured Parties, the Borrower or any other Grantor thereunder, in each case solely in respect of Specified Collateral (including the release of any Liens in Specified Collateral), in a manner that is applicable to all Senior Facilities, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Junior Priority Collateral Document without the consent of any Junior Priority Representative or any Junior Priority Debt Party and without any action by any Junior Priority Representative, the Borrower or any other Grantor; provided, however, that (i) no such amendment, waiver or consent shall (A) remove assets subject to the Junior Priority Liens or release any such Liens, except to the extent that such release is permitted or required by Section 5.01(a) and provided that there is a concurrent release of the corresponding Senior Liens or (B) impose duties that are adverse on any Junior Priority Representative in its role as Junior Priority Representative without its prior written consent and (ii) written notice of such amendment, waiver or consent shall have been given to each Junior Priority Representative within 10 Business Days after the effectiveness of such amendment, waiver or consent; provided, further, that the failure to give such notice shall not affect the effectiveness of such amendment, waiver or consent with respect to the provisions of any Junior Priority Collateral Documents as set forth in this Section 5.02(b).

The Senior Priority Debt Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms, and the indebtedness under the Senior Priority Debt Documents may be Refinanced without the consent of any Junior Priority Representative or Junior Priority Debt Party; provided that, without the consent of the Major Junior Priority Representatives, no such amendment, restatement, amendment and restatement, waiver supplement or modification shall contravene any provision of this Agreement.

The Junior Priority Debt Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms, and the indebtedness under the Junior Priority Debt Documents may be Refinanced without the consent of any Senior Representative or Senior Secured Party; provided that, without the consent of the Administrative Agent, acting with the consent of the Required Lenders (as such term is defined in the Credit Agreement) and each other Senior Representative (acting with the consent of the requisite holders of each series of Additional Senior Debt), no such amendment, restatement, supplement or modification shall contravene any provision of this Agreement.

Rights as Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Junior Priority Representatives and the Junior Priority Debt Parties may exercise rights and remedies as unsecured creditors against the Borrower or any other Grantor in accordance with the terms of the Junior Priority Debt Documents and applicable law so long as such exercise of rights and remedies does not violate any express provision of this Agreement. Nothing in this Agreement shall prohibit the receipt by any Junior Priority Representative or any Junior Priority Debt Party of the required payments of principal, premium, interest, fees and other amounts due under the Junior Priority Debt Documents so long as such receipt is not the direct or indirect result of the exercise in contravention of this Agreement by a Junior Priority Representative or any

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Junior Priority Debt Party of rights or remedies as a secured creditor in respect of Shared Collateral. In the event any Junior Priority Representative or any Junior Priority Debt Party becomes a judgment lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Junior Priority Debt Obligations, such judgment lien shall be subordinated to the Liens securing Senior Obligations on the same basis as the other Liens securing the Junior Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Senior Representatives or the Senior Secured Parties may have with respect to the Senior Collateral.

Gratuitous Bailee for Perfection. (b) Each Senior Representative acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Specified Collateral that can be perfected by the possession or control of such Specified Collateral, and if such Specified Collateral is in fact in the possession or under the control of such Senior Representative, or of agents or bailees of such Person (such Specified Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall at any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Specified Collateral, the applicable Senior Representative shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the relevant Junior Priority Representatives, in each case solely for the purpose of perfecting the Liens granted under the relevant Junior Priority Collateral Documents and subject to the terms and conditions of this Section 5.04.

[Reserved.]

Except as otherwise specifically provided herein, until the Discharge of Senior Obligations has occurred, the Senior Representatives and the Senior Secured Parties shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the Senior Debt Documents as if the Liens under the Junior Priority Collateral Documents securing Junior Priority Debt Obligations did not exist. The rights of the Junior Priority Representatives and the Junior Priority Debt Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

The Senior Representatives and the Senior Secured Parties shall have no obligation whatsoever to the Junior Priority Representatives or any Junior Priority Debt Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.04. The duties or responsibilities of the Senior Representatives under this Section 5.04 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.04 as sub-agent and gratuitous bailee for the relevant Junior Priority Representative for purposes of perfecting the Lien held by such Junior Priority Representative.

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The Senior Representatives shall not have by reason of the Junior Priority Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Junior Priority Representative or any Junior Priority Debt Party, and each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby waives and releases the Senior Representatives from all claims and liabilities arising pursuant to the Senior Representatives’ roles under this Section 5.04 as sub-agents and gratuitous bailees with respect to the Shared Collateral.

Upon the Discharge of Senior Obligations, each applicable Senior Representative shall, at the Grantors’ sole cost and expense, (i) deliver to the Designated Junior Priority Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Senior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries or (ii) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct. The Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Senior Representative for loss or damage suffered by such Senior Representative as a result of such transfer, except for loss or damage suffered by any such Person as a result of its own wilful misconduct, gross negligence or bad faith. The Senior Representatives have no obligations to follow instructions from any Junior Priority Representative or any other Junior Priority Debt Party in contravention of this Agreement.

None of the Senior Representatives nor any of the other Senior Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Borrower or any Subsidiary to any Senior Representative or any Senior Secured Party under the Senior Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

When Discharge of Senior Obligations Deemed to Not Have Occurred. If, at any time after the Discharge of Senior Obligations has occurred, the Borrower or any Subsidiary incurs any Senior Obligations (other than in respect of the payment of indemnities surviving the Discharge of Senior Obligations), then such Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Obligations) and the applicable agreement governing such Senior Obligations shall automatically be treated as a Senior Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the granting by the applicable Senior Representative of amendments, waivers and consents hereunder and the agent, representative or trustee for the holders of such Senior Obligations shall be a Senior Representative for all purposes of this Agreement. Upon

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receipt of notice of such incurrence (including the identity of the new Senior Representative) from the Borrower, each Junior Priority Representative (including the Designated Junior Priority Representative) shall promptly (a) enter into such documents and agreements (at the sole expense of the Borrower), including amendments or supplements to this Agreement, as the Borrower or such new Senior Representative shall reasonably request in writing in order to provide the new Senior Representative the rights of a Senior Representative contemplated hereby (b) deliver to such Senior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Junior Priority Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries.

Insolvency or Liquidation Proceedings.

Financing Issues. Until the Discharge of Senior Obligations has occurred, if the Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and any Senior Representative or any Senior Secured Party shall desire to consent (or not object) to the sale or use of collateral that consists solely of Specified Collateral or to consent (or not object) to the Borrower’s or other Grantor’s obtaining financing secured exclusively by Specified Collateral under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (“DIP Financing”), then each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it will raise no (a) objection to and will not otherwise contest such sale or use of collateral or such DIP Financing, and, except to the extent permitted by the proviso in clause (ii) of Section 3.01(a) and Section 6.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing any Senior Obligations are subordinated or pari passu with such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Specified Collateral to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Junior Priority Debt Obligations are so subordinated to Liens securing Senior Obligations under this Agreement, (y) any adequate protection Liens provided to the Senior Secured Parties and (z) to any “carve-out” for professional and United States Trustee fees agreed to by the Senior Representatives; provided that (1) such DIP Financing and the Liens on Specified Collateral securing such DIP Financing are pari passu with, or superior in priority to, the then outstanding Senior Obligations and the Liens securing such Senior Obligations, respectively and (2) such DIP Financing does not compel any Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the documentation or order relating to such DIP Financing or proposed cash collateral use, (b) objection to (and will not otherwise contest) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement on any Senior Collateral that consists solely of Specified Collateral in respect of Senior Obligations made by any Senior

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Representative or any other Senior Secured Party, (c) objection to (and will not otherwise contest) any lawful exercise by any Senior Secured Party of the right to credit bid Senior Obligations at any sale in foreclosure of Senior Collateral that consists solely of Specified Collateral, (d) objection to (and will not otherwise contest) any other request for judicial relief made in any court by any Senior Secured Party relating to the lawful enforcement of any Lien on Senior Collateral that consists solely of Specified Collateral or (e) objection to (and will not otherwise contest or oppose and will be deemed to have consented to) any order relating to a sale or other disposition of assets that consist solely of Specified Collateral of any Grantor for which any Senior Representative has consented that provides, (i) to the extent such sale or other disposition is to be free and clear of Liens, that the Liens securing the Senior Obligations and the Junior Priority Debt Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the Senior Obligations rank to the Liens on the Shared Collateral securing the Junior Priority Debt Obligations pursuant to this Agreement, (ii) that either (A) the net Proceeds of such sale or other disposition shall be applied pursuant to Section 4.01 or (B) the Liens securing the Senior Obligations and the Junior Priority Debt Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Specified Collateral securing the Senior Obligations’ rank to the Liens on the Specified Collateral securing the Junior Priority Debt Obligations pursuant to this Agreement, and (iii) such sale or other disposition shall be made pursuant to a process or procedures that have been approved by the Bankruptcy Court; provided that the Junior Priority Debt Representative, for itself and on behalf of the Junior Priority Debt Parties, reserves the right to raise any objection that could be raised by an unsecured creditor of the Grantors to such proposed bidding procedures prior to approval of such procedures by the Bankruptcy Court; provided, however, that the Junior Priority Debt Parties are not deemed to have waived any rights to credit bid on the Specified Collateral in any such disposition in accordance with Section 363(k) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law), so long as any such credit bid provides for the payment in full in cash of the Senior Obligations. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that notice received two Business Days prior to the entry of an order approving such usage of cash or other collateral or approving such financing shall be adequate notice.

Relief from the Automatic Stay. Until the Discharge of Senior Obligations has occurred, each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Specified Collateral, without the prior written consent of the Designated Senior Representative.

Adequate Protection. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that none of them shall object, contest or support any other Person objecting to or contesting (a) any request by any Senior Representative or any Senior Secured Parties for adequate protection with respect to the Specified Collateral or (b) any objection by any

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Senior Representative or any Senior Secured Parties to any motion, relief, action or proceeding based on any Senior Representative’s or Senior Secured Party’s claiming a lack of adequate protection with respect to the Specified Collateral. Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, (i) if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral that consists solely of Specified Collateral in connection with any DIP Financing under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, then each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility (x) may seek or request adequate protection with respect to the Specified Collateral in the form of a replacement Lien on such additional collateral, which Lien is subordinated to the Liens securing the Senior Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Junior Priority Debt Obligations with respect to the Specified Collateral are so subordinated to the Liens securing Senior Obligations with respect to the Specified Collateral under this Agreement and (y) agrees that it will not seek or request, and will not accept, adequate protection in any other form with respect to the Specified Collateral and (ii) in the event any Junior Priority Representatives, for themselves and on behalf of the Junior Priority Debt Parties under their Junior Priority Debt Facilities, seek or request adequate protection and such adequate protection is granted in the form of additional collateral that consists solely of Specified Collateral, then such Junior Priority Representatives, for themselves and on behalf of each Junior Priority Debt Party under their Junior Priority Debt Facilities, agree that each Senior Representative shall also be granted a Senior Lien on such additional collateral as security for the Senior Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Junior Priority Debt Obligations shall be subordinated to the Liens on such collateral securing the Senior Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens on Specified Collateral granted to the Senior Secured Parties as adequate protection on the same basis as the other Liens securing the Junior Priority Debt Obligations with respect to the Specified Collateral are so subordinated to such Liens securing Senior Obligations with respect to the Specified Collateral under this Agreement.

Preference Issues. If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Borrower or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Secured Parties shall be entitled to the benefits of this Agreement until a Discharge of Senior Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under

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its Junior Priority Debt Facility, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

Separate Grants of Security and Separate Classifications. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, acknowledges and agrees that (a) the grants of Liens with respect to the Specified Collateral pursuant to the Senior Collateral Documents and the Junior Priority Collateral Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Specified Collateral, the Junior Priority Debt Obligations are fundamentally different from the Senior Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that any claims of the Senior Secured Parties and the Junior Priority Debt Parties in respect of the Specified Collateral constitute only a single class of claims (rather than separate classes of senior and junior secured claims), then each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Specified Collateral (with the effect being that, to the extent that the aggregate value of the Specified Collateral is sufficient (for this purpose ignoring all claims held by the Junior Priority Debt Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees, costs or charges provided for under the Credit Agreement (whether or not allowed or allowable) before any distribution is made in respect of the Junior Priority Debt Obligations, with each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby acknowledging and agreeing to turn over to the Designated Senior Representative amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Priority Debt Parties.

No Waivers of Rights of Senior Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit any Senior Representative or any other Senior Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Junior Priority Debt Party, including the seeking by any Junior Priority Debt Party of adequate protection or the asserting by any Junior Priority Debt Party of any of its rights and remedies under the Junior Priority Debt Documents or otherwise. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit any Junior Priority Representative or any other Junior Priority Debt Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Senior Secured Party, including the

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seeking by any Senior Secured Party of adequate protection or the asserting by any Senior Secured Party of any of its rights and remedies under the Senior Debt Documents or otherwise insofar as such objections or actions relate to assets of the Borrower or any of its Subsidiaries that do not constitute Specified Collateral.

Application. This Agreement, which the parties hereto expressly acknowledge, insofar as it relates to the Specified Collateral that secures the Junior Priority Debt Obligations is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights as to the Specified Collateral and proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

Other Matters. To the extent that any Junior Priority Representative or any Junior Priority Debt Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Specified Collateral, such Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees not to assert any such rights without the prior written consent of the Designated Senior Representative; provided that if requested by the Designated Senior Representative, such Junior Priority Representative shall timely exercise such rights in the manner requested by the Designated Senior Representative, including any rights to payments in respect of such rights.

506(c) Claims. Until the Discharge of Senior Obligations has occurred, each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Specified Collateral.

Reorganization Securities. Nothing in this Agreement prohibits or limits the right of a Junior Priority Debt Party to receive and retain any debt or equity securities that are issued by a reorganized debtor pursuant to a plan of reorganization or similar dispositive restructuring plan in connection with an Insolvency or Liquidation Proceeding. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the Senior Obligations and the Junior Priority Debt Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations and on account of the Junior Priority Debt Obligations are secured by Liens upon the same Specified Collateral, the provisions of this Agreement will survive the distribution of

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such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

Reliance; etc.

Reliance. The consent by the Senior Secured Parties to the execution and delivery of the Junior Priority Debt Documents to which the Senior Secured Parties have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Secured Parties to the Borrower or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, acknowledges that it and such Junior Priority Debt Parties have, independently and without reliance on any Senior Representative or other Senior Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Junior Priority Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decisions in taking or not taking any action under the Junior Priority Debt Documents or this Agreement.

No Warranties or Liability. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, acknowledges and agrees that neither any Senior Representative nor any other Senior Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Junior Priority Representatives and the Junior Priority Debt Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Except as set forth in the Pari Passu Intercreditor Agreement, neither any Senior Representative nor any other Senior Secured Party shall have any duty to any Junior Priority Representative or Junior Priority Debt Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with the Borrower or any other Subsidiary (including the Junior Priority Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement or in the Pari Passu Intercreditor Agreement, the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectibility of any of the Senior Obligations, the Junior Priority Debt Obligations or any guarantee or

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security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement or in the Pari Passu Intercreditor Agreement.

Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties hereunder shall remain in full force and effect irrespective of:

any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Junior Priority Debt Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Credit Agreement or any other Senior Debt Document or of the terms of any Junior Priority Debt Document;

any exchange of any security interest in any Specified Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Junior Priority Debt Obligations or any guarantee thereof; or

the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower or any other Grantor.

Miscellaneous

Conflicts. Subject to Section 8.18, in the event of any conflict between the provisions of this Agreement and the provisions of any Senior Debt Document or any Junior Priority Debt Document, the provisions of this Agreement shall govern. Notwithstanding the foregoing, the relative rights and obligations of the Senior Representatives and the Senior Secured Parties (as amongst themselves) with respect to any Senior Collateral shall be governed by the terms of the Pari Passu Intercreditor Agreement and in the event of any conflict between the Pari Passu Intercreditor Agreement and this Agreement, the provisions of the Pari Passu Intercreditor Agreement shall control.

Continuing Nature of this Agreement; Severability. Subject to Section 6.04, this Agreement shall continue to be effective until the Discharge of Senior Obligations shall have occurred. This is a continuing agreement of Lien subordination with respect to the Liens on the Specified Collateral insofar as such Liens secure Junior Priority Debt Obligations, and the Senior Secured Parties may continue, at any time and without notice to the Junior Priority Representatives or any Junior Priority Debt Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower or any Subsidiary constituting Senior Obligations in reliance hereon. The

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terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Amendments; Waivers. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

This Agreement may be amended in writing signed by each Representative (in each case, acting in accordance with the documents governing the applicable Debt Facility); provided that any such amendment, supplement or waiver which by the terms of this Agreement requires the Borrower’s or any other Grantor’s consent or which increases the obligations or reduces the rights of the Borrower or any other Grantor shall require the consent of the Borrower or such other Grantor. Any such amendment, supplement or waiver shall be in writing and shall be binding upon the Senior Secured Parties and the Junior Priority Debt Parties and their respective successors and assigns.

Notwithstanding the foregoing, without the consent of any Secured Party (and with respect to any amendment or modification which by the terms of this Agreement requires the Borrower’s consent or which increases the obligations or reduces the rights of the Borrower or any other Grantor, with the consent of the Borrower), any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.09 of this Agreement and upon such execution and delivery, such Representative and the Secured Parties and Senior Obligations or Junior Priority Debt Obligations of the Debt Facility for which such Representative is acting shall be subject to the terms hereof.

Information Concerning Financial Condition of the Borrower and the Subsidiaries. The Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Borrower and the Subsidiaries and all endorsers or guarantors of the Senior Obligations or the Junior Priority Debt

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Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Junior Priority Debt Obligations. The Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any Senior Representative, any Senior Secured Party, any Junior Priority Representative or any Junior Priority Debt Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

Subrogation. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred.

Application of Payments. Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Debt Documents. Except as otherwise provided herein, each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, assents to any extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security in any Specified Collateral that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

Additional Grantors. The Borrower agrees that, if any Subsidiary shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex II. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Designated Junior Priority Representative and the Designated Senior Representative. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

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Dealings with Grantors. Upon any application or demand by the Borrower or any other Grantor to any Representative to take or permit any action under any of the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), at the request of such Representative, the Borrower or such other Grantor, as appropriate, shall furnish to such Representative a certificate of an appropriate officer (an “Officer’s Certificate”) stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

Additional Debt Facilities. To the extent, but only to the extent, permitted by the provisions of the then extant Senior Debt Documents and the Junior Priority Debt Documents, the Borrower or any other Subsidiary may incur or issue and sell (x) Junior Priority Debt, (y) Additional Senior Debt and (z) to the extent permitted under the proviso to Section 5.08(e) of the Credit Agreement or any other similar provision of any other Senior Debt Document, Debt Facilities that constitute in part Junior Priority Debt and in part Additional Senior Debt (any such Debt Facility, the “Split Class Debt”). Any such Junior Priority Debt (and the portion of any Split Class Debt that constitutes Junior Priority Debt) (the “Junior Priority Class Debt”) may be secured by a second priority, subordinated Lien on Specified Collateral, in each case under and pursuant to the relevant Junior Priority Collateral Documents for such Junior Priority Class Debt, if and subject to the condition that the Representative of any such Junior Priority Class Debt (each, a “Junior Priority Class Debt Representative”), acting on behalf of the holders of such Junior Priority Class Debt (such Representative and holders in respect of any Junior Priority Class Debt being referred to as the “Junior Priority Class Debt Parties”), becomes a party to this Agreement by satisfying conditions (i) through (v), as applicable, of the immediately succeeding paragraph. Any such Additional Senior Debt (and the portion of any Split Class Debt that constitutes Additional Senior Debt) (the “Senior Class Debt”, and the Senior Class Debt and Junior Priority Class Debt (including, for the avoidance of doubt, the Split Class Debt), collectively, the “Class Debt”) may be secured by a Senior Lien on Specified Collateral, in each case under and pursuant to the Senior Collateral Documents, if and subject to the condition that the Representative of any such Senior Class Debt (each, a “Senior Class Debt Representative”, and the Senior Class Debt Representatives and Junior Priority Class Debt Representatives, collectively, the “Class Debt Representatives”), acting on behalf of the holders of such Senior Class Debt (such Representative and holders in respect of any such Senior Class Debt being referred to as the “Senior Class Debt Parties”, and the Senior Class Debt Parties and Junior Priority Class Debt Parties, collectively, the “Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (v), as applicable, of the immediately succeeding paragraph. In order for a Class Debt Representative to become a party to this Agreement:

such Class Debt Representative shall have executed and delivered a Joinder Agreement substantially in the form of Annex III (if such Representative is a Junior Priority Class Debt Representative) or Annex IV (if such

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Representative is a Senior Class Debt Representative) (in each case, with such changes as may be reasonably approved by the Designated Senior Representative and such Class Debt Representative) pursuant to which it becomes a Representative hereunder, and the Class Debt in respect of which such Class Debt Representative is the Representative and the related Class Debt Parties become subject hereto and bound hereby;

the Borrower shall have delivered to the Designated Senior Representative an Officer’s Certificate stating that the conditions set forth in this Section 8.09 are satisfied with respect to such Class Debt, if requested, true and complete copies of each of the Junior Priority Debt Documents, Senior Debt Documents or the loan agreements, promissory notes, indentures, Collateral Documents and other operative agreements evidencing or governing such Split Class Debt, as applicable, relating to such Class Debt, certified as being true and correct by an authorized officer of the Borrower and identifying the obligations to be designated as Additional Senior Debt or Junior Priority Debt (including, with respect to any Split Class Debt, the portion of such Split Class Debt to be designated as Additional Senior Debt (the “Split Class Senior Debt”) and the portion of such Split Class Debt to be designated as Junior Priority Debt (the “Split Class Junior Debt”), as applicable, and certifying that such obligations are permitted to be incurred and secured by Liens on the Specified Collateral (a) in the case of Additional Senior Debt and the portion of any Split Class Debt that constitutes Split Class Senior Debt, on a senior basis under each of the Senior Debt Documents and (b) in the case of Junior Priority Debt and the portion of any Split Class Debt that constitutes Split Class Junior Debt, on a junior basis under each of the Junior Priority Debt Documents;

in the case of any Junior Priority Class Debt, all filings, recordations and/or amendments or supplements to the Junior Priority Collateral Documents necessary or desirable in the opinion of the Designated Junior Priority Representative to confirm and perfect the second priority Liens on the Specified Collateral securing the relevant Junior Priority Debt Obligations relating to such Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordings have been taken in the reasonable judgment of the Designated Junior Priority Representative), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of the Designated Senior Representative);

in the case of any Senior Class Debt, all filings, recordations and/or amendments or supplements to the Senior Collateral Documents necessary or desirable in the opinion of the Designated Senior Representative to confirm and perfect the Senior Liens on the Specified Collateral securing the relevant Senior Obligations relating to such Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordings have been taken in the reasonable judgment of the Designated Senior Representative), and all fees and taxes in

33

connection therewith shall have been paid; and

the Junior Priority Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt shall provide, in a manner reasonably satisfactory to the Designated Senior Representative and the Designated Junior Priority Representative, that each Class Debt Party with respect to such Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Class Debt.

Consent to Jurisdiction; Waivers. Each Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally:

submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

to the fullest extent permitted under applicable law, consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in Section 8.11;

agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to bring any legal action or proceeding in any other jurisdiction for the recognition and enforcement of any judgment granted by the courts referred to in clause (a) of this Section; and

waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.10 any special, exemplary, punitive or consequential damages.

Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

if to the Borrower, the Borrowing Subsidiaries or any other Grantor, to the Borrower at Three Limited Parkway, P.O. Box 16000, Columbus, Ohio 43216, Attention of Treasurer (Telecopy No. 614-577-3180, email: Treasury@lb.com

34

and TreasuryCashManagement@lb.com) with copy to General Counsel (Telecopy No. 614-415-7188, email: generalcounsel@lb.com);

if to the Initial Junior Priority Representative to it at [ ] Attention of [ ], telecopy [ ];

if to the original Senior Collateral Agent or the Administrative Agent, to it at JPMorgan Chase Bank, N.A., Loan and Agency Services Group, Attention of James Campbell, 500 Stanton Christiana Rd, NCCS, Floor 01, Newark, DE 19713 (Telecopy No. 302-634-4250 , email: james.x.campbell@chase.com), with a copy to JPMorgan Chase Bank, N.A., 383 Madison Avenue, 24th Floor, New York, New York 10179, Attention of Bailey Pecor (email: bailey.j.pecor@jpmorgan.com);

if to any other Junior Priority Representative or Senior Representative, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 8.09.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in Person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among each Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

Further Assurances. Each Senior Representative, on behalf of itself and each Senior Secured Party under the Senior Debt Facility for which it is acting, and each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

GOVERNING LAW; WAIVER OF JURY TRIAL. (A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(B) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO (1) CERTIFIES THAT NO REPRESENTATIVE,

35

AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.13.

Binding on Successors and Assigns. This Agreement shall be binding upon the Senior Collateral Agent, the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives, the Junior Priority Debt Parties, the Grantors party hereto and their respective successors and assigns.

Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or other electronic transmission, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Administrative Agent represents and warrants that this Agreement is binding upon the Credit Agreement Secured Parties. The Initial Junior Priority Representative represents and warrants that this Agreement is binding upon the Initial Junior Priority Debt Parties.

No Third Party Beneficiaries; Successors and Assigns. The Lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such Lien priorities shall inure solely to the benefit of the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights.

Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Grantors shall include each Grantor as debtor and debtor-in-possession and any receiver or trustee for such Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

36

Senior Collateral Agent. It is understood and agreed that the Senior Collateral Agent is entering into this Agreement in (a) its capacities as administrative agent and collateral agent under the Credit Agreement and the provisions of Article VII of the Credit Agreement applicable to it as administrative agent thereunder shall also apply to it as Senior Collateral Agent hereunder and (b) its capacity as collateral agent under the Pari Passu Intercreditor Agreement (if applicable), and the provisions of Article IV of the Pari Passu Intercreditor Agreement applicable to it as collateral agent thereunder shall also apply to it as Senior Collateral Agent hereunder.

Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.01(a), 5.01(d) or 5.03(b)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the Credit Agreement, any other Senior Debt Document or any Junior Priority Debt Documents, or permit the Borrower or any other Grantor to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the Credit Agreement or any other Senior Debt Document or any Junior Priority Debt Documents, (b) change the relative priorities of the Senior Obligations or the Liens granted under the Senior Collateral Documents on the Shared Collateral (or any other assets) as among the Senior Secured Parties, (c) otherwise change the relative rights of the Senior Secured Parties in respect of the Shared Collateral as among such Senior Secured Parties or (d) obligate the Borrower or any other Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Credit Agreement or any other Senior Debt Document or any Junior Priority Debt Document.

Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Senior Collateral Agent,

by
Name:
Title:

L BRANDS, INC.,

by
Name:
Title:

L (OVERSEAS) HOLDINGS LP,

by
Name:
Title:

BATH & BODY WORKS (CANADA) CORP.,

by
Name:
Title:

VICTORIA’S SECRET UK LIMITED,

Name:
Title:

38

MAST INDUSTRIES (far EAST) LIMITED,

by
Name:
Title:

LB FULL ASSORTMENT HK LIMITED,

by
Name:
Title:

[THE GRANTORS LISTED ON ANNEX I HERETO],

by
Name:
Title:

[ ], as Initial Additional Authorized Representative

by
Name:
Title:

ANNEX I

Grantors

[       ]

ANNEX II

SUPPLEMENT NO. [ ] dated as of , to the JUNIOR LIEN INTERCREDITOR AGREEMENT dated as of [         ], 20[  ] (the “Junior Lien Intercreditor Agreement”), among L Brands, Inc., a Delaware corporation (the “Borrower”), the borrowing subsidiaries party thereto (each a “Borrowing Subsidiary”), the grantors party thereto (each a “Grantor”), JPMorgan Chase Bank, N.A., as Senior Collateral Agent for the Senior Secured Parties under the Senior Collateral Documents (in such capacity, the “Senior Collateral Agent”) and as Designated Senior Representative [          ], as Initial Junior Priority Representative, and the additional Representatives from time to time a party thereto.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Junior Lien Intercreditor Agreement.

B. The Grantors have entered into the Junior Lien Intercreditor Agreement. Pursuant to the Credit Agreement, certain Additional Senior Debt Documents and certain Junior Priority Debt Documents, certain newly acquired or organized Subsidiaries are required to enter into the Junior Lien Intercreditor Agreement. Section 8.07 of the Junior Lien Intercreditor Agreement provides that such Subsidiaries may become party to the Junior Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement, the Junior Priority Debt Documents and Additional Senior Debt Documents.

Accordingly, the New Grantor agrees as follows:

SECTION 1. In accordance with Section 8.07 of the Junior Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Junior Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Junior Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Junior Lien Intercreditor Agreement shall be deemed to include the New Grantor.

SECTION 2. The New Grantor represents and warrants to the Designated Senior Representative and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

2

SECTION 4. Except as expressly supplemented hereby, the Junior Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Junior Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Junior Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Borrower as specified in the Junior Lien Intercreditor Agreement.

3

IN WITNESS WHEREOF, the New Grantor has duly executed this Supplement to the Junior Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR],

By
Name:
Title:

ANNEX III

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [ ] dated as of [     ], 20[ ] to the JUNIOR LIEN INTERCREDITOR AGREEMENT dated as of [         ], 20[  ] (the “Junior Lien Intercreditor Agreement”), among L Brands, Inc., a Delaware corporation (the “Borrower”), the borrowing subsidiaries party thereto (each a “Borrowing Subsidiary”), the grantors party thereto (each a “Grantor”), JPMorgan Chase Bank, N.A., as Senior Collateral Agent for the Senior Secured Parties under the Senior Collateral Documents (in such capacity, the “Senior Collateral Agent”) and as Designated Senior Representative [          ], as Initial Junior Priority Representative, and the additional Representatives from time to time a party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Junior Lien Intercreditor Agreement.

B. As a condition to the ability of the Borrower or other Subsidiaries to incur Junior Priority Class Debt and to secure such Junior Priority Class Debt with the Junior Priority Lien pursuant to the Junior Priority Collateral Documents, the Junior Priority Class Representative in respect of such Junior Priority Class Debt is required to become a Representative under, and such Junior Priority Class Debt and the Junior Priority Class Debt Parties in respect thereof are required to become subject to and bound by, the Junior Lien Intercreditor Agreement. Section 8.09 of the Junior Lien Intercreditor Agreement provides that such Junior Priority Class Debt Representative may become a Representative under, and such Junior Priority Class Debt and such Junior Priority Class Debt Parties may become subject to and bound by, the Junior Lien Intercreditor Agreement, pursuant to the execution and delivery by the Junior Priority Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the Junior Lien Intercreditor Agreement. The undersigned Junior Priority Class Debt Representative (the “New Representative”) is executing this Representative Supplement in accordance with the requirements of the Senior Debt Documents and the Junior Priority Debt Documents.

Accordingly, the New Representative agrees as follows:

SECTION 1. In accordance with Section 8.09 of the Junior Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Junior Priority Class Debt and Junior Priority Class Debt Parties become subject to and bound by, the Junior Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Junior Priority Class Debt Parties, hereby agrees to all the terms and provisions of the Junior Lien Intercreditor Agreement applicable to it as a Junior Priority Representative and to the Junior Priority Class Debt Parties that it represents as Junior Priority Debt Parties. Each reference to a “Representative” or “Junior Priority Representative” in the Junior Lien Intercreditor Agreement shall be deemed to include the New Representative.

SECTION 2. The New Representative represents and warrants to the Designated Senior Representative and the other Secured Parties that (i) it has full power

2

and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Junior Priority Debt Documents relating to such Junior Priority Class Debt provide that, upon the New Representative’s entry into this Representative Supplement, the Junior Priority Class Debt Parties in respect of such Junior Priority Class Debt will be subject to and bound by the provisions of the Junior Lien Intercreditor Agreement as Junior Priority Debt Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the Junior Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Junior Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Junior Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

IN WITNESS WHEREOF, the New Representative has duly executed this Representative Supplement to the Junior Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ],

By
Name:
Title:

3

Address for notices:

attention of:

Telecopy:

Schedule I to the
Representative Supplement to the

Junior Lien Intercreditor Agreement

Grantors

[                                     ]

ANNEX IV

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [ ] dated as of [     ], 20[ ] to the JUNIOR LIEN INTERCREDITOR AGREEMENT dated as of [         ], 20[  ] (the “Junior Lien Intercreditor Agreement”), among L Brands, Inc., a Delaware corporation (the “Borrower”), the borrowing subsidiaries party thereto (each a “Borrowing Subsidiary”), the grantors party thereto (each a “Grantor”), JPMorgan Chase Bank, N.A., as Senior Collateral Agent for the Senior Secured Parties under the Senior Collateral Documents (in such capacity, the “Senior Collateral Agent”) and as Designated Senior Representative, [          ], as Initial Junior Priority Representative, and the additional Representatives from time to time a party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Junior Lien Intercreditor Agreement.

B. As a condition to the ability of the Borrower or any other Loan Party to incur Senior Class Debt after the date of the Junior Lien Intercreditor Agreement and to secure such Senior Class Debt with the Senior Lien pursuant to the Senior Collateral Documents, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become a Representative under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the Junior Lien Intercreditor Agreement. Section 8.09 of the Junior Lien Intercreditor Agreement provides that such Senior Class Debt Representative may become a Representative under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the Junior Lien Intercreditor Agreement, pursuant to the execution and delivery by the Senior Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the Junior Lien Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Junior Priority Debt Documents.

Accordingly, the New Representative agrees as follows:

SECTION 1. In accordance with Section 8.09 of the Junior Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the Junior Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the Junior Lien Intercreditor Agreement applicable to it as a Senior Representative and to the Senior Class Debt Parties that it represents as Senior Debt Parties. Each reference to a “Representative” or “Senior Representative” in the Junior Lien Intercreditor Agreement shall be deemed to include the New Representative.

2

SECTION 2. The New Representative represents and warrants to the Designated Senior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Senior Debt Documents relating to such Senior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the Junior Lien Intercreditor Agreement as Senior Secured Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the Junior Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Junior Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Junior Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

IN WITNESS WHEREOF, the New Representative has duly executed this Representative Supplement to the Junior Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ],

By
Name:
Title:

Address for notices:

attention of:

Telecopy:

Schedule I to the
Representative Supplement to the

Junior Lien Intercreditor Agreement

Grantors

[                                        ]